EXECUTION VERSION
AMENDMENT AND RESTATEMENT AGREEMENT
This AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”), dated as of March 19, 2025, is among ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Borrower”), the other Loan Parties party hereto, each applicable Term Lender, Revolving Lender and issuing bank party hereto (the “Issuing Banks”) and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), relating to (a) that certain Amended and Restated Credit Agreement, dated as of December 22, 2020, among the Borrower, the lenders party thereto from time to time, JPMorgan. as administrative agent and collateral agent, and the other agents and parties party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to giving effect to this Agreement, the “Existing Credit Agreement”, and as amended and restated by this Agreement, the “Amended and Restated Credit Agreement”) and (b) that certain Guarantee and Collateral Agreement, dated January 2, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Guarantee and Collateral Agreement”, and as amended and restated by this Agreement, the “Amended and Restated Guarantee and Collateral Agreement”), by and among the Borrower, the grantors party thereto and the Administrative Agent.
RECITALS:
WHEREAS, Borrower has requested, pursuant to Section 2.22 of the Existing Credit Agreement, (x) Refinancing Term Loan Commitments (as defined in the Existing Credit Agreement) in the form of a new term loan facility in an aggregate principal amount of $760,000,000 (the “Refinancing Term Facility”, and the loans thereunder, the “Refinancing Term Loans”, and the lenders thereunder, the “Refinancing Term Lenders”), and the proceeds of the Refinancing Term Loans will be used to refinance in full all Term Loans outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date (the “Existing Term Loans”, and a term lender that holds any Existing Term Loans under the Existing Credit Agreement, an “Existing Term Lender”), (y) Refinancing Revolving Credit Commitments (as defined in the Existing Credit Agreement) in the form of a new revolving credit facility in an aggregate committed principal amount of $500,000,000 (the “Refinancing Revolving Credit Facility”, and the commitments thereunder, the “Refinancing Revolving Commitments” and each Revolving Lender under the Amended and Restated Credit Agreement with a Refinancing Revolving Commitment, a “Refinancing Revolving Lender”) to replace the Revolving Credit Commitments as defined in, and outstanding under, the Existing Credit Agreement (the “Existing Revolving Commitments”, and the loans made from time to time pursuant thereto, the “Existing Revolving Loans”, and each Revolving Lender under the Existing Credit Agreement with an Existing Revolving Commitment, an “Existing Revolving Lender”) and the deemed borrowings described herein under the Refinancing Revolving Credit Facility will be used to refinance the Existing Revolving Loans outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date and (z) immediately after giving effect to the foregoing and the application of the proceeds thereof, that the Existing Credit Agreement be amended and restated on the terms and conditions set forth herein (the foregoing transactions described in this paragraph, the “Transactions”).
WHEREAS, certain Existing Term Lenders, by execution and delivery of their “Cashless Roll Election” (each, a “Rollover Lender Consent”) attached to the Election Notice Memorandum posted on LendAmend to the Existing Term Lenders by the Administrative Agent on March 3, 2025, have (x) consented and agreed to the terms of that certain Cashless Roll Letter in the form attached as Annex I hereto (the “Rollover Letter”), dated as of the Restatement Effective Date, by and among the Borrower, the Administrative Agent, the Rollover Term Lenders (as defined below) and JPMorgan, in its capacity as a fronting lender thereunder (the “Fronting Lender”), and/or (y) irrevocably consented to, among other things, the terms of this Agreement and the Amended and Restated Credit Agreement.
NOW THEREFORE, the parties hereto hereby agree as follows:
Section 1.Defined Terms. Unless otherwise specifically defined herein, each term used herein has the meaning assigned to such term in the Amended and Restated Credit Agreement.
Section 2.Refinancing Term Facilities; Cashless Rollover.
(a)(i) Each Refinancing Term Lender hereby commits to provide (and in the case of any Rollover Term Lender, be deemed to provide) Refinancing Term Loans to the Borrower on the Restatement Effective Date in accordance with the terms of the Amended and Restated Credit Agreement and (ii) the Fronting Lender shall fund the Refinancing Term Commitments on behalf of the Refinancing Term Lenders in an amount net of the aggregate Rollover Amounts (as defined below).
(b)Each Existing Term Lender that has executed and delivered a signature page to the Rollover Lender Consent (each, a “Rollover Term Lender”) agrees to exchange the principal amount of its Existing Term Loans for Refinancing Term Loans on the Restatement Effective Date in accordance with the Rollover Letter and its Rollover Lender Consent, to the extent of the sum of such Existing Term Lender’s Allocated Amount (as defined in the Rollover Letter, the “Rollover Amount”) subject to the conditions set forth herein and in the Amended and Restated Credit Agreement. It is understood and agreed that, subject to the terms of the Rollover Letter and this Agreement, simultaneously with the exchange of Existing Term Loans into Refinancing Term Loans by each Rollover Term Lender and the payment to such Rollover Term Lender of all accrued and unpaid interest and fees (if any) in respect of its Existing Term Loans (including, if the Rollover Amount of such Rollover Term Lender is less than the Existing Term Loans of such Rollover Term Lender, the principal amount of the Existing Term Loans representing the difference between the Existing Term Loans held by such Rollover Term Lender over the Rollover Amount of such Rollover Term Lender), such Existing Term Loans shall be, and be deemed to be, extinguished, repaid in full and no longer outstanding under the Existing Credit Agreement after giving effect to the Transactions and such Rollover Term Lender shall thereafter hold a Refinancing Term Loan under the Amended and Restated Credit Agreement in an aggregate principal amount equal to such Rollover Term Lender’s Rollover Amount under the Amended and Restated Credit Agreement.
(c)The Borrower shall prepay in full the Existing Term Loans by directing the Administrative Agent to apply the funds made available to the Administrative Agent pursuant to clause (b) above to prepay in full the Existing Term Loans.
(d)By executing and delivering a signature page to its Rollover Lender Consent, each Rollover Term Lender irrevocably agrees to the terms of this Agreement, the Amended and Restated Credit Agreement and the other Loan Documents executed in connection herewith and therewith and the Transactions contemplated hereby and thereby.
Section 3.Refinancing Revolving Credit Facility.
(a)As of the Restatement Effective Date, (i) each Refinancing Revolving Lender hereby commits to provide Refinancing Revolving Commitments to the Borrower on the Restatement Effective Date in an aggregate amount equal to the amount set forth opposite such Refinancing Revolving Lender’s name on Schedule 2.01 to the Amended and Restated Credit Agreement under the heading “Initial Revolving Credit Commitment”, (ii) all L/C Obligations (under and as defined in the Existing Credit Agreement) of such Refinancing Revolving Lenders shall automatically be replaced with its L/C Commitments set forth on Schedule 2.01 attached to the Amended and Restated Credit Agreement for all purposes under the Amended and Restated Credit Agreement (and each Letter of Credit issued by such Refinancing Revolving Lender in its capacity as an Issuing Bank under the Existing Credit Agreement and outstanding under the Revolving Facility shall be deemed as being issued and outstanding under the
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Refinancing Revolving Credit Facility) and (iii) all Existing Revolving Loans of such Refinancing Revolving Lender shall automatically be replaced with, and converted to, Initial Revolving Loans for all purposes under the Amended and Restated Credit Agreement.
(b)By executing and delivering a signature page to this Agreement, each Refinancing Revolving Lender and Issuing Bank irrevocably agrees to the terms of this Agreement, the Amended and Restated Credit Agreement and the other Loan Documents executed in connection herewith and therewith and the Transactions contemplated hereby and thereby.
Section 4.Amendments and Restatements of the Existing Credit Agreement and Other Loan Documents. Effective as of the Restatement Effective Date, in each case immediately after giving effect to the Refinancing:
(a)The Existing Credit Agreement (including the schedules and exhibits thereto) is hereby amended and restated in its entirety in the form of the Amended and Restated Credit Agreement attached as Exhibit A hereto (including the schedules and exhibits thereto).
(b)The Amended and Restated Guarantee and Collateral Agreement shall be executed and delivered in the form attached as Exhibit B hereto (including the schedules and exhibits thereto).
(c)The Amended and Restated Intellectual Property Security Agreements shall be executed and delivered, in each case, in the form attached as Exhibit C hereto (including the schedules and exhibits thereto).
Section 5.Conditions to the Restatement Effective Date. This Agreement shall become effective as of the first date (such date, the “Restatement Effective Date”) when each of the following conditions shall have been satisfied or waived by the Lenders party hereto:
(a)the Administrative Agent (or its counsel) have received from (w) the Borrower, each other Loan Party, each Refinancing Revolving Lender and each Refinancing Term Lender an executed counterpart or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that such party has signed a counterpart, in each case, of this Agreement (which shall be deemed to also constitute an executed counterpart or written confirmation that such party has signed a counterpart, in each case, of the Amended and Restated Credit Agreement), (x) each Loan Party, an executed counterpart or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that such party has signed a counterpart, in each case, of (i) the Amended and Restated Guarantee and Collateral Agreement and (ii) each Amended and Restated Intellectual Property Security Agreement entered into in connection with this Agreement (in form reasonably satisfactory to the Administrative Agent), (y) the Borrower and the Fronting Lender an executed counterpart or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that such party has signed a counterpart of the Rollover Letter and (z) each Rollover Term Lender an executed counterpart or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that such party has signed a counterpart of the Rollover Lender Consent (it being understood that a signed counterpart to the Rollover Lender Consent by any Rollover Term Lender shall constitute a signed signature page to this Agreement by each such Person and to the Rollover Letter by each such Rollover Term Lender);
(b)each of the conditions precedent set forth in Section 4.02 of the Amended and Restated Credit Agreement shall have been satisfied or waived to the extent provided for therein; and
(c)substantially concurrently with the making of the Refinancing Term Loans, (i) the Existing Term Loans (together with any accrued but unpaid interest thereon and all fees or premiums, if any, with respect thereto) shall be exchanged, repaid or paid, as applicable, in full (including pursuant to the Rollover Letter) and (ii) any accrued but unpaid interest and commitment fees on the Existing Revolving Loans shall be paid in full.
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Section 6. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Existing Credit Agreement as amended and restated hereby (including with respect to the Refinancing Term Loans and the Refinancing Revolving Commitments contemplated by this Agreement) and the other Loan Documents (as amended and restated hereby, to the extent applicable) (i) continue to be entitled to the benefits of the guarantees and the security interests set forth or created in the Existing Credit Agreement and the other Loan Documents, in each case, with only the terms thereof being modified to the extent provided in this Agreement and (ii) continue to constitute “Obligations” and “Secured Obligations” as such terms are defined in the Existing Credit Agreement and the Amended and Restated Credit Agreement, subject to the qualifications and exceptions described therein, (b) the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified to the extent provided in this Agreement, as applicable, and (c) each Lender party hereto shall be or continue to be a “Secured Party” and a “Lender” for all purposes of the Existing Credit Agreement, the Amended and Restated Credit Agreement and the other Loan Documents. Subject to the modifications provided in this Agreement, each Loan Party ratifies and confirms that all guarantees provided and all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to guarantee and secure full payment and performance of the Secured Obligations as modified hereby. This Agreement, the Amended and Restated Credit Agreement, the Amended and Restated Guarantee and Collateral Agreement, the Amended and Restated Intellectual Property Security Agreements and any other Loan Document or other document or instrument executed and delivered in connection herewith do not constitute a novation or termination of the obligations of the Loan Parties under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Restatement Effective Date.
Section 7. Authorization from the Lenders. Each Refinancing Revolving Lender and each Refinancing Term Lender authorizes and instructs the Administrative Agent to execute such documents and take such actions as the Borrower may reasonably request to terminate the Control Agreements (as defined in the Existing Credit Agreement) executed prior to the date hereof pursuant to the Existing Credit Agreement.
Section 8. Governing Law.
(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).
(b)The jurisdiction and waiver of jury trial provisions in Sections 9.11 and 9.15 of the Amended and Restated Credit Agreement are hereby incorporated by reference into this Agreement and shall apply, mutatis mutandis, to this Agreement.
Section 9.Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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Section 11.Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
Section 12.Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
ENERGIZER HOLDINGS, INC.
ENERGIZER INVESTMENT COMPANY ENERGIZER BRANDS, LLC
ENERGIZER, LLC
ENERGIZER MANUFACTURING, INC. ENERGIZER INTERNATIONAL, INC.
ENERGIZER INTERNATIONAL SUB, LLC ENERGIZER AUTO BRANDS, INC.
ENERGIZER AUTO, INC.
ENERGIZER AUTO MANUFACTURING, INC. ENERGIZER AUTO SALES, INC.
ENERGIZER BRANDS III LLC
By:__/s/ John J. Drabik_____________________
Name:    John J. Drabik
Title:    Executive Vice President and Chief            Financial Officer of the Borrower and             Vice President of each Loan Party
[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Collateral Agent, a Swingline Lender, an Issuing Bank and a Lender
By:_/s/ Rohan Bhatia______________
Name:    Rohan Bhatia
Title:    Vice President

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

[LENDER SIGNATURE PAGES OMITTED]
[Signature Page – Amendment and Restatement Agreement]

Annex I*

Cashless Roll Letter

[Omitted.]

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

Exhibit A

Amended and Restated Credit Agreement

[See attached]

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
March 19, 2025
among
ENERGIZER HOLDINGS, INC.,
as the Borrower,

THE LENDERS PARTY HERETO,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and Collateral Agent, and
_________________________________________
JPMORGAN CHASE BANK, N.A.,
BofA SECURITIES, INC.
CITIBANK, N.A.,
BARCLAYS BANK PLC
and
MORGAN STANLEY SENIOR FUNDING, INC.
as Joint Lead Arrangers and Joint Bookrunners for the Credit Facilities,
BANK OF AMERICA, N.A.
and
CITIBANK, N.A.,
as Co-Syndication Agents,
and
BARCLAYS BANK PLC,
MORGAN STANLEY SENIOR FUNDING, INC.,
MUFG BANK, LTD.
and
STANDARD CHARTERED BANK,
as Co-Documentation Agents

(i)

(ii)

(iii)

SCHEDULES
Schedule 1.01(a)    –    Existing Letters of Credit
Schedule 1.01(b)    –    Subsidiary Guarantors
Schedule 2.01    –    Lenders and Commitments as of the Closing Date
Schedule 3.08    –    Subsidiaries
Schedule 3.17    –    Owned Real Property
Schedule 5.10    –    Unrestricted Subsidiaries
Schedule 5.11    –    Post-Closing Matters
Schedule 6.01    –    Existing Indebtedness
Schedule 6.02    –    Existing Liens
EXHIBITS
Exhibit A    –    [Reserved]
Exhibit B-1    –    Form of Assignment and Acceptance
Exhibit B-2    –    Form of Affiliated Lender Assignment and Acceptance
Exhibit C    –    Form of Borrowing Request
Exhibit D    –    Form of Guarantee and Collateral Agreement
Exhibit E    –    Form of Non-Bank Certificate
Exhibit F    –    Form of Intellectual Property Security Agreement
Exhibit G    –    Form of Intercompany Subordination Agreement
Exhibit H-1    –    Form of First Lien Intercreditor Agreement
Exhibit H-2    –    Form of First Lien/Second Lien Intercreditor Agreement

(iv)

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 19, 2025 (this “Agreement”), among ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Borrower”), the LENDERS (as defined herein) and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as the Administrative Agent and the Collateral Agent. Capitalized terms used herein shall have the meanings set forth in Article I.
RECITALS
The Lenders are willing to extend credit to the Borrower and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower, in each case, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
Section 1.01.Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Lender” shall mean, at any time, any Person (other than a Person who is already a Lender at that time), other than a Disqualified Institution, that agrees to provide any portion of (a) an Incremental Term Loan or a Revolving Commitment Increase pursuant to an Incremental Amendment in accordance with Section 2.26 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.27; provided, that (i) the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld or delayed) to such Additional Lender if such consent would otherwise be required under Section 9.04(b) for an assignment of Loans or Revolving Credit Commitments to such Additional Lender, (ii) no Affiliated Lender may provide any Revolving Commitment Increase and (iii) any Incremental Term Facility provided by an Affiliated Lender shall be subject to the restrictions on Term Loans purchased by Affiliated Lenders set forth in Section 9.04(k) (and any Term Loans to be made by an Affiliated Lender (other than a Debt Fund Affiliate) pursuant to Section 2.26 shall be subject to the limitation set forth in Section 9.04(k)(iv) as if such Term Loan were purchased as of the applicable Incremental Facility Closing Date).
“Adjusted Term SOFR” shall mean, subject to the provisions of Section 1.12(a), with respect to any SOFR Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) Term SOFR for such calculation plus in the case of Revolving Loans only, 0.10% and (b) the Floor.
“Administration Fee” shall have the meaning assigned to such term in Section 2.05(b).
“Administrative Agent” shall mean JPMorgan, in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent appointed pursuant to Article VIII.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form supplied from time to time by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender or Agent, nor any of their respective Affiliates (other than any Affiliated Lender or any Debt Fund Affiliate), shall be deemed to be an Affiliate of the Borrower or any of its subsidiaries by virtue of its capacity as a Lender or Agent hereunder.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 5.13.
“Affiliated Lender” shall mean any Non-Debt Fund Affiliate, the Borrower and/or any subsidiary of the Borrower.
“Affiliated Lender Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.04) and accepted by the Administrative Agent in the form of Exhibit B-2 or any other form approved by the Administrative Agent and the Borrower.
“Agency Fee Letter” shall mean that certain Amended and Restated Agent Fee letter, dated as of March 14, 2025, by and between the Borrower and the Administrative Agent.
“Agents” shall have the meaning assigned to such term in Article VIII.
“Aggregate Revolving Credit Exposure” shall mean, at any time, the aggregate amount of the Lenders’ Revolving Credit Exposures at such time.
“Agreement” shall have the meaning assigned to such term in the preamble.
“Allocable Revolving Share” shall have the meaning assigned to such term in Section 2.13(a)(iii).
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the US Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (c) Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided, that for the purpose of this definition, Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology) and (d) (i) solely in the case of the Initial Term Loans, 1.00% per annum and (ii) solely in the case of the Initial Revolving Loans, 1.00% per annum. Any change in the Alternate Base Rate due to a change in the US Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective on the effective date of such change in the US Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, as the case may be.
“Ancillary Fees” shall have the meaning assigned to such term in Section 9.08(b)(viii).
“Anti-Corruption Laws” shall mean the United Kingdom Bribery Act of 2010 and the FCPA, and any other laws, rules, and regulations of any jurisdiction applicable to the Borrower or its subsidiaries concerning or relating to bribery or corruption.
“Applicable Percentage” shall mean, for any day:
(a)with respect to any Initial Term Loan, a percentage per annual to (i) 2.00%, in the case of a SOFR Term Loan or (ii) 1.00% in the case of an ABR Term Loan;
(b)with respect to (i) any SOFR Revolving Loan or ABR Revolving Loan the applicable percentage per annum set forth in the table immediately below under the caption “SOFR Spread” or “ABR Revolving Spread and Swingline Loans”, as the case may be, (ii) the Commitment Fee for the Revolving Credit Commitments, the applicable percentage per annum set forth in the table immediately below under the caption “Commitment Fee Percentage”, and (iii) any Swingline Loan, the applicable percentage per annum set forth in the table immediately below under the caption “ABR Revolving Spread and Swingline Loans” (in the case of clauses (i), (ii) and (iii) above of this clause (b), based upon the Consolidated Leverage Ratio as of the relevant date of determination):

Consolidated Leverage Ratio	SOFR Spread	ABR Revolving Spread and Swingline Loans	Commitment Fee Percentage
Category 1 Greater than 4.25:1.00	2.000%	1.000%	0.300%
Category 2 Less than or equal to 4.25:1.00 but greater than 3.75:1.00	1.750%	0.750%	0.250%
Category 3 Less than or equal to 3.75:1.00 but greater than 3.25:1.00	1.625%	0.625%	0.225%
Category 4 Less than or equal to 3.25:1.00 but greater than 2.75:1.00	1.500%	0.500%	0.200%
Category 5 Less than or equal to 2.75:1.00	1.375%	0.375%	0.175%

(c)in respect of any Indebtedness incurred or commitment fee pertaining to Commitments established under Section 2.26 or 2.27, as applicable, as set forth in the Incremental Amendment or Refinancing Amendment, as the case may be.
In respect of clauses (a), (b) and (c) of this definition, each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective on and after the third (3rd) Business Day following the delivery to the Administrative Agent of the Section 5.04 Financials and a Pricing Certificate indicating such change until and including the date immediately preceding the third (3rd) Business Day following the next date of delivery of such financial statements and the related Pricing Certificate indicating another such change. Notwithstanding the foregoing, in respect of clauses (a), (b) and (c) of this definition, until the Borrower shall have delivered the first Section 5.04 Financials and the related Pricing Certificate after the Closing Date, the Applicable Percentage shall be the applicable rate per annum set forth below in Category 1 of the table set forth above. In addition, at the option of the Administrative Agent and the Required Lenders, (x) at any time during which the Borrower has failed to deliver the Section 5.04 Financials or the related Pricing Certificate by the date required hereunder or (y) at any time after the occurrence and during the continuance of a Specified Default, then with respect to such events described in clauses (x) and (y), in the case of clauses (a), (b) and (c) of this definition, the Consolidated Leverage Ratio shall be deemed to be in the then-existing category for the purposes of determining the Applicable Percentage (but only for so long as such failure or Event of Default, as applicable, continues, after which the Category shall be otherwise as determined as set forth above). For purposes of this definition, the amount of unrestricted cash and Cash Equivalents held by any Person and cash and Cash Equivalents of such Person that are restricted in favor of the Credit Facilities (which may also include, for the avoidance of doubt, cash and Cash Equivalents securing other Indebtedness secured by a Permitted Lien on the Collateral along with the Liens securing the Credit Facilities) under clause (b) of the definition of “Consolidated Indebtedness” shall not exceed $300,000,000.
“Approved Fund” shall mean, with respect to any Lender, any Fund that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
“Arrangers” shall mean, collectively and as the context may require, JPMorgan, BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Citibank, N.A., Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., in their capacity as joint lead arrangers and joint bookrunners.
“ASC” shall mean the Accounting Standards Codification promulgated by the Financial Accounting Standards Board.
“Asset Sale” shall mean any sale, lease (other than an operating lease), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of
(a)any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law),
(b)all or substantially all the assets of any division or line of business of the Borrower or any Restricted Subsidiary, or
(c)any other Property of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary
(d)other than, in the case of clause (a), (b) or (c) above (each of the following, a “Permitted Asset Sale”):
(i)any disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary;
(ii)any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 6.03;
(iii)any disposition effected in compliance with Section 6.04(a);
(iv)any disposition that does not involve assets having a Fair Market Value or consideration in excess of the greater of (x) $35,000,000 and (y) 5.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters (measured at the time such disposition is contractually committed to), determined on a pro forma basis;
(v)any disposition of cash or Cash Equivalents;
(vi)any disposition of obsolete, damaged or worn out property or equipment or property or equipment that is no longer useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;
(vii)[reserved];
(viii)any disposition pursuant to a Sale and Leaseback Transaction;
(ix)the creation or Incurrence of a Permitted Lien or any other Lien created or Incurred in compliance with Section 6.02 and dispositions in connection therewith;
(x)[reserved];
(xi)dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(xii) (a) the issuance by a Restricted Subsidiary of Disqualified Stock that is permitted by Section 6.01, (b) any issuance or sale of Capital Stock of any Restricted Subsidiary to the Borrower or another Restricted Subsidiary or (c) any issuance or sale of Capital Stock of any Restricted Subsidiary to the Borrower or a Restricted Subsidiary or to other holders of Capital Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary so long as the Borrower or such Restricted Subsidiary (1) receives at least its pro rata share of such dividend or distribution (to the extent such issuance of Capital Stock is being received as a dividend or distribution) or (2) such transaction is made with all equity holders of such non Wholly Owned Subsidiary on a pro rata basis and the economic ownership interest of the Borrower and its Restricted Subsidiaries in such non Wholly Owned Subsidiary is not reduced by such transaction;
(xiii)a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;
(xiv)foreclosure on assets or property;
(xv)any (a) grant of licenses, covenants not to sue, releases or other similar rights or immunities with respect to Intellectual Property or (b) sale, transfer or other disposition of any Intellectual Property, in each case of (a) and (b), in the ordinary course of business or which, in the business judgment of the Borrower or the applicable Restricted Subsidiary, do not materially interfere with the business of the Borrower and its Restricted Subsidiaries as a whole;
(xvi)any sale or other disposition or pledge of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(xvii)the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;
(xviii)the lapse, abandonment, invalidation of, discontinuing the use or maintenance of, putting into the public domain or any other disposition of Intellectual Property in the ordinary course of business or which, in the business judgment of the Borrower or the applicable Restricted Subsidiary, are no longer material to the business of the Borrower and its Restricted Subsidiaries as a whole;
(xix)the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;
(xx)sales of inventory in the ordinary course of business;
(xxi)any exchange of like-kind property (excluding any securities) pursuant to Section 1031 of the Code that are used or useful in a Similar Business;
(xxii)condemnations or any similar action on assets;
(xxiii)[reserved];
(xxiv)dispositions of accounts receivable and related assets to a Securitization Subsidiary or to banks, investment banks, insurance companies, mutual funds or other institutional lenders in connection with a Permitted Receivables Financing;
(xxv)any non-recourse (except for customary (as conclusively determined in the good faith determination of the Borrower) representations, warranties, guarantees, Liens, performance undertakings, covenants and indemnities and/or similar undertakings made in connection with such facilities (collectively, “Customary Securitization Undertakings”)) factoring of accounts receivable pursuant to a factoring program sponsored by a retailer of national standing in partnership with a financial institution or otherwise entered into by the Borrower or any of its subsidiaries with a financial institution;

(xxvi)sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar agreements; and
(xxvii)the disposition of any assets (including Capital Stock) (i) acquired in a transaction permitted under this Agreement, which assets are not used or useful in the business of the Borrower and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any acquisition permitted under this Agreement.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the Borrower, substantially in the form of Exhibit B-1 or such other form as shall be reasonably approved by the Administrative Agent.
“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.25(c).
“Auto Care Acquisition” shall mean the acquisition by the Borrower of the Transferred Entities (as defined in the Auto Care Acquisition Agreement) and the Transferred Assets (as defined in the Auto Care Acquisition Agreement) and the assumption of the Assumed Liabilities (as defined in the Auto Care Acquisition Agreement) pursuant to the Auto Care Acquisition Agreement or any other Transaction Document (as defined in the Auto Care Acquisition Agreement).
“Auto Care Acquisition Agreement” shall mean the Acquisition Agreement dated as of November 15, 2018 between Spectrum Brands Holdings, Inc. and the Borrower, as amended, modified or supplemented from time to time.
“Auto Care Transactions” shall mean the consummation of the Auto Care Acquisition and all other transactions related or incidental to, or in connection with, the Auto Care Acquisition.
“Available Currency” shall mean (i) with respect to Term Loans, US Dollars, (ii) with respect to Revolving Loans, US Dollars, (iii) with respect to Letters of Credit, US Dollars and (iv) with respect to Swingline Loans, US Dollars.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 1.12.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliate (other than through liquidation, administration or other insolvency proceedings).
“Battery Acquisition” shall mean the acquisition by the Borrower of the Transferred Entities (as defined in the Battery Acquisition Agreement) and the Transferred Assets (as defined in the Battery Acquisition Agreement) and the assumption of the Assumed Liabilities (as defined in the Battery Acquisition Agreement) pursuant to the Battery Acquisition Agreement or any other Transaction Document (as defined in the Battery Acquisition Agreement).
“Battery Acquisition Agreement” shall mean the Acquisition Agreement dated as of January 15, 2018 between Spectrum Brands Holdings, Inc. and the Borrower, as amended and restated as of November 15, 2018, and as further amended, modified or supplemented from time to time.
“Battery Transactions” shall mean the consummation of the Battery Acquisition and all other transactions related or incidental to, or in connection with, the Battery Acquisition.
“Benchmark” shall mean, initially, Term SOFR; provided, that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 1.12.
“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)the Daily Simple SOFR; or
(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for US Dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for US Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents)
“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof) or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been, or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark

(or such component), as applicable, in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean: (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee of the board of directors; (2) with respect to a partnership, the board of directors (or other governing body) of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Bona Fide Debt Fund” shall mean any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Borrower and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (i) makes, has the right to make or participates with others in making any investment decisions with respect to such Person or (ii) has access to any information (other than information that is publicly available) relating to the Borrower or its subsidiaries or any entity that forms a part of the business of the Borrower or any of its subsidiaries; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers in accordance with paragraph (a)(i) of the definition of “Disqualified Institution” or any reasonably identifiable Affiliate of any such Person.

“Borrower” shall have the meaning assigned to such term in the preamble.
“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Business Day” shall mean any day, other than a Saturday or Sunday, on which banks are open for business in New York City; provided that a “Business Day” shall be any such day that is only a U.S. Government Securities Business Day in relation to any Loan referencing Adjusted Term SOFR and any interest rate setting, funding, disbursement, settlement or payment of any such Loan referencing Adjusted Term SOFR or any other dealings of such Loan referencing Adjusted Term SOFR.
“Business Optimization Initiative” shall mean any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, cost savings initiative, operating improvement, restructuring and/or any similar initiative or Subject Transaction.
“Canadian Dollars” or “CAN$” shall mean lawful money of Canada.
“Capital Expenditures” shall mean, as to any Person for any period, the additions to property, plant and equipment, software purchases and development expenditures which can be capitalized under GAAP and other capital expenditures of such Person and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.
“Capitalized Lease Obligations” shall mean, as to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Issuing Bank or Swingline Lender (as applicable) and the Lenders, as collateral for L/C Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances (in the case of L/C Exposure in the respective currency or currencies in which the applicable L/C Exposure is denominated) or, if the Administrative Agent, Issuing Bank or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case in an amount equal to 103% of the relevant L/C Exposure, Obligations in respect of Swingline Loans or obligations of Lenders to fund participations and pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or the Swingline Lender, as applicable (which documents are hereby consented to by the Lenders). “Cash Collateral”, “Cash Collateralization”, “Cash Collateralizing” and “Cash Collateralized” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean:
(a)US Dollars and Canadian Dollars;
(b)(i)    euros and sterling; and
(ii)in the case of the Borrower or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;
(c)securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, the Canadian government, the United Kingdom government, any member state of the European economic area or any Participating Member State or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(d)certificates of deposit, time deposits and eurodollar time deposits, bankers’ acceptances and overnight bank deposits, in each case with any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies;
(e)repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;
(g)marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and institutional money market funds registered under the Investment Company Act of 1940;
(h)readily marketable direct obligations issued by any state, commonwealth or territory of the United States, the United Kingdom government, any member state of the European economic area or any Participating Member State or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
(i)Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
(j)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or any 2(a)-7 money fund; and
(k)investment funds investing 95% of their assets in securities of the types described in clauses (a) through (j) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above; provided, that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement or, in the case of an assignee, an adoption after the date such Person became a party to this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, in the case of an assignee, a change after the date such Person became a party to this Agreement, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date the relevant Lender or Issuing Bank becomes a party to this Agreement; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” shall mean an event or series of events by which:
(a)any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35.0% or more of the voting power of the then outstanding Capital Stock of the Borrower entitled to vote generally in the election of the directors of the Borrower; or
(b)the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for cash, securities or other property;
provided that (i) a Person or group shall not be deemed to beneficially own voting power or voting stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the voting power or voting stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Capital Stock of another Person as a result of its ownership of the Capital Stock or other securities of such other Person’s parent company (or any related contractual right) unless it beneficially owns or controls 35% or more of the total voting power of the Capital Stock entitled to vote for the election of directors of such Person’s parent company having a majority of the aggregate votes on the board of directors (or equivalent governing body) of such Person’s parent company, (iii) the right to acquire voting stock or any veto power in connection with any action (including the acquisition or disposition of voting stock) does not cause a Person to constitute a beneficial owner, and (iv) a transaction shall not give rise to a Change of Control solely as a result of the Borrower becoming a direct or indirect wholly-owned subsidiary of a parent company if immediately following such transaction, no Person or group (determined as provided above), is the beneficial owner, directly or indirectly, of more than 35% of the voting stock of any parent company that is not a subsidiary of any other parent company who beneficially owns, directly or indirectly, more than 35% of the Borrower.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Revolving Loans, Other Revolving Loans of the same Series, Initial Term Loans, Replacement Term Loans, Other Term Loans of the same Series, Incremental Term Loans of the same Series or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Initial Revolving Credit Commitment, Other Revolving Credit Commitment of the same Series of the same Series, Other Term Loan Commitment of the same Series or Swingline Commitment; provided, that (i) Initial Revolving Loans and Other Revolving Loans of the same Series and (ii) Initial Revolving Credit Commitments, Other Revolving Credit Commitments of the same Series shall be deemed to be part of the same Class of Loans or Commitments, as applicable, for purposes of (and only for purposes of) Revolving Credit Borrowings and participations in Letters of Credit and Swingline Loans.
“Closing Date” shall mean March 19, 2025.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document to secure the Obligations of any Loan Party.
“Collateral Agent” shall mean JPMorgan, in its capacity as collateral agent for the Secured Parties, and any other Person acting as the Collateral Agent under any Intercreditor Agreement and shall include any successor collateral agent appointed pursuant to Article VIII.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“Commitments” shall mean the Revolving Credit Commitments, the Swingline Commitments and, if applicable, any Other Revolving Credit Commitments and/or any Other Term Loan Commitments.
“Company Competitor” shall mean (a) any competitor of the Borrower and/or any of its subsidiaries and (b) any Affiliate of any such competitor (other than any such Affiliate that is a Bona Fide Debt Fund).
“Consolidated First Lien Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) Consolidated Indebtedness as of such date for the Borrower and its Restricted Subsidiaries on a consolidated basis that is secured by first-priority Liens on the Collateral to (b) EBITDA for the most recently ended Test Period.
“Consolidated Fixed Charges” shall mean, for any period for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication, of,
(a)    Consolidated Interest Expense for such period, plus
(b)    Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock.
“Consolidated Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) EBITDA to (b) Consolidated Fixed Charges, in each case, for the most recently ended Test Period.
“Consolidated Indebtedness” shall mean, as of any date of determination with respect to any Person, the sum, without duplication, of (a) the total outstanding principal amount of Indebtedness of such Person in respect of borrowed money (including obligations under drawn letters of credit that have not been reimbursed within three Business Days) and the liquidation preference of any Disqualified Stock less (b) the amount of unrestricted cash and Cash Equivalents held by such Person and cash and Cash Equivalents of such Person that are restricted in favor of the Credit Facilities (which may also include, for the avoidance of doubt, cash and Cash Equivalents securing other Indebtedness secured by a Permitted Lien on the Collateral along with the Liens securing the Credit Facilities); provided, however, that Consolidated Indebtedness shall be calculated to exclude (i) any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of unrestricted cash and (ii) undrawn letters of credit.
“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) EBITDA to (b) Consolidated Interest Expense, in each case, for the most recently ended Test Period.
“Consolidated Interest Expense” shall mean, for any period for the Borrower and its Restricted Subsidiaries, all interest expense on a consolidated basis determined in accordance with GAAP, but including, in any event, the interest component under Capitalized Lease Obligations, Synthetic Lease Obligations and any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Borrower or any Restricted Subsidiary in connection with a Permitted Receivables Financing, provided that Consolidated Interest Expense shall not include any cash, expenses or uses associated with factoring of receivables in the ordinary course.
“Consolidated Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) the Consolidated Indebtedness as of such date for the Borrower and its Restricted Subsidiaries on a consolidated basis to (b) EBITDA for the most recently ended Test Period.
“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Guarantor) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary, (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary, (d) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts, (e) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of assets of the Borrower or such Restricted Subsidiary, other than in the ordinary course of business, (f) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (g) the cumulative effect of a change in accounting principles, (h) the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof, (i) any fees and expenses paid in connection with the Auto Care Transactions and the Battery Transactions and other unusual or non-recurring gains or losses or income or expenses in connection with the Auto Care Transactions and the Battery Transactions, and (j) any restructuring charges and any fees, expenses and charges related to the Battery Transactions or any proposed or consummated equity offering, investment, acquisition, disposition, Incurrence of Indebtedness or recapitalization.
Notwithstanding the foregoing, (i) for purposes of Section 6.03 only, there shall be excluded from Consolidated Net Income any dividends, repayment of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Borrower or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that covenant pursuant to clause (c)(iv) thereof, and (ii) any net income (loss) of any Person (other than the Borrower) that is not a Restricted Subsidiary shall be excluded in calculating Consolidated Net Income, except that the Borrower’s equity in the net income of any such Person for any period shall be included without duplication, in such Consolidated Net Income up to the aggregate amount of cash distributed or that could have been distributed by the Person during such period to the Borrower or a Restricted Subsidiary as a dividend or distribution.
“Consolidated Secured Leverage Ratio” shall mean, as of the date of determination, the ratio of (a) the Consolidated Indebtedness as of such date for the Borrower and its Restricted Subsidiaries on a consolidated basis that is secured by Liens on the Collateral to (b) EBITDA for the most recently ended Test Period.
“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a)to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(b)to advance or supply funds
(i)for the purchase or payment of any such primary obligation, or
(ii)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(c)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Convertible Indebtedness” shall mean Indebtedness of the Borrower or any parent company (which may be guaranteed by any Loan Party) that is (a) permitted to be incurred hereunder and (b) either (i) convertible into common equity of the Borrower or any parent company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common equity) or (ii) sold as a unit with any call option, warrant and/or right to purchase (or any substantially equivalent derivative transaction) that is exercisable for common equity of the Borrower or any parent company and/or cash (in an amount determined by reference to the price of such common equity).
“Corresponding Tenor” shall mean, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Party” shall have the meaning assigned to such term in Section 9.24.
“Co-Documentation Agents” shall mean Barclays Bank PLC (and its successors), Morgan Stanley Senior Funding, Inc. (and its successors), MUFG Bank, Ltd. (and its successors) and Standard Chartered Bank (and its successors), each in their respective capacities as co-documentation agent for the loan transactions evidenced by this Agreement.
“Co-Syndication Agents” shall mean Bank of America, N.A. (and its successors) and Citibank, N.A. (and its successors), each in their respective capacities as co-syndication agent for the loan transactions evidenced by this Agreement.
“Credit Agreement Refinancing Indebtedness” shall mean Indebtedness incurred or revolving credit commitments obtained, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in conversion of or exchange for, or to extend, renew, replace or refinance, in whole or in part, then-existing Term Loans and/or then-existing Revolving Credit Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided, that:
(i)such extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Credit Commitments, the unused portion of such Other Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused commitments, including then-existing Revolving Credit Commitments, the amount thereof), except by an amount equal to (A) unpaid accrued interest and fees thereon and/or premium (including tender premium) with respect thereto and/or the amount of original issue discount and arrangement, commitment, underwriting, structuring or similar fees or amendment or consent fees payable in connection with such extending, renewing, replacing or refinancing Indebtedness, defeasance costs and costs and expenses incurred in connection therewith, plus (B) additional amounts permitted to be incurred pursuant to Section 6.01 and, if applicable, secured pursuant to Section 6.02, subject to any parameters set forth in the relevant provision of Section 6.01 or Section 6.02, as applicable,

(ii)other than with respect to the Inside Maturity Amount, Customary Bridge Loans and/or Customary Term A Loans and/or revolving Indebtedness, such Indebtedness has (x) a final maturity date that is later than or identical to the final maturity date of the Refinanced Debt (and in the case of any Credit Agreement Refinancing Indebtedness which pertains to (or is in the form of) a Term Loan, on or later than the Term Loan Maturity Date) and (y) and in the case of any Credit Agreement Refinancing Indebtedness which pertains to (or is in the form of) a Term Loan, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, and
(iii)unless such Credit Agreement Refinancing Indebtedness is incurred by means of extension, renewal, conversion or exchange without resulting in Net Cash Proceeds, such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid pursuant to, and in accordance with the applicable requirements of, Section 2.12.
“Credit Event” shall have the meaning assigned to such term in Section 4.01.
“Credit Facilities” shall mean the revolving credit, swingline and letter of credit facilities provided hereunder (including as contemplated by Section 2.26 and/or Section 2.27, if any), and the term loan facilities contemplated by Section 2.01, Section 2.26 and/or Section 2.27, if any.
“Credit Increase” shall have the meaning assigned to such term in Section 2.26(a).
“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Excess Cash Flow for each fiscal year ending after the Closing Date and prior to such date not required to prepay the Term Loans pursuant to Section 2.13(c) hereof; provided, that the portion of the Cumulative Retained Excess Cash Flow Amount that is attributable to any fiscal year (or portion thereof) that does not constitute an Excess Cash Flow Period shall be equal to 100% minus the ECF Percentage applicable in respect of such fiscal year (or portion thereof).
“Cured Default” shall have the meaning assigned to such term in Section 1.14(a).
“Current Assets” shall mean, at any time, (a) the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) and (b) in the event that a Permitted Receivables Financing is accounted for off-balance sheet, (x) gross receivables or similar or related assets comprising part of the assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).
“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding Revolving Loans, L/C Exposure and Swingline Loans, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) accruals for current or deferred Taxes based on income or profits and (e) accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of Consolidated Net Income pursuant to clause (a) thereof.
“Customary Bridge Loans” shall mean customary bridge loans with an initial maturity date of not longer than one year; provided, that, other than with respect to the Inside Maturity Amount and/or Customary Term A Loans, (a) the Weighted Average Life to Maturity of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not shorter than the Weighted Average Life to Maturity of any Class of then-existing Term Loans and (b) the final maturity date of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not earlier than the Latest Maturity Date applicable to the Term Loans on the date of the issuance or incurrence thereof.
“Customary Term A Loans” shall mean customary (in the good faith determination of the Borrower) “term A” loans, including any term loan that (a) has scheduled amortization of 2.50% or more per annum in at least one year during the term thereof, (b) has a final maturity date of five years or less and (c) is primarily syndicated to commercial and/or investment banks (as conclusively determined by the Borrower in good faith).
“Customary Securitization Undertakings” shall have the meaning assigned to such term in clause (c)(xxv) of the definition of “Asset Sale”.
“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“De Minimis ECF Threshold” shall have the meaning assigned to such term in Section 2.13(c).
“De Minimis Proceeds Threshold” shall have the meaning assigned to such term in Section 2.13(b).
“Debt Fund Affiliate” shall mean any Affiliate of the Borrower (other than the Borrower and its subsidiaries or any natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in the Borrower or its subsidiaries has the right to make investment decisions.
“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(g).
“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Deemed Date” shall have the meaning assigned to such term in Section 6.01.
“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean any Person that (a) defaulted in (or is otherwise unable to perform) its obligations under this Agreement, including any Person that has failed (which failure has not been cured) to fund any portion of the Revolving Loans, Term Loans or participations in the L/C Exposure required to be funded by it hereunder on the date required to be funded by it hereunder, (b) has otherwise failed (which failure has not been cured) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder on the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Sections 2.02, 2.23 or 2.25, or (d) is (or its parent entity is) insolvent or is the subject of a bankruptcy or insolvency proceeding or a Bail-in Action; provided, however, that any Person which ceases to be a “Defaulting Lender” as a result of a cure of any failure described in clause (a) or (b) above shall nevertheless constitute a Defaulting Lender for purposes of said clauses (and this Agreement) if such Lender has previously cured such a failure at least two times.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Discretionary Guarantor” shall have the meaning assigned to such term in Section 5.09(g).
“Disqualified Institutions” shall mean (a) (i) any Person identified in writing to the Arrangers on or prior to the Closing Date and (ii) any reasonably identifiable Affiliate of such Person and (b) (i) any Person that is or becomes a Company Competitor and is designated by the Borrower as such in a writing provided to the Administrative Agent after the Closing Date, which designation shall not apply retroactively to disqualify any Person that has previously acquired any assignment or participation interest in any Loan and (ii) any reasonably identifiable Affiliate of any such Company Competitor (other than a Bona Fide Debt Fund); provided, that an entity becoming an Affiliate of a Company Competitor shall not retroactively disqualify any Person that has previously acquired any assignment or participation interest in any Loan.
“Disqualified Person” shall have the meaning assigned to such term in Section 9.04(g).
“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable at the option of the holder thereof, or upon the happening of any event, automatically matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than (a) solely for Capital Stock which is not Disqualified Stock or solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder) or (b) to the extent the relevant obligation is conditioned upon the occurrence of the Termination Date or the permissibility of the applicable redemption under this Agreement), in whole or in part, in each case prior to the date 91 days after the earlier of the Latest Maturity Date then in effect at the time such Disqualified Stock is first issued or the date the Term Loans are no longer outstanding; provided, however, that (i) if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrower (or any parent company or any subsidiary) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.
“Disqualified Stock Dividends” shall mean all dividends with respect to Disqualified Stock of the Borrower or any Restricted Subsidiary held by Persons other than the Borrower or a Wholly Owned Subsidiary, to the extent paid in cash.
“disposition” shall have the meaning assigned to such term in the definition of “Asset Sale”.
“Domestic Subsidiaries” shall mean all subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“EBITDA” shall mean with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, for any period, Consolidated Net Income for such period, plus:
(a)without duplication and, other than with respect to clause (ix) below, to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:
(i)consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities) for such period (including imputed interest expense in respect of Capitalized Lease Obligations and Synthetic Lease Obligations),

(ii)consolidated income tax expense for such period,
(iii)all amounts attributable to depreciation and amortization (including amortization of deferred financing fees) for such period,
(iv)any non-cash extraordinary charges for such period,
(v)any other non-cash charges (except any non-cash charges that require accrual of a reserve for anticipated future cash payments for any period) for such period,
(vi)any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedge Agreements,
(vii)any extraordinary, infrequent, unusual or non-recurring losses, costs, charges or expenses,
(viii)restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation costs, one-time compensation charges, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses,
(ix)the amount of “run-rate” cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies (including the modification and renegotiation of contracts and other arrangements), that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to be reasonably anticipated to be realizable as a result of actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within 24 months after any Investment, acquisition (including the Auto Care Transactions and the Battery Transactions), disposition, merger, consolidation, reorganization or restructuring, transaction, cost savings initiative, other initiative or event, and in each case, added to EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions; provided that the aggregate amount added back pursuant to this clause (a)(ix) may not exceed 25.0% for any four fiscal quarter period of EBITDA for such period (after giving effect to any increase pursuant to this clause (a)(ix)), plus
(x)any fees, losses, expense or charges incurred or premiums or penalties paid during such period in connection with any issuance or redemption or repayment of debt or equity securities, any Refinancing transaction or any acquisition or Investment, in each case, whether or not consummated, minus
(b)without duplication:
(i)to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were added to Consolidated Net Income, and
(ii)to the extent included in determining such Consolidated Net Income, (A) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (B) any gains for such period attributable to early extinguishment of Indebtedness or obligations under any swap agreement or Hedging Obligation, all determined on a consolidated basis in accordance with GAAP, provided that EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents gains or losses attributable to any sale, transfer or other disposition of assets by the Borrower or any Restricted Subsidiary, other than dispositions in the ordinary course of business, provided further that EBITDA shall be calculated on a pro forma basis with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of pro forma basis.
“ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the Consolidated First Lien Leverage Ratio (calculated at the time of the relevant payment) is (a) less than or equal to 2.75:1.00 but greater than 2.25:1.00, then the ECF Percentage with respect to such fiscal year shall mean 25% and (b) less than or equal to 2.25:1.00, then the ECF Percentage with respect to such fiscal year shall mean 0%.
“ECF Prepayment Amount” shall have the meaning assigned to such term in Section 2.13(c).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness as conclusively determined by the Borrower in good faith in a manner consistent with generally accepted financial practices, taking into account the applicable (a) interest rate margins, (b) any interest rate floors or similar devices (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or, if lesser, remaining average life to maturity) paid directly by the Borrower generally to all relevant lenders ratably, but excluding any arrangement, structuring, commitment, underwriting, ticking, unused line and/or amendment fee or other fee payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees paid generally to consenting lenders; provided, however, that (A) to the extent that Adjusted Term SOFR (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Term Loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that Adjusted Term SOFR (with an Interest Period of three months) or Alternate Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield. All such determinations made by the Borrower as provided above shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders and the Administrative Agent shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” shall mean (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.04(k), any Affiliated Lender or any Debt Fund Affiliate; provided, that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 2.26, Section 2.27 and/or Section 9.04(k), the Borrower or any of its Affiliates.
“Engagement Letter” shall mean the Amended and Restated Engagement Letter, dated March 14, 2025. among, inter alias, the Borrower and the Arrangers.
“Environmental Laws” shall mean any and all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case, relating to pollution, protection of the environment, natural resources, or to human health and safety (as it relates to environmental protection or exposure to Hazardous Materials).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, but excluding any event for which the 30-day notice period is waived, with respect to a Pension Plan, (b) with respect to a Pension Plan, the failure to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the incurrence by any Loan Party or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Loan Party or an ERISA Affiliate from any Pension Plan or Multiemployer Plan, (d) the filing or a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC of any notice of the institution of proceedings to terminate any Pension Plan, (e) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) a complete or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, (g) the occurrence of a nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any Restricted Subsidiary could reasonably be expected to have any liability, (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or (i) the imposition of a Lien upon the Loan Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.
“Escrow” shall have the meaning assigned to such term in the definition of “Indebtedness”.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, the excess of:
(a)the sum, without duplication, of:
(i)EBITDA (without giving effect to clause (a)(vii) and/or, if applicable, clause (a)(ix) of the definition thereof);

(ii)the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year, but excluding any such reductions in working capital arising from the acquisition of any Person or disposition of assets by the Borrower and/or the Restricted Subsidiaries;
(iii)foreign currency translation gains received in cash related to currency remeasurements of indebtedness (including any net cash gain resulting from Hedge Agreements for currency exchange risk), to the extent not otherwise included in calculating EBITDA;
(iv)net cash gains resulting in such period from Hedging Obligations and the application of ASC 815 and IAS 39 and their respective pronouncements and interpretations, to the extent not otherwise included in calculating EBITDA; and
(v)extraordinary, unusual or nonrecurring cash gains (other than gains on dispositions), to the extent not otherwise included in calculating EBITDA;
minus
(b)the sum, without duplication, of
(i)the amount of any Taxes, including Taxes based on income, profits or capital, state, franchise, property and similar Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (to the extent added in calculating EBITDA), including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any intercompany distribution, in each case, payable in cash by the Borrower and its Restricted Subsidiaries (to the extent not otherwise deducted in calculating EBITDA), including payments made pursuant to any tax sharing agreements or arrangements among the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower (so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries);
(ii)Consolidated Interest Expense, including costs of surety bonds in connection with financing activities (to the extent included in Consolidated Interest Expense), to the extent payable in cash and not otherwise deducted in calculating EBITDA;
(iii)foreign currency translation losses payable in cash related to currency re-measurements of indebtedness (including any net cash loss resulting from Hedge Agreements for currency risk), to the extent not otherwise deducted in calculating EBITDA;
(iv)without duplication of amounts deducted pursuant to (A) this clause (iv) or clause (xviii) below in respect of a prior fiscal year or (B) Section 2.13(c)(ii)(B), Capital Expenditures of the Borrower and its subsidiaries made in cash prior to the date the Excess Cash Flow prepayment is required to be made pursuant to Section 2.13(c), to the extent financed with Internally Generated Cash;
(v)without duplication of amounts deducted pursuant to Section 2.13(c)(ii)(A) or (B), prepayments and repayments of long-term Indebtedness (including (A) the principal component of Capitalized Lease Obligations, (B) the amount of repayment of Loans pursuant to Section 2.11, any Permitted Receivables Financing and, to the extent made with the Net Cash Proceeds of a Prepayment Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, pursuant to Section 2.13(b), but excluding all other prepayments of the Loans and (C) the aggregate amount of any premium, make-whole or penalties paid in connection with any such repayments of Indebtedness), made by the Borrower and its Restricted Subsidiaries, but only to the extent that such repayments (x) by their terms cannot be reborrowed or redrawn and (y) are not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness);

(vi)the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year, but excluding any such additions to working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;
(vii)without duplication of amounts deducted pursuant to (A) this clause (vii) or clause (xviii) below in respect of a prior fiscal year or (B) Section 2.13(c)(ii)(A) or (B), the amount of Investments (other than Permitted Investments in (x) Cash Equivalents and Government Securities and (y) the Borrower or any of its Restricted Subsidiaries) made by the Borrower and its Restricted Subsidiaries, in cash, prior to the date the Excess Cash Flow prepayment is required to be made pursuant to Section 2.13(c) to the extent such Investments were financed with Internally Generated Cash;
(viii)letter of credit fees paid in cash, to the extent not otherwise deducted in calculating EBITDA;
(ix)extraordinary, unusual or nonrecurring cash charges, to the extent not otherwise deducted in calculating EBITDA;
(x)cash fees and expenses incurred in connection with the Transactions, any Investment, any disposition, any recapitalization, any equity offering, the issuance of any Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated and whether or not permitted by this Agreement);
(xi)cash charges added to EBITDA pursuant to the definition thereof and/or excluded from the calculation of Consolidated Net Income pursuant to the definition thereof;
(xii)[reserved];
(xiii)the amount of Restricted Payments made by the Borrower to the extent that such Restricted Payments were financed with Internally Generated Cash;
(xiv)cash expenditures in respect of Hedging Obligations (including net cash losses resulting in such period from Hedging Obligations and the application of ASC 815 and IAS 39 and their respective pronouncements and interpretations), to the extent not otherwise deducted in calculating EBITDA;
(xv)to the extent added to Consolidated Net Income, cash losses from any sale or disposition outside the ordinary course of business;
(xvi)cash payments by the Borrower and its Restricted Subsidiaries in respect of long-term liabilities (other than Indebtedness) of the Borrower and its Restricted Subsidiaries;
(xvii)the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed; and
(xviii)without duplication of (A) amounts deducted from Excess Cash Flow in respect of a prior fiscal year or (B) Section 2.13(c)(ii)(A) or (B), the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts or other legal obligations (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Investments (other than Investments in (x) Cash Equivalents and Government Securities and (y) the Borrower or any of its Restricted Subsidiaries) and/or Capital Expenditures to be consummated or made plus cash restructuring expenses to be incurred, in each case, during the period of 4 consecutive fiscal quarters of the Borrower following the end of such fiscal year; provided, that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Capital Expenditures or Investments during such period of 4 consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of 4 consecutive fiscal quarters;

“Excess Cash Flow Period” shall mean (a) the first full fiscal year ending after the Closing Date and (b) each fiscal year thereafter.
“Excess Permitted Refinancing Amounts” shall have the meaning assigned to such term in the definition of “Refinancing Indebtedness”.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” shall mean:
(a)(i) any Foreign Subsidiary or (ii) (A) any subsidiary that is not a Wholly-Owned Subsidiary and/or (B) any subsidiary of any subsidiary that is not a Wholly-Owned Subsidiary,
(b)any Immaterial Subsidiary,
(c)any subsidiary that is prohibited by contractual obligations from guaranteeing the Obligations,
(d)any Restricted Subsidiary acquired pursuant to a Permitted Investment or an acquisition permitted by Section 6.03 financed with secured Indebtedness permitted to be incurred pursuant to Section 6.01(b) (but only to the extent such Indebtedness is otherwise permitted to be secured under paragraph (s) of the definition of Permitted Liens) and each Restricted Subsidiary thereof that guarantees such indebtedness; provided, that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable,
(e)[reserved],
(f)(i) any Securitization Subsidiary and/or (ii) any Unrestricted Subsidiary,
(g)any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes the sole asset of which are Capital Stock of Foreign Subsidiaries,
(h)[reserved],
(i)any Restricted Subsidiary that (i) is prohibited or restricted from providing a guaranty of the Obligations by any requirement of law or (ii) would require a governmental (including regulatory) or third party consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to provide a guaranty of the Obligations (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles), unless such consent, approval, license or authorization has been obtained (it being understood and agreed that neither the Borrower and/or any of their respective subsidiaries shall have any obligation to obtain (or seek to obtain) any such consent, approval, license or authorization),
(j)any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Borrower and
(k)any other subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as specified in writing by such Persons), the burden or cost of providing a guarantee of the Obligations or a Lien to secure such guarantee shall outweigh the benefits to be afforded thereby.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its income (however denominated), branch profits Taxes and franchise (and similar) Taxes in each case (i) imposed on it pursuant to the laws of the jurisdiction in which such recipient is organized or in which the principal office or, in the case of a Lender or Issuing Bank, its applicable lending office of such recipient is located (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or Issuing Bank, any U.S. federal withholding Tax that (i) is imposed on amounts payable to such Lender or Issuing Bank with respect to an applicable interest in a Loan or Commitment pursuant to law in effect at the time such Lender or Issuing Bank becomes a party to this Agreement (other than pursuant to an assignment requested by the Borrower under Section 2.22(a)) or designates a new lending office (other than pursuant to a request by the Borrower under Section 2.22(b)), except in each case to the extent that, pursuant to Section 2.21, amounts with respect to such Taxes were payable either to such Lender’s or Issuing Bank’s assignor immediately before such Lender or Issuing Bank became a party hereto or to such Lender or Issuing Bank immediately before it changed its lending office or (ii) is attributable to such recipient’s failure to comply with Section 2.21(g), (h) or (j), as applicable, and (c) any U.S. federal withholding Tax imposed pursuant to FATCA.
“Excluded Term Loans” shall mean, collectively, Other Term Loans and Incremental Term Loans that are junior in right of payment and/or security to the Initial Term Loans as set forth in Section 2.26 and 2.27, as the case may be.
“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of December 22, 2020, among the Borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, and the other agents and parties party thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the Closing Date before giving effect to this Agreement.
“Existing Letters of Credit” shall mean any letter of credit previously issued that (a) will remain outstanding after the Closing Date and (b) is listed on Schedule 1.01(a).
“Existing Notes Indentures” shall mean (i) the indenture dated as of July 1, 2020, as amended and supplemented, among the Borrower, the guarantors party thereto from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee relating to the Borrower’s 4.750% Senior Notes due 2028, (ii) the indenture, dated as of September 30, 2020, as amended and supplemented, among the Borrower, the guarantors party thereto from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee relating to the Borrower’s 4.375% Senior Notes due 2029, (iii) the indenture dated as of June 23, 2021, as amended and supplemented, among Energizer Gamma Acquisition B.V. (a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands), the guarantors party thereto from time to time, The Bank of New York Mellon Trust Company, N.A., as trustee and registrar, and The Bank of New York Mellon, London Branch, as paying agent, relating to Energizer Gamma Acquisition B.V.’s €650.0 million 3.500% Senior Notes due 2029, (iv) the indenture dated as of March 8, 2022, as amended and supplemented, among the Borrower, the guarantors party thereto from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee relating to the 6.500% Senior Notes due 2027 and (v) any subsequent indentures.
“Fair Market Value” shall mean, with respect to any asset or liability, the fair market value of such asset or liability, as determined by an Officer of the Borrower in good faith.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, whether in existence on the date hereof or promulgated thereafter, and any applicable intergovernmental agreement or treaty with respect thereto and applicable official implementing guidance thereunder.
“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate; provided, if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent and (b) 0%.

“Fees” shall mean the Commitment Fees, the Administration Fee, the L/C Participation Fees and the Issuing Bank Fees.
“Financial Covenant Leverage Ratio” shall mean as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date that is secured by a Lien on any asset of the Borrower or any Restricted Subsidiary to (b) EBITDA for the most recently ended Test Period. For purposes of this definition, the amount of unrestricted cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries and cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries that are restricted in favor of the Credit Facilities (which may also include, for the avoidance of doubt, cash and Cash Equivalents securing other Indebtedness secured by a Permitted Lien on the Collateral along with the Liens securing the Credit Facilities) under clause (b) of the definition of “Consolidated Indebtedness” shall not exceed $300,000,000.
“Financial Officer” of any Person shall mean the chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such Person or any officer performing duties customarily associated with the foregoing offices.
“First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H-1 hereto, with (i) any immaterial changes (as determined in the Administrative Agent’s sole discretion) thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion and/or (ii) any material changes thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion, which material changes are posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within five Business Days following the date on which such changes are posted for review.
“Fixed Amount” shall have the meaning assigned to such term in Section 1.11(e).
“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the applicable Benchmark. For the avoidance of doubt, the initial Floor for Adjusted Term SOFR shall be (a) with respect to the Initial Term Loans, 0.00% per annum and (b) with respect to the Initial Revolving Loans, 0.00% per annum.
“Foreign Lender” shall mean any Lender or Issuing Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located, unless such Lender or Issuing Bank is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded U.S. entity. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of intent to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) the imposition of a Lien upon the Borrower pursuant to applicable law.
“Foreign Plan” shall mean any pension plan, fund or other similar program (other than a government-sponsored plan) that covers employees of any Loan Party and/or any of its Restricted Subsidiaries who are employed outside of the United States and either (i) is subject to any statutory funding requirement as to which the failure to satisfy such statutory funding requirement results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan, or (ii) is or is intended to be a “registered pension plan” as such term is defined in the Income Tax Act (Canada).
“Foreign Subsidiary” shall mean any subsidiary that is not a Domestic Subsidiary.

“Fund” shall mean any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” shall mean United States generally accepted accounting principles.
“Government Securities” shall mean securities that are:
(a)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(b)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
“Guarantee” shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:
(a)    to purchase or pay (or advance or supply funds for the purchase or payment of) the Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or
(b)    entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include:
(1)    endorsements for collection or deposit in the ordinary course of business, or
(2)    a contractual commitment by one Person to invest in another Person for so long as the Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (i) of the definition of “Permitted Investment.”
The term “Guarantee” used as a verb shall have a corresponding meaning.
“Guarantee and Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties referred to therein.

“Guarantors” shall mean the Subsidiary Guarantors.
“Hazardous Materials” shall mean any material, substance or waste (i) classified, characterized or regulated as “hazardous,” “toxic,” “pollutant” or “contaminant” under any Environmental Laws and/or (ii) regulated under or which could reasonably be expected to result in liability under any Environmental Law, including petroleum, petroleum products, petroleum by-products, petroleum breakdown products or any per-and polyfluoroalkyl substances.
“Hedge Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreement.
“IAS” shall mean the International Accounting Standards promulgated by the International Accounting Standards Committee.
“Immaterial Subsidiary” shall mean any Restricted Subsidiary of the Borrower from time to time for which (i) the assets of such Restricted Subsidiary constitute less than 2.5% of the Total Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis and (ii) the consolidated revenue of such Restricted Subsidiary accounts for less than 2.5% of the consolidated revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case determined as of the last day of the most recently ended Test Period; provided that (x) the assets of such Restricted Subsidiary, together with the assets of any other Immaterial Subsidiary, constitute 10.0% or less than the Total Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, and (y) the consolidated revenue of such Restricted Subsidiary, together with the revenue of any other Immaterial Subsidiary, accounts for less than 10.0% of the consolidated revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case determined as of the last day of the most recently ended Test Period.
“Incremental Amendment” shall have the meaning assigned to such term in Section 2.26(b).
“Incremental Equivalent Debt” shall mean Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt
“Incremental Facility Closing Date” shall mean the date on which any Incremental Amendment becomes effective in accordance with the terms hereof and thereof.
“Incremental Term Facility” shall have the meaning assigned to such term in Section 2.26(a).
“Incremental Term Loan Lender” shall mean a Lender with an outstanding Incremental Term Loan of a given Series.
“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.26(a).
“Incur” shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), assume, Guarantee or become liable in respect of that Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Indebtedness or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of that Indebtedness; provided further, however, that any Indebtedness or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 6.01, amortization of debt discount or premium shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount or at a premium, the amount of the Indebtedness Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Incurrence-Based Amount” shall have the meaning assigned to such term in Section 1.11(e).
“Indebtedness” shall mean, with respect to any Person, without duplication:
(a)any indebtedness (including principal and premium) of such Person:
(i)in respect of borrowed money;
(ii)evidenced by bonds, notes, debentures or similar instruments;
(iii)representing the balance deferred and unpaid of the purchase price of any property, except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor or financial institution providing supply chain or similar financing, in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business, (C) deferred compensation payable to directors, officers or employees of the Borrower or any Restricted Subsidiary and (D) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable; or
(iv)representing any Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such person at such time); if and to the extent that any of the foregoing Indebtedness would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business;
(c)to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
(d)all Capitalized Lease Obligations and Synthetic Lease Obligations of such Person; and
(e)all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit that are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);
provided, however, that notwithstanding the foregoing, Indebtedness shall exclude (i) Contingent Obligations incurred in the ordinary course of business, (ii) obligations under or in respect of any Permitted Receivables Financing, (iii) obligations incurred in connection with the consummation of any transaction solely to the extent the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement (collectively, an “Escrow”) and are not otherwise made available to such Person and (iv) any customary earn-out obligations or other contingent acquisition consideration until due and payable.
The amount of Indebtedness of any person under clause (c) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Independent Financial Advisor” shall mean an investment banking firm of national standing or any third party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Borrower.
“Information” shall have the meaning assigned to such term in Section 9.16.
“Initial Default” shall have the meaning assigned to such term in Section 1.14(a).
“Initial Revolving Credit Commitments” shall mean, with respect to each Revolving Credit Lender, the amount of its initial Revolving Credit Commitment set forth opposite such Lender’s name on Schedule 2.01 under the caption “Initial Revolving Credit Commitment”, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.22, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) increased from time to time pursuant to Section 2.26 or (d) reduced or increased from time to time pursuant to Section 2.27. The aggregate amount of the Initial Revolving Credit Commitments as of the Closing Date is $500,000,000.
“Initial Revolving Loans” shall mean the Revolving Loans made by Revolving Credit Lenders pursuant to an Initial Revolving Credit Commitment.
“Initial Term Lender” shall mean, at any time, each Lender with an outstanding Initial Term Loan.
“Initial Term Loans” shall have the meaning assigned to such term in Section 2.01(a).
“Initial Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Initial Term Loans hereunder as set forth on Schedule 2.01 under the heading “Initial Term Loan Commitment”. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $760,000,000.
“Inside Maturity Amount” shall mean:
(a)the greater of (x) $350,000,000 and (y) 50.0% of EBITDA as of the end of the most recently ended Test Period minus
(b)without duplication, the aggregate outstanding principal amount of Indebtedness incurred in reliance on the “Inside Maturity Amount” exception set forth in:
(i)clause (ii) of the proviso in the definition of “Credit Agreement Refinancing Indebtedness”,
(ii)clause (c) of the definition of “Permitted First Priority Incremental Equivalent Debt”,
(iii)clause (c) of the definition of “Permitted Junior Priority Incremental Equivalent Debt”,
(iv)clause (b) of the definition of “Permitted Unsecured Incremental Equivalent Debt”,
(v)clause (b) of the definition of “Refinancing Indebtedness”,
(vi)Section 2.26, and/or

(vii)Section 9.08(e)
that, in each case under this clause (b), (A) consists of debt for borrowed money of a Loan Party and (B) (1) has a maturity date that is earlier than the Term Loan Maturity Date and/or (2) has a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans (without giving effect to any prepayment thereof).
“Intellectual Property” shall mean all intellectual property, proprietary or similar rights anywhere in the world, including any rights in or to all (a) patents and patent applications, including the inventions and improvements described and claimed therein, the reissues, divisions, continuations, renewals, extensions, and continuations in part thereof, (b) trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all applications for registration and all renewals of registrations, together, in each case, with the goodwill of the business connected with the use thereof and symbolized thereby, (c) published and unpublished works of authorship, whether copyrightable or not (including software, website and mobile content, data, databases and other compilations of information), copyright registrations and applications for copyright registrations, including all renewals, restorations, reversions and extensions thereof, and (d) know-how, trade secrets and other proprietary or confidential information, in any form or medium, invention and invention disclosures, all documented research, developmental, demonstration or engineering work, and all other data and information related thereto.
“Intellectual Property Security Agreement” shall mean an Amended and Restated Intellectual Property Security Agreement executed on or after the Closing Date substantially in the form of Exhibit F.
“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, substantially in the form attached as Exhibit G.
“Intercreditor Agreement” shall mean (a) with respect to any Indebtedness that is secured on a pari passu basis with the Initial Term Loans, any First Lien Intercreditor Agreement, (b) with respect to any Indebtedness that is junior to the Initial Term Loans in right of security, any Second Lien Intercreditor Agreement and/or (c) with respect to any Indebtedness, any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (i) consistent with market terms (as conclusively determined by the Borrower in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor or subordination agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto and otherwise reasonably satisfactory to the Borrower and the Administrative Agent or (ii) reasonably acceptable to the Borrower and the Administrative Agent, which intercreditor or subordination agreement or arrangement described in this clause (ii) is posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within five Business Days following the date on which the same is posted for review.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including any Swingline Loan) of any Class, the last day of each March, June, September and December (commencing with the first such date to occur in the first full fiscal quarter to elapse after the Closing Date) and (b) with respect to any SOFR Loan of any Class, the last day of the Interest Period applicable to such Loan and, in the case of a SOFR Borrowing with an Interest Period of more than 3 months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of 3 months’ duration been applicable to such Borrowing.
“Interest Period” shall mean, with respect to any SOFR Borrowing, , the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months (or less than 1 month if permitted by the Administrative Agent in its sole discretion) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next succeeding calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) with respect to SOFR Borrowings, no tenor that has been removed from this definition pursuant to Section 1.12(d) shall be available for specification in such Borrowing Request or a request to continue or convert a Borrowing by the Borrower pursuant to Section 2.10. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internally Generated Cash” shall mean any amount expended by the Borrower and its Restricted Subsidiaries and not representing the proceeds of any issuance of long-term Indebtedness of the Borrower or any Restricted Subsidiary (other than Indebtedness under any revolving credit facility).
“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans, guarantees of Indebtedness, capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to directors, officers, members of management, employees or consultants, in each case made in the ordinary course of business), or purchases or other acquisitions, in each case, for consideration of Indebtedness or Capital Stock. The amount of any Investment shall be deemed to be the amount originally invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs thereof but giving effect to any payments of interest or repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption sale or otherwise but not in excess of the amount of the initial Investment). For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:
(a)“Investments” shall include the portion (proportionate to the Borrower’s direct or indirect Capital Stock in such subsidiary) of the fair market value of the net assets of a subsidiary of the Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have an “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(i)the Borrower’s direct or indirect “Investment” in such subsidiary at the time of such redesignation; less
(ii)the portion (proportionate to the Borrower’s direct or indirect Capital Stock in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
(b)any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as conclusively determined in good faith by the Borrower.
“IP Separation Transaction” shall mean (a) any transfer, grant of an exclusive license to, or other disposition by any Loan Party of any Material Intellectual Property to any Unrestricted Subsidiary and/or (b) any Investment by any Loan Party in the form of a contribution of Material Intellectual Property to any Unrestricted Subsidiary.
“IRS” shall have the meaning assigned to such term in Section 2.21(e).
“ISDA CDS Definitions” shall have the meaning assigned to such term in Section 9.08(i)(ii).
“Issuing Bank” shall mean as the context may require, (a) JPMorgan, Bank of America, N.A., Citibank, N.A., Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., acting through any of their respective Affiliates or branches in their capacity as the issuers of Letters of Credit hereunder, (b) any other Person that may become a Issuing Bank pursuant to Section 2.25(i) or 2.25(k), with respect to Letters of Credit issued at the time such Person was a Lender and (c) solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch. Notwithstanding anything herein to the contrary, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc. and any of their respective branches or Affiliates shall not be required to issue any commercial letters of credit hereunder.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
“JPMorgan” shall have the meaning assigned to such term in the recitals hereto.
“Judgment Currency” shall have the meaning provided in Section 9.21(a).
“Judgment Currency Conversion Date” shall have the meaning provided in Section 9.21(a).
“Junior Lien Financing” shall mean (i) any Permitted Second Priority Refinancing Debt, (ii) any Permitted Junior Priority Incremental Equivalent Debt, (iii) any other Junior Lien Obligations and (iv) any Refinancing Indebtedness in respect of any of the foregoing Indebtedness described in this definition that is Secured Indebtedness, which, in the case of each of clauses (i), (ii), (iii) and (iv), is Material Indebtedness.
“Junior Lien Obligations” shall mean all obligations with respect to any Indebtedness incurred in compliance with Section 6.01 (which may constitute Subordinated Indebtedness), which Indebtedness and other obligations are secured on a junior basis with the Obligations pursuant to the terms of an applicable Intercreditor Agreement.
“Junior Obligation” shall mean any Indebtedness of the Borrower or the Guarantors (whether outstanding on the Closing Date or thereafter Incurred) that is (x) subordinate or junior in right of payment to the Obligations pursuant to a written agreement then in effect, (y) secured by a Lien on all or any portion of the Collateral that is junior in priority to the Lien on the Collateral securing the Obligations or (z) unsecured.
“L/C Backstop” shall mean, in respect of any Letter of Credit, (a) a letter of credit delivered to an Issuing Bank which may be drawn by such Issuing Bank to satisfy any obligations of the Borrower in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with an Issuing Bank to satisfy any obligation of the Borrower in respect of such Letter of Credit, in each case, on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective Issuing Bank.
“L/C Commitment” shall mean the commitment of an Issuing Bank to issue Letters of Credit pursuant to Section 2.25; provided, that with respect to any Issuing Bank, to the extent the Borrower obtains Other Revolving Credit Commitments for which such Issuing Bank does not have a commitment or does not otherwise consent in writing thereto, then the L/C Commitment of such Issuing Bank shall terminate on the later to occur of the termination of the Class of Revolving Credit Commitments under which such Issuing Bank has agreed to act as Issuing Bank or the date to which such Issuing Bank has otherwise consented in writing.
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Exposure” shall mean, at any time, the sum of (a) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (b) the aggregate Principal Amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.
“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Other Term Loan, any Other Term Loan Commitment, any Other Revolving Credit Commitment or any Incremental Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Lenders” shall mean (a) the Persons listed in the Register as such as of the Closing Date (other than any such Person that has ceased to be a party hereto pursuant to an (i) Assignment and Acceptance, (ii) the operation of Section 2.22(a) or (iii) the operation of Section 2.27) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, an Incremental Amendment or a Refinancing Amendment. Unless the context indicates otherwise, the term “Lenders” shall include each Swingline Lender.
“Letter of Credit” shall mean any letter of credit issued for the account of the Borrower pursuant to Section 2.25 and any Existing Letter of Credit.
“Letter of Credit Application” shall have the meaning assigned to such term in Section 2.25(b).
“Letter of Credit Expiration Date” shall have the meaning assigned to such term in Section 2.25(c).
“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to give a security interest therein, any lease giving rise to a Capitalized Lease Obligations and having substantially the same economic effect as any of the foregoing and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction, in each case, in the nature of security; provided, that in no event shall an operating lease be deemed to constitute a Lien.
“Limited Condition Transaction” shall mean (i) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any Restricted Payment requiring irrevocable notice in advance thereof.
“Loan Documents” shall mean this Agreement, the Security Documents, and on and after the execution thereof, any Intercreditor Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).
“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.
“Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean (a) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents or (b) a material adverse effect on the rights and remedies (taken as a whole) of the Agents under the Loan Documents.
“Material Debt Documentation” shall mean any documentation governing any Junior Lien Financing, any Permitted First Priority Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Subordinated Financing or any Refinancing Indebtedness in respect of any of the foregoing Indebtedness, in each case to the extent the applicable Indebtedness constitutes Material Indebtedness of the Borrower or any Restricted Subsidiary.
“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or Hedging Obligations, of any one or more of the Borrower and its Restricted Subsidiaries, in each case in an aggregate principal amount greater than or equal to the Threshold Amount. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.

“Material Intellectual Property” shall mean any Intellectual Property owned by any Loan Party that, in the good faith determination of the Borrower, is material to the ongoing operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.
“Material Real Estate Asset” means any “fee-owned” real estate asset located in the U.S., any state thereof or the District of Columbia that is (i) owned by a Loan Party on the Closing Date or (ii) acquired by any Loan Party after the Closing Date, in each case having a fair market value (as conclusively determined by the Borrower in good faith after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $25,000,000 as of the Closing Date or the date of acquisition thereof, as applicable.
“Maturity Date” shall mean (a) with respect to the Revolving Credit Commitments of any Class and the Revolving Credit Exposure thereunder, the Revolving Credit Maturity Date for such Class of such Revolving Credit Commitments and related Revolving Credit Exposure and (b) with respect to the Term Loans of any Class, the Term Loan Maturity Date for such Class of such Term Loans.
“Maximum Incremental Amount” shall mean an amount equal to:
(a)(i) the greater of (1) $700,000,000 and (2) 100% of EBITDA of the Borrower as of the end of the most recently ended Test Period less (ii) the aggregate principal amount of all Credit Increases and Incremental Equivalent Debt incurred or issued in reliance on this paragraph (a); plus
(b)in the case of any Credit Increase that effectively extends the Maturity Date with respect to any Class of Loans and/or commitments hereunder, an amount equal to the portion of the relevant Class of Loans or commitments that will be replaced by such Credit Increase; plus
(c)in the case of any Credit Increase that effectively replaces any Revolving Credit Commitment terminated in accordance with Section 2.22, an amount equal to the relevant terminated Revolving Credit Commitment; plus
(d)the amount of any optional prepayment of any Loan in accordance with Section 2.12 and/or the amount of any permanent reduction of any Revolving Credit Commitment or the amount paid in Cash in respect of any reduction in the outstanding amount of any Term Loan resulting from any assignment of such Term Loan to (or purchase of such Term Loan by) the Borrower and/or any Restricted Subsidiary so long as, in the case of any optional prepayment or purchase, such prepayment was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness); plus
(e)up to an additional amount of Incremental Term Loans, Revolving Commitment Increases, Permitted First Priority Incremental Equivalent Debt and/or Permitted Junior Priority Incremental Equivalent Debt and/or Permitted Unsecured Incremental Equivalent Debt (or, in any case, commitments therefor), so long as, in the case of this paragraph (e) only:
(i)if such Indebtedness is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans, the Consolidated First Lien Leverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (A) 3.00:1.00 and (B) the Consolidated First Lien Leverage Ratio as of the last day of the most recently ended Test Period, determined after giving effect to any such incurrence or issuance and on a pro forma basis;
(ii)if such Indebtedness is secured by Liens on the Collateral that rank junior in priority to the Liens on the Collateral securing the Initial Term Loans and the Consolidated Secured Leverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (A) 3.75:1.00 and (B) the Consolidated Secured Leverage Ratio as of the last day of the most recently ended Test Period, determined after giving effect to any such incurrence or issuance and on a pro forma basis; or
(iii)if such Indebtedness is unsecured, at the election of the Borrower, either (A) the Consolidated Leverage Ratio (determined without netting the cash proceeds of any such

Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (I) 6.00:1.00 and (II) the Consolidated Leverage Ratio as of the last day of the most recently ended Test Period, determined after giving effect to any such incurrence or issuance and on a pro forma basis or (B) the Consolidated Fixed Charge Coverage Ratio (determined without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is greater than or equal to the lesser of (I) 2.00:1.00 and (II) the Consolidated Fixed Charge Coverage Ratio as of the last day of the most recently ended Test Period, determined after giving effect to any such incurrence or issuance and on a pro forma basis;
provided, that:
(i)any Credit Increase and/or Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (e) of this definition as selected by the Borrower in its sole discretion,
(ii)if any Credit Increase and/or Incremental Equivalent Debt is intended to be incurred or implemented in reliance on clause (e) of this definition and any other clause of this definition in a single transaction or series of related transaction, (A) the permissibility of the portion of such Credit Increase and/or Incremental Equivalent Debt to be incurred or implemented under clause (e) of this definition shall be calculated first without giving effect to any Credit Increase and/or Incremental Equivalent Debt to be incurred or implemented in reliance on any other clause of this definition, but giving full pro forma effect to any increase in the amount of EBITDA resulting from the application of the entire amount of such Credit Increase and/or Incremental Equivalent Debt and the related transactions, and (B) the permissibility of the portion of such Credit Increase and/or Incremental Equivalent Debt to be incurred or implemented under the other applicable clauses of this definition shall be calculated thereafter, and
(iii)any portion of any Credit Increase and/or Incremental Equivalent Debt that is incurred or implemented in reliance on clauses (a) through (d) of this definition will, unless the Borrower otherwise elects, automatically be reclassified as having been incurred under clause (e) of this definition if, at any time after the incurrence thereof, when financial statements required pursuant to Section 5.04(a) or (b) are delivered or, if earlier, become internally available (it being understood that the period of four consecutive fiscal quarters ending on the last day of the fourth fiscal quarter of any Fiscal Year may, at the election of the Borrower, give rise to any such reclassification if the financial information necessary to calculate the relevant ratio, metric or test for the fourth fiscal quarter of such Fiscal Year is internally available), the Consolidated First Lien Leverage Ratio, Consolidated Secured Leverage Ratio, Consolidated Leverage Ratio or Consolidated Fixed Charge Coverage Ratio test, as applicable, is lower (in the case of any leverage ratio test) or higher (in the case of any Consolidated Fixed Charge Coverage Ratio test), as applicable, than the relevant level set forth in clause (e) of this definition; it being understood and agreed that once such Credit Increase and/or Incremental Equivalent Debt is reclassified in accordance with the preceding sentence, it shall not further be reclassified as having been incurred under the provision of this definition in reliance on which such Credit Increase and/or Incremental Equivalent Debt was originally incurred.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“MFN Indebtedness” shall mean any Incremental Term Loan that is:
(a)pari passu with the Initial Term Loans in right of payment and with respect to security,
(b)a broadly syndicated dollar-denominated floating rate term loan,
(c)originally incurred in reliance on clause (e) of the definition of “Maximum Incremental Amount” (and not by virtue of any re-classification permitted hereby),

(d)scheduled to mature prior to the date that is 12 months after the Term Loan Maturity Date for the Initial Term Loans, and
(e)incurred prior to the date that is 180 days after the Closing Date;
provided, that the following shall not constitute MFN Indebtedness:
(i)Customary Bridge Loans;
(ii)Customary Term A Loans;
(iii)Incremental Term Loans in an aggregate principal amount that is less than the greater of (x) $245,000,000 and (y) 35% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis; and/or
(iv)Indebtedness incurred or implemented in connection with (A) any acquisition or similar Investment and/or (B) any refinancing of any other Indebtedness.
“MFN Provision” shall have the meaning assigned to such term in Section 2.26(a)(iii)(D).
“Minimum Applicable Borrowing Amount” shall mean $1,000,000 or a multiple of $250,000 in excess thereof.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any Material Real Estate Assets or interest therein to secure the Secured Obligations, each in a form reasonably satisfactory to the Collateral Agent and the Borrower.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has any obligation or liability (contingent or otherwise).
“Net Cash Proceeds” shall mean:
(a)with respect to any Asset Sale, the proceeds thereof in the form of Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments, net of any costs relating to the disposition thereof, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), net of:
(i)out-of-pocket expenses incurred (including reasonable and customary broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges and transfer, deed, recording and similar taxes incurred by the Borrower and its Restricted Subsidiaries in connection therewith), and the Borrower’s good faith estimate of Taxes paid or payable (including payments under any tax sharing agreement or arrangement of the type described in paragraph (b)(i) of the definition of Excess Cash Flow), in connection with such Asset Sale; it being understood and agreed that the reduction in the amount of any net operating loss resulting from any Asset Sale shall be deemed to constitute an income Tax “paid or payable” for purposes of this clause (i),
(ii)amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment or similar contingent liabilities associated with or reasonably estimated to be payable in connection with such Asset Sale (as conclusively determined in good faith by the Borrower) and (y) other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided, that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds),
(iii)the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold and which is repaid (other than any Pari Passu Lien Obligation and/or any Junior Lien Obligation),
(iv)all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and
(b)with respect to any incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes (including, in the case of such Indebtedness incurred by a Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith;
provided that, to the extent that any portion of the consideration from an Asset Sale is required by contract to be held in a separate escrow or deposit account to support indemnification, adjustment of purchase price or similar obligations, such portion of the consideration shall become Net Cash Proceeds only at such time as it is released to the Borrower or a Restricted Subsidiary from the escrow or deposit account.
“Net Short Lender” shall have the meaning assigned to such term in Section 9.08(i)(i).
“Non-Consenting Lenders” shall have the meaning assigned to such term in Section 2.22.
“Non-Debt Fund Affiliate” shall mean any Affiliate of the Borrower other than any Debt Fund Affiliate or the Borrower and its subsidiaries.
“Non-Defaulting Revolving Lender” shall have the meaning assigned to such term in Section 2.25(m).
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligation Currency” shall have the meaning provided in Section 9.21(a).
“Obligations” shall mean the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower or any other Loan Party to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and the Letters of Credit and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Loans and L/C Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.
“Officer” shall mean the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower (who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower), that meets the requirements set forth in this Agreement.
“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.13(c).
“Other Connection Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Revolving Credit Commitment” shall mean, with respect to each Lender, the revolving credit commitment of such Lender hereunder to make loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as provided in a Refinancing Amendment or in the Assignment and Acceptance pursuant to which such Lender assumed its Other Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.22(a) or 2.27, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) increased pursuant to a Refinancing Amendment or (d) increased pursuant to a Revolving Commitment Increase.
“Other Revolving Loans” shall mean the revolving loans made pursuant to any Other Revolving Credit Commitment of a given Series.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment resulting from a demand made by the Borrower (or the Administrative Agent upon consultation with, or otherwise at the direction of, the Borrower) under Section 2.22).
“Other Term Loan Commitments” shall mean one or more Series of term loan commitments hereunder to make Other Term Loans that result from a Refinancing Amendment.
“Other Term Loan Lender” shall mean a Lender with an outstanding Other Term Loan of a given Series or with an Other Term Loan Commitment of a given Series.
“Other Term Loans” shall mean one or more Series of Term Loans that result from a Refinancing Amendment.
“Overnight Rate” shall mean, for any day the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Pari Passu Lien Obligations” shall mean any Indebtedness that is secured by a Lien on the Collateral that is pari passu with the Lien on such Collateral securing all or a portion of the Obligations.
“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).
“Participating Member State” shall mean any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Community relating to Economic and Monetary Union.
“Payment” shall have the meaning assigned to such term in Article VIII.

“Payment Notice” shall have the meaning assigned to such term in Article VIII.
“Payment Office” shall have the meaning provided in Section 2.20 and shall include any other office designated in writing by the Administrative Agent to the Borrower and the Lenders.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).
“Permitted Asset Sale” shall have the meaning assigned to such term in the definition of “Asset Sale”.
“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person.
“Permitted Bond Hedge Transaction” shall mean any call or capped call option (or substantively equivalent derivative transaction) with respect to the Borrower’s (or any parent company’s) common equity that is purchased by the Borrower (or any parent company) in connection with the issuance of any Convertible Indebtedness; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower (or such parent company) from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower (or such parent company) from the Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.
“Permitted First Priority Incremental Equivalent Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of loans or notes (or commitments therefor) secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing all or a portion of the Obligations (other than Obligations arising from Credit Increases or Other Term Loans that are junior in right of security to the then outstanding Initial Term Loans); provided, that:
(a)such Indebtedness (i) is secured by all or a portion of the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a pari passu basis to such Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and (ii) is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,
(b)the aggregate outstanding principal amount of all Permitted First Priority Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Term Loans and Revolving Commitment Increases provided pursuant to Section 2.26, and all other Incremental Equivalent Debt, shall not exceed the Maximum Incremental Amount,
(c)other than with respect to the Inside Maturity Amount, Customary Bridge Loans, Customary Term A Loans or revolving Indebtedness, such Indebtedness does not (I) mature prior to the Latest Maturity Date applicable to the Term Loans at the time such Permitted First Priority Incremental Equivalent Debt is issued or incurred or (II) have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any outstanding Class of Term Loans,
(d)[reserved],
(e)such Indebtedness is not guaranteed by any Person other than any Loan Party,
(f)such Indebtedness may only participate in mandatory prepayments on a pro rata basis (or less than pro rata basis) with the Initial Term Loans (other than customary special mandatory redemption provisions where the proceeds of such Indebtedness are intended to be used for an acquisition, refinancing or other specific purpose, and mandatory redemption provisions associated with escrow arrangements for the use of proceeds of such Indebtedness),
(g)the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness, and
(h)a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement.
“Permitted First Priority Refinancing Debt” shall mean any Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of loans or notes; provided, that:
(a)such Indebtedness (i) is secured by the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a pari passu basis (but without regard to the control of remedies) with such Secured Obligations and (ii) is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,
(b)such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans and/or Commitments (including portions of Classes of Loans and/or Commitments),
(c)[reserved],
(d)[reserved],
(e)such Indebtedness is not guaranteed by any Person other than any Loan Party,
(f)except as otherwise permitted herein (including with respect to margin, MFN protection, pricing, maturity, call protection and fees), the representations and warranty, covenant and default terms of such Indebtedness, if not substantially consistent with those applicable to the Indebtedness being refinanced, must be, taken as a whole, not materially more favorable (as conclusively determined by the Borrower in good faith at the time the documentation for such Permitted First Priority Refinancing Debt is finalized) to the lenders or investors providing such Indebtedness than the corresponding terms of the Indebtedness being refinanced or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as conclusively determined by the Borrower in good faith at the time the documentation for such Permitted First Priority Refinancing Debt is finalized) including any financial maintenance covenant applicable to any Customary Term A Loan (which shall constitute a “then-current market term” for Customary Term A Loans) or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Indebtedness being refinanced and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent),
(g)the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness, and
(h)a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement.
“Permitted Indebtedness” shall mean Indebtedness permitted to be Incurred pursuant to Section 6.01.
“Permitted Investment” shall mean any Investment by the Borrower or a Restricted Subsidiary in:

(a)    any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of the Restricted Subsidiary is a Similar Business; provided, further, that the aggregate amount of Investments made in reliance on this clause (a) (together with Investments made in reliance on clause (b)) in Persons that are not or do not become Loan Parties within the time period specified in Section 5.09(c) outstanding at any time shall not exceed the greater of (x) $250,000,000 and (y) 37.5% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis;
(b)    any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Borrower or a Restricted Subsidiary, provided that the primary business of the Restricted Subsidiary is a Similar Business; provided, further, that the aggregate amount of Investments made in reliance on this clause (b) (together with Investments made in reliance on clause (a)) in Persons that are not or do not become Loan Parties within the time period specified in Section 5.09(c) outstanding at any time shall not exceed the greater of (x) $250,000,000 and (y) 37.5% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis;
(c)    cash and Cash Equivalents;
(d)    commission, payroll, travel and similar advances to cover matters that are expected at the time of those advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(e)    (A) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business; (B) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of the Borrower or that Restricted Subsidiary, as the case may be and (C) advances by the Borrower or any Restricted Subsidiary to employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes;
(f)    stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or a Restricted Subsidiary or in satisfaction of judgments;
(g)    any Person or asset to the extent the Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 6.05;
(h)    Hedging Obligations permitted under clause (v) of the definition of “Permitted Indebtedness” in Section 6.01;
(i)    customers or suppliers of the Borrower or any of its Subsidiaries in the form of extensions of credit or transfers of Property, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof;
(j)    any Person or asset if the Investments (or binding commitments in respect thereof) are outstanding on the Closing Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment, in each case, as in existence on the Closing Date or (y) as otherwise permitted hereunder;
(k)    any securities, derivative instruments or other Investments of any kind that are acquired and held for the benefit of the Borrower employees in the ordinary course of business pursuant to deferred compensation plans or arrangements approved by the Board of Directors; provided, however, that (i) the amount of such Investment represents funds paid or payable in respect of deferred compensation previously included as an expense in the calculation of Consolidated Net Income (and not excluded pursuant to clause (f) of the definition of “Consolidated Net Income”), and (ii) the terms of such Investment shall not require any additional Investment by the Borrower or any Restricted Subsidiary;
(l)    any Person or asset in an aggregate amount outstanding not to exceed the greater of (x) $250,000,000 or (y) 37.5% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, plus the amount of any distributions, dividends, payments or other returns in respect of such Investments;
(m)    any Investment acquired in exchange for shares of Capital Stock of the Borrower (other than Disqualified Stock);
(n)    any receivable owing to the Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;
(o)    any Investment (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of bankruptcy, workout, reorganization or recapitalization of any Restricted Subsidiary of such other Investment or accounts receivable, (ii) in satisfaction of judgments or in compromise, settlement or resolution of any litigation, arbitration or other dispute, or (iii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(p)    Guarantees of Indebtedness issued in accordance with Section 6.01;
(q)    Investments made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Borrower and its Restricted Subsidiaries in connection with such plans;
(r)    Investments in any Person engaged in a Similar Business in an aggregate amount outstanding not to exceed the greater of (x) $175,000,000 or (y) 25.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, plus the amount of any distributions, dividends, payments or other returns in respect of such Investments;
(s)     Investments in joint ventures in an aggregate amount outstanding not to exceed the greater of (x) $175,000,000 or (y) 25.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, plus the amount of any distributions, dividends, payments or other returns in respect of such Investments;
(t)     Investments in Unrestricted Subsidiaries in an aggregate amount outstanding not to exceed the greater of (x) $105,000,000 or (y) 15.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, plus the amount of any distributions, dividends, payments or other returns in respect of such Investments;
(u) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business;

(v) Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing;
(w) any Investment, if on a pro forma basis after giving effect to such Investment, the Consolidated Secured Leverage Ratio would not be greater than 3.25 to 1.00.
(x)    [reserved];
(y)    Investments consisting of granting licenses, covenants not to sue, releases or other similar rights or immunities granted with respect to Intellectual Property in the ordinary course of business or which, in the business judgment of the Borrower or the applicable Restricted Subsidiary, do not materially interfere with the business of the Borrower and Restricted Subsidiaries as a whole; and
(z)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph (other than paragraphs (g), (i) and (l) thereunder) under Section 5.13.
For the avoidance of doubt, any Investment that is a Permitted Investment hereunder may be transferred to the Borrower or another Restricted Subsidiary, or exchanged for other assets of the Borrower or another Restricted Subsidiary.
“Permitted Junior Priority Incremental Equivalent Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of second lien or other junior lien notes or loans; provided, that
(a)such Indebtedness (i) is secured by all or a portion of the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a second lien or other junior lien basis to such Secured Obligations and any other Pari Passu Lien Obligations and (ii) is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,
(b)the aggregate outstanding principal amount of all Permitted Junior Priority Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Term Loans and Revolving Commitment Increases provided pursuant to Section 2.26, and all Permitted First Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt, shall not exceed the Maximum Incremental Amount,
(c)other than with respect to the Inside Maturity Amount, Customary Term A Loans or Customary Bridge Loans or revolving Indebtedness, does not (I) mature prior to the date that is 91 days after the Latest Maturity Date applicable to the Term Loans at the time such Permitted Junior Priority Incremental Equivalent Debt is issued or incurred or (II) have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any outstanding Class of Term Loans,
(d)[reserved],
(e)such Indebtedness is not guaranteed by any Person other than any Loan Party,
(f)such Indebtedness may only participate in mandatory prepayments on a pro rata basis (or less than pro rata basis) with the Initial Term Loans (other than customary special mandatory redemption provisions where the proceeds of such Indebtedness are intended to be used for an acquisition, refinancing or other specific purpose, and mandatory redemption provisions associated with escrow arrangements for the use of proceeds of such Indebtedness),
(g)the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness and

(h)a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement.
“Permitted Liens” shall mean:
(a)    Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Indebtedness Incurred under clause (i) of the definition of “Permitted Indebtedness” in Section 6.01, regardless of whether the Borrower and the Restricted Subsidiaries are actually subject to Section 6.01 at the time the Lien is Incurred;
(b)    Liens for taxes, assessments or governmental charges or levies on the Property of the Borrower or any Restricted Subsidiary and deposits in respect thereof if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision to the extent required in conformity with GAAP shall have been made therefor;
(c)    Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens and other similar Liens, on the Property of the Borrower or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;
(d)    Liens on the Property of the Borrower or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker’s liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Borrower and its Restricted Subsidiaries taken as a whole;
(e)    Liens on Property at the time the Borrower or any Restricted Subsidiary acquired the Property, including Property acquired pursuant to the Auto Care Acquisition, the Battery Acquisition or any other acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Borrower or any Restricted Subsidiary; provided further, however, that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Borrower or any Restricted Subsidiary;
(f)    Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Borrower or any other Restricted Subsidiary that is not a direct Subsidiary of that Person (other than after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) subject to a Lien securing such Indebtedness, the terms of which Indebtedness requires or includes a pledge of after-acquired property and (iii) the proceeds and products thereof); provided further, however, that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;
(g)    pledges or deposits by the Borrower or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Borrower or any

Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;
(h)    Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with workers’ compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Borrower or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation;
(i)    Liens of landlords on fixtures, equipment and movable property located on leased premises and utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;
(j)    Liens arising out of judgments or awards against the Borrower or a Restricted Subsidiary with respect to which the Borrower or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;
(k)    Liens in favor of issuers of performance, stay, appeal, indemnification, surety or similar bonds, completion guarantees or letters of credit issued pursuant to the request of and for the account of the Borrower or a Restricted Subsidiary in the ordinary course of its business, provided that these letters of credit do not constitute Indebtedness;
(l)    leases or subleases of real property granted by the Borrower or a Restricted Subsidiary to any other Person and not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
(m)    licenses, covenants not to sue, releases or other similar rights or immunities granted with respect to Intellectual Property in the ordinary course of business or which, in the business judgment of the Borrower or the applicable Restricted Subsidiary, do not materially interfere with the business of the Borrower and Restricted Subsidiaries as a whole;
(n)    Liens or negative pledges attaching to or related to joint ventures engaged in a Similar Business;
(o)    Liens existing on the Closing Date and, to the extent the obligations secured by such Liens exceeds $10,000,000 individually, described on Schedule 6.02 (it being understood that individual equipment, purchase money or capital lease financings provided by any lender may be cross-collateralized to other equipment, purchase money or capital lease financings provided by such lender (or its Affiliates));
(p)    Liens securing Indebtedness Incurred pursuant to clause (xii) of the definition of “Permitted Indebtedness” in Section 6.01 on the Property purchased with the proceeds of such Indebtedness (it being understood that individual equipment, purchase money or capital lease financings provided by any lender may be cross-collateralized to other equipment, purchase money or capital lease financings provided by such lender (or its Affiliates));
(q)    Liens on the Property of the Borrower or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (e), (f), (o) or (p) above or (x) below; provided, however, that any Lien of this kind (x) shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), (y) to the extent attaching to any Collateral, shall be of the same or junior priority with respect to the Liens securing the obligations as the original Lien and (z) the aggregate principal amount of Indebtedness that is secured by the Lien shall not be increased to an amount greater than the sum of:
(1)    the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (e), (f), (o) or (p) above or (x) below, as the case may be, at the time the original Lien became a Permitted Lien under this Agreement, and
(2)    an amount necessary to pay the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing;
(r)    Liens on cash or Cash Equivalents held as proceeds of Permitted Refinancing Indebtedness pending the payment, purchase, defeasance or other retirement of the Indebtedness being Refinanced;
(s)    Liens securing obligations with an aggregate principal amount not to exceed the greater of (x) $245,000,000 or (y) 35.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, at any one time outstanding;
(t)    Liens securing Hedging Obligations permitted under clause (v) of the definition of “Permitted Indebtedness” in Section 6.01;
(u)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(v)    Liens on escrowed proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;
(w)    Liens on escrow accounts created for the benefit of or to secure, directly or indirectly, the Senior Notes or the Obligations;
(x)    Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Indebtedness incurred or assumed in reliance on Section 6.01(a) so long as any Lien on the Collateral granted in reliance on this clause (x) shall be subject to an Intercreditor Agreement;
(y)    Liens (1) securing Indebtedness Incurred pursuant to clauses (xi) or (xvii) of the definition of “Permitted Indebtedness” in Section 6.01 or (2) on assets of a Foreign Subsidiary securing Indebtedness of a Foreign Subsidiary;
(z)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;
(aa)    any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee under any Capitalized Lease Obligations or operating lease, license or sublicense or concession agreement;

(bb)     Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(cc)     Liens granted to secure Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt, any secured Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a) and any permitted Refinancing Indebtedness of any of the foregoing (any such permitted Refinancing Indebtedness of any of the foregoing, a “Permitted Refinancing”); provided, that (I) any Liens securing (i) any Permitted First Priority Refinancing Debt, Permitted First Priority Incremental Equivalent Debt or any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a)(i) thereof and any permitted Refinancing Indebtedness related thereto that otherwise constitutes Permitted First Priority Refinancing Debt or Pari Passu Lien Obligations, as applicable, shall be subject to an applicable Intercreditor Agreement and (ii) any Permitted Second Priority Refinancing Debt, Permitted Junior Priority Incremental Equivalent Debt or any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Section 6.01(a)(ii) thereof and any permitted Refinancing Indebtedness related thereto that otherwise constitutes Junior Lien Obligations shall be subject to an applicable Intercreditor Agreement; and (II) in the case of any such Permitted Refinancing, the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness at the time the original Lien became a Permitted Lien hereunder and (ii) any Excess Permitted Refinancing Amount;
(dd)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;
(ee)     Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement;
(ff)     Liens in connection with the sale or transfer of any equity interests or other assets in a transaction permitted under this Agreement, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(gg)     Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;
(hh)     Liens securing obligations under supply chain finance programs or other receivables sale transactions in the ordinary course of business;
(ii)    Liens on the Capital Stock of an Unrestricted Subsidiary;

(jj)    Liens securing Indebtedness of Restricted Subsidiaries that are not Guarantors; and
(kk)    easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and encumbrances, applicable laws and municipal ordinances, building codes, covenants, conditions, rights, waivers, reservations, restrictions, encroachments, agreements and other similar matters of fact or record that, individually or in the aggregate, do not materially interfere with the conduct of business of the Borrower or any Restricted Subsidiary.
“Permitted Receivables Financing” shall mean any receivables financing facilities or arrangements as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for Customary Securitization Undertakings) to the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary), pursuant to which the Borrower or any of its Restricted Subsidiaries (a) sells or contributes their receivables, payables or similar or related assets to either (i) a Person that is not a Restricted Subsidiary or (ii) a Securitization Subsidiary that in turn sells its receivables, payables or similar or related assets to a Person that is not a Restricted Subsidiary or (b) incurs a loss or discount on receivables in connection with the realization thereof. The “amount” of any Permitted Receivables Financing shall be deemed at any time to be the aggregate principal, or stated amount, of the “indebtedness”, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time. Each Lender authorizes each of the Administrative Agent and Collateral Agent to enter into an intercreditor agreement in respect of each Permitted Receivables Financing from time to time in effect and to take all actions it deems appropriate or necessary in connection with any such intercreditor agreement.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:
(a)    the new Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the Excess Permitted Refinancing Amount,
(b)    the Weighted Average Life to Maturity of the new Indebtedness is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced,
(c)    the Stated Maturity of the new Indebtedness is no earlier than the Stated Maturity of the Indebtedness being Refinanced, and
(d)    the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being Refinanced;
provided, however, that Permitted Refinancing Indebtedness shall not include:
(x)    Indebtedness of a Subsidiary that is not a Guarantor that Refinances Indebtedness of the Borrower or any Guarantor, or
(y)    Indebtedness of the Borrower or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
“Permitted Second Priority Refinancing Debt” shall mean Secured Indebtedness issued or incurred by the Borrower in the form of one or more series of second lien secured notes or loans; provided, that
(a)such Indebtedness (i) is secured by the Collateral securing the Secured Obligations of the Borrower and the applicable Subsidiary Guarantors on a second lien basis to such Secured Obligations and any other Pari Passu Lien Obligations and (ii) is not secured by any property or assets of the Borrower or any subsidiary other than such Collateral,

(b)such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans (including portions of Classes of Loans),
(c)[reserved],
(d)such Indebtedness may only participate in mandatory prepayments on a pro rata basis (or less than pro rata basis) with the Initial Term Loans (other than customary special mandatory redemption provisions where the proceeds of such Indebtedness are intended to be used for an acquisition, refinancing or other specific purpose, and mandatory redemption provisions associated with escrow arrangements for the use of proceeds of such Indebtedness),
(e)such Indebtedness is not guaranteed by any Person other than any Loan Party,
(f)except as otherwise permitted herein (including with respect to margin, MFN protection, pricing, maturity, call protection and fees), the representation and warranty, covenant and default terms of such Indebtedness, if not substantially consistent with those applicable to the Indebtedness being refinanced, must be, taken as a whole, not materially more favorable (as conclusively determined by the Borrower in good faith at the time the documentation for such Permitted Second Priority Refinancing Debt is finalized) to the lenders or investors providing such Indebtedness than the corresponding terms of the Indebtedness being refinanced or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as determined conclusively by the Borrower in good faith at the time the documentation for such Permitted Second Priority Refinancing Debt is finalized), including any financial maintenance covenant applicable to any Customary Term A Loan (which shall constitute a “then-current market term” for Customary Term A Loans) or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Indebtedness being refinanced and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent),
(g)the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness, and
(h)a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement.
“Permitted Unsecured Incremental Equivalent Debt” shall mean Indebtedness issued or incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided, that
(a)the aggregate outstanding principal amount of all Permitted Unsecured Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Term Loans and Revolving Commitment Increases provided pursuant to Section 2.26, and all Permitted First Priority Incremental Equivalent Debt and Permitted Junior Priority Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount,
(b)other than with respect to the Inside Maturity Amount, Customary Term A Loans and Customary Bridge Loans or revolving Indebtedness, does not (I) mature prior to the date that is 91 days after the Latest Maturity Date applicable to the Term Loans at the time such Permitted Junior Priority Incremental Equivalent Debt is issued or incurred or (II) have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of any outstanding Class of Term Loans,
(c)such Indebtedness is not guaranteed by any Person other than any Loan Party,
(d)such Indebtedness may only participate in mandatory prepayments on a pro rata basis (or less than pro rata basis) with the Initial Term Loans (other than customary special mandatory redemption provisions where the proceeds of such Indebtedness are intended to be used for an acquisition, refinancing or other specific purpose, and mandatory redemption provisions associated with escrow arrangements for the use of proceeds of such Indebtedness),
(e)the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness, and
(f)such Indebtedness may rank pari passu with or junior to any then-existing Term Loans in right of payment so long as a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement.
“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness issued or incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided, that
(a)such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of any Class of Loans (including portions of Classes of Loans),
(b)[reserved],
(c)such Indebtedness is not guaranteed by any Person other any Loan Party,
(d)except as otherwise permitted herein (including with respect to margin, MFN protection, pricing, maturity, call protection and fees), the representation and warranty, covenant and default terms of such Indebtedness, if not substantially consistent with those applicable to the Indebtedness being refinanced, must be, taken as a whole, not materially more favorable (as conclusively determined by the Borrower in good faith at the time the documentation for such Permitted Unsecured Refinancing Debt is finalized) to the lenders or investors providing such Indebtedness than the corresponding terms of the Indebtedness being refinanced or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Indebtedness (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) which are covenants or other provisions that are consistent with then-current market terms for the applicable type of Indebtedness (as conclusively determined by the Borrower in good faith at the time the documentation for such Permitted Unsecured Refinancing Debt is finalized), including any financial maintenance covenant applicable to any Customary Term A Loan (which shall constitute a “then-current market term” for Customary Term A Loans) or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Indebtedness being refinanced and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent),
(e)the Effective Yield (and the components thereof) applicable to any such Indebtedness shall be determined by the Borrower and the lender or lenders providing such Indebtedness,
(f)such Indebtedness is not secured by any Lien or any property or assets of the Borrower or any Subsidiary, and
(g)such Indebtedness may rank pari passu with or junior to any then-existing Term Loans in right of payment so long as a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement.
“Permitted Warrant Transaction” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) with respect to the Borrower’s (or any parent company’s) common equity sold by the Borrower or any parent company substantially concurrently with a related Permitted Bond Hedge Transaction.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Preferred Stock” shall mean any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Prepayment Asset Sale” shall mean any Asset Sale.
“Pricing Certificate” shall mean a certificate delivered pursuant to Section 5.04(c).
“Principal Amount” shall mean the stated principal amount of each Loan or L/C Disbursement denominated in US Dollars.
“pro forma basis” or “pro forma effect” shall mean, with respect to any determination of the Financial Covenant Leverage Ratio, Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio, the Consolidated Interest Coverage Ratio, EBITDA (including any component definition thereof), Total Assets or any other relevant metric, that:
(a)in the case of (i) any disposition that constitutes a Subject Transaction, (ii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (iii) the implementation of any Business Optimization Initiative relating to a cost savings action, (iv) at the election of the Borrower, any Subject Transaction described in clauses (i) or (j) of the definition thereof and/or (v) if applicable, any Subject Transaction described in clause (k) of the definition thereof, income statement items (whether positive or negative and including any expected cost saving) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;
(b)in the case of (i) any Investment that constitutes a Subject Transaction, (ii) any designation of any Unrestricted Subsidiary as a Restricted Subsidiary, (iii) any transaction described in clause (h) of the definition of “Subject Transaction”, (iv) [reserved] and (v) if applicable, any Subject Transaction described in clause (k) of the definition thereof, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;
(c)other than for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, any incurrence, retirement or repayment of Indebtedness that constitutes a Subject Transaction shall be given pro forma effect; and
(d)for purposes of calculating the Consolidated Fixed Charge Coverage Ratio:
(i)any retirement or repayment of Indebtedness by the Borrower or any of its Subsidiaries that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; and
(ii)any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided, that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined as if the rate that would have been in effect during the period for which pro forma effect is being given had actually been in effect during such periods (taking into account any Hedging Obligations applicable to such Debt if such Hedging Obligation has a remaining term in excess of 12 months) (subject to clause (iii) below), (ii) interest on any obligation with respect to any capital lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower in good faith to be the rate of interest implicit in such obligation in accordance with GAAP, (iii) for purposes of making any calculation on a pro forma basis, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period and (iv) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower; and
(e)each other Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.
Pro forma calculations made pursuant to this definition shall be conclusively determined in good faith by the Borrower and may include cost savings (including, without limitation, cost savings, workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies affecting operating costs or expenses that are reasonably identifiable and factually supportable and reasonably expected to result within 24 months following the consummation of the relevant event requiring any calculation to be made on a pro forma basis.
“Pro Rata Percentage” shall mean as to any Revolving Credit Lender at any time, the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment; provided, that in the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Credit Lender shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.
“Property” shall mean, with respect to any Person, any interest of that Person in any kind of property, plant, equipment or other asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Indebtedness” shall mean Indebtedness:
(a)    consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Indebtedness does not exceed the anticipated useful life of the Property being financed, and
(b)    Incurred to finance the acquisition, construction or lease by the Borrower or a Restricted Subsidiary of the Property, including additions and improvements thereto, provided, however, that the Indebtedness is Incurred within 365 days after the acquisition, construction or lease of the Property by the Borrower or Restricted Subsidiary.
“QFC Credit Support” shall have the meaning assigned to such term in Section 9.24.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualifying Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).
“Rating Agencies” shall mean Moody’s and S&P or, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark, (a) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, or (b) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Indebtedness, in exchange or replacement for, that Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(e).
“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender and/or Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with, and subject to, Section 2.27.
“Refinancing Closing Date” shall have the meaning set forth in Section 2.27.
“Refinancing Indebtedness” shall mean, with respect to any Person, any replacement, refinancing, refunding, renewal or extension of any Indebtedness or Disqualified Stock of such Person; provided, that:
(a)the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness, Disqualified Stock or Preferred Stock so replaced, refinanced, refunded, renewed or extended except by an amount (the “Excess Permitted Refinancing Amounts”) equal to (i) unpaid accrued interest and/or fees thereon and/or premium (including tender premium) and/or derivative payments with respect thereto and/or the amount of original issue discount and arrangement, commitment, underwriting, structuring or similar fees or amendment or consent fees payable, defeasance costs and costs and expenses incurred, in each case in connection with such replacement, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder plus (ii) additional amounts permitted to be incurred pursuant to Section 6.01 (provided, that (1) any additional Indebtedness referenced in this clause (ii) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (ii) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02);
(b)solely in the case of Indebtedness incurred in reliance on Section 6.01(b)(xxx) (other than with respect to any revolving indebtedness and/or the Inside Maturity Amount, Customary Term A Loans or Customary Bridge Loans), such replacement, refinancing, refunding, renewal or extension has at the time incurred (I) a final maturity date equal to or later than the final maturity date of, and (ii) in the case of term Indebtedness, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being modified, replaced, refinanced, refunded, renewed or extended;
(c)if such Indebtedness being replaced, refinanced, refunded, renewed or extended is (1) subordinated in right of payment to the Obligations, such replacement, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms not materially less favorable to the Lenders (taken as a whole) than those contained in the documentation governing the

Indebtedness being replaced, refinanced, refunded, renewed or extended or (2) Disqualified Stock or Preferred Stock, such replacement, refinancing, refunding, renewing or extending indebtedness is Disqualified Stock or Preferred Stock, respectively;
(d)when such term is used in respect of (i) Permitted First Priority Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (e), (f) and (h) of the proviso to the first sentence of the definition of Permitted First Priority Refinancing Debt; (ii) Permitted Second Priority Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (e), (f) and (h) of the proviso to the first sentence of the definition of Permitted Second Priority Refinancing Debt; (iii) Permitted Unsecured Refinancing Debt, such Refinancing Indebtedness must also satisfy paragraphs (c), (d) and (f) of the proviso to the first sentence of the definition of Permitted Unsecured Refinancing Debt; (iv) Permitted First Priority Incremental Equivalent Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (e), (f) and (h) of the proviso to the first sentence of the definition of Permitted First Priority Incremental Equivalent Debt, (v) Permitted Junior Priority Incremental Equivalent Debt, such Refinancing Indebtedness must also satisfy paragraphs (a), (e), (f) and (h) of the proviso to the first sentence of the definition of Permitted Junior Priority Incremental Equivalent Debt and (vi) Permitted Unsecured Incremental Equivalent Debt, such Refinancing Indebtedness must also satisfy paragraphs (c) and (d) of the proviso to the first sentence of the definition of Permitted Unsecured Incremental Equivalent Debt; and
(e)such Refinancing Indebtedness shall not include:
(i)Indebtedness or Disqualified Stock of a Restricted Subsidiary that is not a Restricted Guarantor that refinances Indebtedness or Disqualified Stock of the Borrower;
(ii)Indebtedness or Disqualified Stock of a Restricted Subsidiary that is not a Restricted Guarantor that refinances Indebtedness or Disqualified Stock of a Restricted Guarantor; or
(iii)Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness or Disqualified Stock of an Unrestricted Subsidiary.
“Register” shall have the meaning assigned to such term in Section 9.04(d).
“Regulated Bank” shall mean any insured depository institution that is regulated by foreign, federal or state banking regulators, including, without limitation, the United States Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Board.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided, that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans or similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pumping, pouring, emptying, escaping, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or any building, structure or fixture.
“Relevant Governmental Body” shall mean the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(e).
“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any term loan Indebtedness under this Agreement (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of the Initial Term Loans into a new tranche of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (other than, for the avoidance of doubt, Customary Term A Loans), (i) having an Effective Yield that is less than the Effective Yield for the Initial Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the Initial Term Loans, or (b) any modification to this Agreement that results in the reduction in the Applicable Percentage for the Initial Term Loans so long as, in the case of each of clauses (a) and (b), (x) the primary purpose of such modification (as determined by the Borrower in good faith) is to reduce the Effective Yield with respect to the Initial Term Loans and (y) without limiting the generality of clause (x), such Indebtedness was not incurred (or modified) in connection with a Change of Control and/or any acquisition or similar investment. Any determination by the Borrower contemplated by the definition of “Effective Yield” shall be conclusive and binding on all Lenders holding Initial Term Loans, and the Borrower shall have no liability to any Person with respect to such determination absent gross negligence or willful misconduct.
“Required Debt Terms” shall mean in respect of any Indebtedness, the following requirements: (a) other than revolving credit facilities, Customary Bridge Loans, Customary Term A Loans and the Inside Maturity Amount, such Indebtedness shall (1) not mature earlier than the Latest Maturity Date then in effect and (2) have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of any other outstanding Class of Term Loans, (b) [reserved], (c) if such Indebtedness is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement if such Indebtedness is secured on a pari passu or junior basis with the Secured Obligations, (d) [reserved], (e) [reserved] and (f) any such Indebtedness may only participate in mandatory prepayments on a pro rata basis (or less than pro rata basis) with the Initial Term Loans (other than customary special mandatory redemption provisions where the proceeds of such Indebtedness are intended to be used for an acquisition, refinancing or other specific purpose, and mandatory redemption provisions associated with escrow arrangements for the use of proceeds of such Indebtedness).
“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, Unused Revolving Credit Commitments, Initial Term Loans, Other Revolving Credit Commitments, Other Term Loan Commitments, Other Term Loans and Incremental Term Loans representing more than 50% of the sum of all Revolving Credit Exposure, Unused Revolving Credit Commitments, Initial Term Loans, Other Revolving Credit Commitments, Other Term Loan Commitments, Other Term Loans and Incremental Term Loans at such time; provided, that any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Net Cash Proceeds Percentage” shall mean, as of any date of determination, (a) if the Consolidated First Lien Leverage Ratio is greater than 2.75:1.00, 100%, (b) if the Consolidated First Lien Leverage Ratio is less than or equal to 2.75:1.00 and greater than 2.25:1.00, 50% and (c) if the Consolidated First Lien Leverage Ratio is less than or equal to 2.25:1.00, 0%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Net Cash Proceeds that are required to be applied to prepay the Term Loans under Section 2.13(b), the Consolidated First Lien Leverage Ratio shall be determined on the date on which such proceeds are received by the Borrower or applicable Restricted Subsidiary.

“Required Revolving Lenders” shall mean, at any time, Lenders having Revolving Credit Exposure, Unused Revolving Credit Commitments and Other Revolving Credit Commitments representing more than 50% of the sum of all Revolving Credit Exposure, Unused Revolving Credit Commitments and Other Revolving Credit Commitments at such time; provided, that any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Person.
“Restricted Amount” shall have the meaning assigned to such term in Section 2.13(e)(iii).
“Restricted Debt Payment” shall mean any Restricted Payment pursuant to clause (c) of the definition thereof.
“Restricted Dividend Payment” shall mean any Restricted Payment pursuant to clause (a) or (b) of the definition thereof.
“Restricted Guarantor” shall mean a Subsidiary Guarantor that is a Restricted Subsidiary.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payment” shall mean:
(a)any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Borrower or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Borrower or any Restricted Subsidiary), except for any dividend or distribution that is made to the Borrower or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Borrower;
(b)the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Borrower or any Restricted Subsidiary (other than from the Borrower or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Borrower or any Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Borrower that is not Disqualified Stock);
(c)the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Junior Obligation (other than the purchase, repurchase or other acquisition of any Junior Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case, due within one year of the date of acquisition); or
(d)any Investment (other than Permitted Investments) in any Person.
“Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.
“Revaluation Date” shall mean (a) with respect to any Revolving Loan or Swingline Loan, each of the following: (i) each date of a borrowing of a Revolving Loan or Swingline Loan, (ii) each date of a continuation of a Revolving Loan pursuant to the terms of this Agreement, (iii) the last Business Day of each fiscal quarter, and (iv) the date of any voluntary reduction of a Revolving Credit Commitment pursuant to Section 2.09(b); (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a

Letter of Credit, (ii) each date of an amendment of a Letter of Credit which increases the face amount thereof, (iii) each date of any payment by an Issuing Bank with respect to a Letter of Credit, and (iv) the last Business Day of each fiscal quarter; (c) such additional dates as the Administrative Agent or the respective Issuing Bank shall determine, or the Required Lenders shall require, at any time when (i) an Event of Default has occurred and is continuing or (ii) the Aggregate Revolving Credit Exposure exceeds 90% of the Total Revolving Credit Commitment (for such purpose, determined using the US Dollar Equivalent in effect for the most recent Revaluation Date); and (d) with respect to the Unused Revolving Credit Commitment of a given Lender pursuant to Section 2.05(a), each day of the applicable period such Unused Revolving Credit Commitment is in effect.
“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.26(a).
“Revolving Commitment Increase Lender” shall have the meaning assigned to such term in Section 2.26(b).
“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.
“Revolving Credit Commitment” shall mean, with respect to each Revolving Credit Lender, (i) the commitment of such Lender to make Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder in an amount equal to its Initial Revolving Credit Commitment or the amount of the Revolving Credit Commitment set forth opposite such Lender’s name in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, 2.22(a) or 2.27, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased pursuant to a Revolving Commitment Increase or a Refinancing Amendment and/or (ii) any Other Revolving Credit Commitment.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate Principal Amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.
“Revolving Credit Facility” shall mean the revolving credit facilities contemplated by Section 2.01(b) and, if applicable, Sections 2.26 and/or 2.27.
“Revolving Credit Lender” shall mean (i) initially, each Lender executing this Agreement under the heading “Initial Revolving Credit Lender” or “Revolving Credit Lender” on the Closing Date and (ii) thereafter, each Lender with a Revolving Credit Commitment at such time (or, after the termination thereof, Revolving Loans or other Revolving Credit Exposure with respect thereto), it being understood that for each Lender that is described in part (a) of the definition of Lender (but, for the avoidance of doubt and notwithstanding Section 9.04(a), not its assigns) that is a resident of Canada for all purposes of the Income Tax Act (Canada) and that is not eligible for the so called “portfolio interest exemption” under the Code, with respect to Revolving Credit Commitments to be made available to the Borrower, the extensions of credit to the Borrower hereunder and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Borrower in connection with Revolving Loans, Swingline Loans and the Revolving Credit Commitments, and for all other related purposes hereunder (as the context may require), the term “Revolving Credit Lender” shall refer to such Lender’s US branch or lending office.
“Revolving Credit Maturity Date” shall mean (a) with respect to the Initial Revolving Credit Commitments (and related Revolving Credit Exposure), the fifth anniversary of the Closing Date; provided that, (i) if on the date that is one hundred eighty-two (182) days prior to the maturity date in respect of the notes under the Existing Notes Indentures (the “First Revolving Springing Maturity Date”), (A) an aggregate principal amount greater than the greater of (x) $350,000,000 and (y) 50.0% of EBITDA as of the end of the most recently ended Test Period of the Term Loans and (B) an aggregate principal amount greater than the greater of (x) $350,000,000 and (y) 50.0% of EBITDA as of the end of the most recently ended Test Period in respect of the Existing Notes Indentures, in each case, are outstanding on such date, then the Revolving Credit Facility will mature, and the commitments thereunder will terminate, on the First Revolving Springing Maturity Date and (ii) if on the date that is ninety-one (91) days prior to the maturity date in respect of the notes under the Existing Notes Indentures (the “Second Revolving Springing Maturity Date”), an aggregate principal amount greater than the greater of (x) $350,000,000 and (y) 50.0% of EBITDA as of the end of the most recently ended Test Period in respect of the Existing Notes Indentures is outstanding on such date, then the Revolving Credit Facility will mature, and the commitments thereunder will terminate, on the Second Revolving Springing Maturity Date and (b) with respect to any Series of Other Revolving Credit Commitments (and related Obligations), the maturity date for such Series set forth in the relevant Incremental Amendment or Refinancing Amendment, as applicable.
“Revolving Loans” shall mean the Initial Revolving Loans and/or, after the incurrence thereof, the Other Revolving Loans, as the context may require.
“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” shall mean any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Borrower or a Restricted Subsidiary transfers that Property to another Person and the Borrower or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.
“Sanctions Authority” shall mean the United Nations, the United States of America, the United Kingdom, the European Union, any member state of the European Union, or any other jurisdiction that applies to the Borrower or its subsidiaries, or any body, governmental entity, official institution, authority and/or agency or instrumentality of the above acting on behalf of any of them in connection with Sanctions.
“Sanctioned Country” shall mean, at any time, a country or territory that is itself, or whose government is, the subject or target of any comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region, Zaporizhzhia and Kherson regions of Ukraine and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).
“Sanctions” shall mean any economic or financial sanctions imposed, administered or enforced by any Sanctions Authority which are applicable to the Borrower and its subsidiaries.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H-2 hereto, with (i) any immaterial changes (as determined in the Administrative Agent’s sole discretion) thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion and/or (ii) any material changes thereto as the Borrower and the Administrative Agent may agree in their respective reasonable discretion, which material changes are posted for review by the Lenders and deemed acceptable if the Required Lenders have not objected thereto within five Business Days following the date on which such changes are posted for review.
“Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 5.04(a) or (b).
“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.
“Secured Obligations” shall mean all “Obligations” as defined in the Guarantee and Collateral Agreement or any other Security Document.
“Secured Parties” shall mean the “Secured Parties” as defined in the Guarantee and Collateral Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Subsidiary” shall mean a Subsidiary of the Borrower:
(1)    that is designated a “Securitization Subsidiary” by the Board of Directors,

(2)    that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,
(3)    no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:
(A)    is Guaranteed by the Borrower or any Restricted Subsidiary of the Borrower, or
(B)    is recourse to (other than with respect to Customary Securitization Undertakings) or obligates the Borrower or any Restricted Subsidiary of the Borrower in any way,
(4)    with respect to which neither the Borrower nor any Restricted Subsidiary of the Borrower (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
“Security Documents” shall mean the Guarantee and Collateral Agreement, the Mortgages (if any), each Intellectual Property Security Agreement and each of the other instruments and documents executed and delivered with respect to the Collateral pursuant to Section 5.09.
“Senior Notes” shall mean the Borrower’s (i) 4.750% senior notes due 2028; (ii) 4.375% senior notes due 2029; (iii) 6.500% senior notes due 2027; and (iv) 3.500% EUR senior notes due 2029.
“Senior Representative” shall mean, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Separation” shall mean the separation of the household products business from the Borrower’s former parent company, Edgewell Personal Care Company, on July 1, 2015 by the distribution of all of the Borrower’s issued and outstanding shares of common stock to the shareholders of Edgewell Personal Care Company.
“Separation Obligations” shall mean indemnification obligations of the Borrower and/or its Restricted Subsidiaries in favor of Edgewell Personal Care Company, and/or its subsidiaries in connection with the Separation of the Borrower from Edgewell Personal Care Company.
“Series” shall mean (a) all Loans or Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins and (if applicable) amortization schedule and (b) all Loans or Commitments that are established pursuant to the same Incremental Amendment (or any subsequent Incremental Amendment to the extent such Incremental Amendment expressly provides that the Loans or Commitments provided for therein are intended to be a part of any previously established Series) and that provide for the same interest margins and (if applicable) amortization schedule.
“Shared Non-Loan Party Cap” shall mean, on any date of determination, the greater of (x) $245,000,000 and (y) 35.0% of EBITDA as of the end of the most recently ended Test Period, minus any amounts incurred in reliance on Sections 6.01(a), (b)(xiv) and (b)(xxix) and outstanding on such date.
“Significant Subsidiary” shall mean any Restricted Subsidiary of the Borrower from time to time for which (i) the assets of such Restricted Subsidiary, together with the assets of any other Significant Subsidiary, constitute 10.0% or more of the Total Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, and (ii) the EBITDA of such Restricted Subsidiary, together with the revenue of any other

Significant Subsidiary, accounts for at least 10% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case determined as of the last day of the most recently ended Test Period.
“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and its subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental, ancillary or complementary thereto.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” shall have the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” shall have the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” shall mean, with respect to any Person, (a) the consolidated fair value of the assets of such Person and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value of the property of such Person and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” shall have the meaning assigned to such term in Section 9.04(i).
“Special Flood Hazard Area” means an area that the Federal Emergency Management Agency (or any successor agency) has designated as a special flood hazard area.
“Specified Commitment” shall have the meaning assigned to such term in Section 1.11(i).
“Specified Commitment Notice” shall have the meaning assigned to such term in Section 1.11(i).
“Specified Default” shall mean an Event of Default under Section 7.01(b), (c), (g)(i), or (h).
“Specified Obligations” shall have the meaning assigned to such term in Section 2.13(b).
“Spin-off Interim Ordinary Course Transactions” shall mean any transaction entered into or consummated by the Borrower and/or its Restricted Subsidiaries, in the ordinary course and consistent with past practice, including any transaction with Edgewell Personal Care Company and its Subsidiaries, prior to July 1, 2015.
“Spin-off Internal Reorganization” shall mean the internal reorganization undergone in connection with the Separation.

“Spin-off Transactions” shall mean the Spin-off Internal Reorganization and the Separation, the issuance of the Borrower’s previously outstanding 5.500% Senior Notes due 2025 and incurrence of borrowings under the Borrower’s credit agreement as in effect on July 1, 2015.
“Spot Rate” shall mean, for any currency, on any Revaluation Date or other relevant date of determination, the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on such date; provided, that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.
“Stated Amount” shall mean, with respect to each Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder
“Stated Maturity” shall mean, with respect to any instrument governing Indebtedness, the date specified in such instruments the fixed date on which the payment of principal of such Indebtedness is due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
    “Subject Transaction” shall mean:
(a)the Transactions;
(b)any permitted acquisition or any other acquisition or similar Investment, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (i) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (ii) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement;
(c)any disposition of (i) all or substantially all of the assets or (ii) the Capital Stock of any subsidiary (or any business unit, line of business or division of the Borrower and/or any Restricted Subsidiary) not prohibited by this Agreement;
(d)the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10;
(e)any incurrence, retirement, redemption, repayment and/or prepayment of Indebtedness (other than any Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes);
(f)[reserved];
(g)[reserved];
(h)[reserved];
(i)at the election of the Borrower, any discontinued operation pending the disposal, abandonment, divestiture and/or termination thereof;

(j)at the election of the Borrower, for purposes of any Consolidated Fixed Charge Coverage Ratio test, any amendment to the interest rate applicable to any Indebtedness; and
(k)any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.
“Subordinated Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.
“Subordinated Indebtedness” shall mean any Indebtedness of the Borrower and any Guarantor which is by its terms subordinated in right of payment to the Obligations of the Borrower or such Guarantor, as applicable.
“subsidiary” shall mean, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:
(a)    that Person,
(b)    that Person and one or more subsidiaries of that Person, or
(c)    one or more subsidiaries of that Person.
“Subsidiary Guarantor” shall mean each subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.09 or otherwise, excluding each Excluded Subsidiary.
“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).
“Successor Subsidiary Person” shall have the meaning assigned to such term in Section 6.04(c)(i)(A).
“Supported QFC” shall have the meaning assigned to such term in Section 9.24.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.23(a), as the same may be reduced from time to time pursuant to Section 2.09; provided, that with respect to any Swingline Lender, to the extent the Borrower obtains Other Revolving Credit Commitments for which such Swingline Lender does not have a commitment or does not otherwise consent in writing thereto, then the Swingline Commitment of such Swingline Lender shall terminate on the later to occur of the termination of the Class of Revolving Credit Commitments under which such Swingline Lender has agreed to act as Swingline Lender or the date to which such Swingline Lender has otherwise consented in writing.
“Swingline Exposure” shall mean, at any time, the aggregate Principal Amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean with respect to the Swingline Commitment to be made available to the Borrower, the extensions of credit to the Borrower thereunder and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Borrower in connection with Swingline Loans, and for all other related purposes hereunder (as the context may require), (a) JPMorgan, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder, (b) any other Person acting as Administrative Agent hereunder (to the extent agreed by the Borrower and such Administrative Agent) and (c) any other Revolving Credit Lender designated by the Borrower and agreed to by the Administrative Agent (such agreement not to be unreasonably withheld, delayed or conditioned) who agrees to act in such capacity.

“Swingline Loans” shall mean any loan made by the Swingline Lender pursuant to Section 2.23(a).
“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed secured by a Lien on the Property being leased and such Property will be deemed to be owned by the lessee.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Lender” shall mean any Initial Term Lender, Other Term Loan Lender and/or Incremental Term Loan Lender, as the context may require.
“Term Loan Maturity Date” shall mean (a) with respect to the Initial Term Loans, the seventh anniversary of the Closing Date; provided that, if an aggregate principal amount in excess of the greater of (x) $350,000,000 and (y) 50.0% of EBITDA as of the end of the most recently ended Test Period in respect of the Existing Notes Indentures remains outstanding on the date (the “Term Springing Maturity Date”) that is ninety-one (91) days prior to its maturity date, then the Initial Term Loans will mature on the Term Springing Maturity Date and (b) with respect to any Series of Other Term Loans or Incremental Term Loans, the maturity date for such Series set forth in the relevant Incremental Amendment or Refinancing Amendment.
“Term Loans” shall mean the Initial Term Loans and/or, after the incurrence thereof, the Other Term Loans and/or the Incremental Term Loans, as the context may require.
“Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR Reference Rate”.
“Term SOFR” shall mean, with respect to any SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of a tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any SOFR Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the Loans and L/C Exposure, together with all interest, Fees and other non-contingent Obligations, have been paid in full in accordance with the terms of this Agreement.

“Test Period” shall mean, as of any date, (a) for purposes of determining actual compliance with Section 6.10, the period of four consecutive fiscal quarters then most recently ended for which Section 5.04 Financials have been delivered (or are required to have been delivered) and (b) for any other purpose, the period of four consecutive fiscal quarters then most recently ended for which Section 5.04 Financials have been delivered (or are required to have been delivered) or, if earlier, are internally available; it being understood and agreed that (i) prior to the first delivery (or required delivery) of financial statements pursuant to Section 5.04(b), “Test Period” shall mean the period of four consecutive fiscal quarters most recently ended for which financial statements of the Borrower are internally available and (ii) in the case of clause (b) above, at the election of the Borrower in its sole discretion, the period of four consecutive fiscal quarters ending on the last day of the fourth fiscal quarter of any Fiscal Year may constitute a Test Period if the financial information necessary to calculate the relevant ratio, metric or test for the fourth fiscal quarter of such Fiscal Year is internally available.
“Threshold Amount” shall mean the greater of (x) $70,000,000 and (y) 10.0% of the Borrower’s aggregate amount of EBITDA as of the end of the most recently ended Test Period.
“Total Assets” shall mean total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries.
“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The Total Revolving Credit Commitment immediately after the occurrence of the Closing Date is $500,000,000.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower (or any direct or indirect parent of the Borrower) or any of its subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean (a) this Agreement becoming effective in accordance with its terms and the borrowing of Loans hereunder on the Closing Date and (b) the payment of any fees, costs and/or expenses (including Transaction Expenses) in connection with any or all of the foregoing.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean Adjusted Term SOFR.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.
“Unrestricted Subsidiary” shall mean:
(a)any subsidiary of the Borrower which is listed on Schedule 5.10 hereof;
(b)any subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided in Section 5.10); and

(c)any subsidiary of any Person described in clauses (a) or (b) above.
“Unused Revolving Credit Commitment” shall mean, with respect to any Lender, at any time, the remainder of the Revolving Credit Commitment of such Lender at such time, if any, less the sum of (i) the aggregate outstanding Principal Amount of Revolving Loans made by such Lender and then outstanding, (ii) such Lender’s L/C Exposure and (iii) except for purposes of Section 2.05(a), such Lender’s Swingline Exposure.
“US Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in US Dollars, such amount and (b) with respect to any amount denominated in any currency other than US Dollars, the equivalent amount thereof in US Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of US Dollars with such other currency.
“US Dollar-Denominated Loans” shall mean any Loans denominated in US Dollars.
“US Dollars” or “$” shall mean lawful money of the United States of America.
“US Prime Rate” shall mean the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S., or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent); each change in the US Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The US Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness or Disqualified Stock as the case may be, at any date, the quotient obtained by dividing:
(a)the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment or scheduled commitment reduction or termination of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment or reduction or termination; by
(b)the sum of all such payments (or reduction or termination).
“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or, in the case of Foreign Subsidiaries, nominal amounts of shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.Terms Generally.
(a)The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio and the Consolidated Fixed Charge Coverage Ratio (and the financial definitions used therein) and compliance with each covenant set forth herein (including as determined by any reference to a definition used in such covenant (e.g., Capitalized Lease Obligations, etc.)) shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, to eliminate the effect of any change in GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, for such purpose), then the Borrower and the Administrative Agent shall negotiate in good faith to amend (without the payment of any amendment or similar fees to the Administrative Agent or the Lenders) the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio or the definitions used therein or any covenant used herein (or definition used therein), in each case, (subject to the approval of the Required Lenders (such approval not to be unreasonably withheld, conditioned or delayed)) to preserve the original intent thereof in light of such changes in GAAP; provided, that all determinations made pursuant to the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio or any financial definition used therein or any covenant used herein (or definition used therein), in each case, shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio or such financial definition or any covenant used herein (or definition used therein) is amended. Notwithstanding anything to the contrary contained in this paragraph (a) above, only those leases (assuming for purposes hereof that such leases were then in existence) that would constitute capital leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered capitalized leases hereunder or under any other Loan Document, and all calculations and deliverables under this Agreement or any other Loan Document shall be made, prepared or available, as applicable, in accordance therewith; provided, that all financial statements required to be provided hereunder may, at the option of the Borrower, be prepared in accordance with GAAP without giving effect to the foregoing treatment of capitalized leases.
(b)For purposes of determining compliance at any time with Sections 5.13, 6.01, 6.02, 6.03, 6.04, 6.05, and/or 6.07 in the event that any Indebtedness, Disqualified Stock, Preferred Stock, Lien, Restricted Payment, fundamental change, disposition, restrictive agreement, or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of Sections 6.01 (other than Sections 6.01(b)(i) or (b)(xxx) (in each case, without limiting the definition of “Maximum Incremental Amount”)), 6.02 (other than clauses (w) or (q) of the definition of “Permitted Liens” (in each case, without limiting the definition of “Maximum Incremental Amount” and, in the case of clause (q) of the definition of “Permitted Liens”, the exception set forth in this parenthetical shall not apply to Liens securing Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on Sections 6.01(a)(i) or 6.01(b)(iv) and/or any Permitted Refinancing Indebtedness in respect thereof)), 5.13, 6.03, 6.04, 6.05, and/or 6.07, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) under one or more clauses of each such Section; provided, that, unless the Borrower elects otherwise in writing:
(i)if, at any time on the date of or following the initial incurrence of any portion of any Indebtedness, Disqualified Stock or Preferred Stock under Section 6.01 (other than Section 6.01(b)(i) or (b)(xxx); it being understood and agreed that this clause (i) shall apply to the Maximum Incremental Amount) (such portion of such Indebtedness, the “Subject Indebtedness”), the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio or the Consolidated Leverage Ratio, as applicable, is less than or equal to the applicable level set forth in Section 6.01(a) or the Consolidated Fixed Charge Coverage Ratio is greater than or equal to the applicable level set forth in Section 6.01(a), such Subject Indebtedness shall automatically be reclassified (with retroactive effect) as having been incurred under the applicable provisions of Section 6.01(a) or clause (e) of the definition of “Maximum Incremental Amount”, as applicable (subject to any other applicable provision of Section 6.01(a) or clause (e) of the Maximum Incremental Amount, as applicable, and any associated Lien will be deemed to have been permitted under clauses (w) or (q), as applicable, of the definition of “Permitted Lien” upon any such reclassification;
(ii)if, on the date of or following the making of any Investment other than in reliance on clause (w) of the definition of “Permitted Investment”, the Consolidated Secured Leverage Ratio is less than the applicable level set forth in clause (w) of the definition of “Permitted Investment” at any time, such Investment (or the relevant portion thereof) shall automatically be reclassified (with retroactive effect) as having been made in reliance on clause (w) of the definition of “Permitted Investment”;
(iii)[reserved]; and
(iv)if, on the date of or following the making of any Restricted Payment other than in reliance on Section 6.03(m), the Consolidated Secured Leverage Ratio is less than the applicable level set forth in Section 6.03(m) at any time, such Restricted Payment (or the relevant portion thereof) shall automatically be reclassified (with retroactive effect) as having been made in reliance on Section 6.03(m).
(c)It is understood and agreed that any Indebtedness, Disqualified Stock, Preferred Stock, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Disqualified Stock, Preferred Stock, Lien, Restricted Payment, Restricted Debt Payment, restrictive agreement, Investment, disposition and/or Affiliate transaction under Sections 5.13, 6.01, 6.02, 6.03, 6.04, 6.05, and/or 6.07, respectively, and may instead be permitted in part under any combination thereof, but the Borrower will only be required to include the amount and type of such transaction (or portion thereof) in one such category (or combination thereof).
Section 1.03.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Initial Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Credit Borrowing”).
Section 1.04.Rounding. The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).
Section 1.05.References to Agreements and Laws. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Loan Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Loan Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
Section 1.06.Times of Day and Effectuation of Transactions. Unless otherwise specified, (a) all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) and (b) each of the representations and warranties contained in this Agreement and the other Loan Documents (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.07.Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, that with respect to any payment of interest on or principal of SOFR Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
Section 1.08.Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans, Revolving Commitment Increase, Credit Agreement Refinancing Indebtedness, replacement Term Loans, replacement Revolving Facility or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” settlement mechanism approved by the Borrower, the Administrative Agent and such Lenders, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.09.[Reserved].
Section 1.10.[Reserved].
(a)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.11.Certain Calculations.
(a)Notwithstanding anything to the contrary herein, but subject to Section 1.11(e), all financial ratios and tests (including the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio and the amount of Consolidated Net Income and EBITDA (other than, for the avoidance of doubt, for purposes of calculating Excess Cash Flow)) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a pro forma basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (i) any Subject Transaction has occurred or (ii) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a pro forma basis for such Test Period.
(b)Notwithstanding anything to the contrary in this Section 1.11, when calculating any ratio or test for purposes of (i) the definition of “Applicable Percentage” and (ii) the financial covenants under Section 6.10 (other than for the purposes of determining pro forma compliance with such financial covenants), any Subject Transaction that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(c)For purposes of this Section 1.11, whenever pro forma effect is to be given to any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. Any such pro forma calculation may include adjustments described in clause (a)(ix) of the definition of “EBITDA”.
(d)For purposes of determining whether the incurrence, issuance or making of any Indebtedness, Disqualified Stock, Preferred Stock, Capital Stock, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 is permitted hereunder, EBITDA and/or Total Assets shall be determined as of the most recently ended Test Period at the time such Indebtedness, Disqualified Stock, Preferred Stock, Capital Stock, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or designation is incurred, issued or made, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in EBITDA and/or Total Assets occurring after the time such Indebtedness, Disqualified Stock, Preferred Stock, Capital Stock, Restricted Payment, Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change or designation is incurred, issued or made.
(e)Notwithstanding anything to the contrary herein or any other Loan Document, at the Borrower’s option, the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Fixed Charge Coverage Ratio and any cap expressed as a percentage of EBITDA, Consolidated Net Income, Excess Cash Flow or Total Assets (or any analogous metric) shall be determined and the accuracy of any representation and/or warranty and any default or Event of Default “blocker” may be tested, in each case, at the election of the Borrower:
(i)with respect to any Limited Condition Transaction only (including with respect to any Indebtedness contemplated or incurred in connection therewith and/or any related designation of any subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary), on (x) the date of the execution of the definitive agreement with respect to such acquisition or Investment, (y) in connection with an acquisition to which the United Kingdom City Code or Takeover and Mergers (or any comparable requirement of law) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of the target of an acquisition (or equivalent notice under comparable Requirements of Law) is made or (z) the date of the consummation of such acquisition or Investment,
(ii)in the case of any Restricted Dividend Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Dividend Payment (so long as such Restricted Dividend Payment is actually made within 90 days following the date of declaration) or (y) the making of such Restricted Payment,
(iii)in the case of any Restricted Debt Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment and/or
(iv)in the case in the case of any fundamental change or disposition (including with respect to any Indebtedness contemplated or incurred in connection therewith and/or any related designation of any subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect thereto, (y) in connection with a disposition to which the United Kingdom City Code or Takeover and Mergers (or any comparable Requirement of Law) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of the target (or equivalent notice under comparable Requirements of Law) is made or (z) the consummation of such fundamental change or disposition;

(v)provided that, (i) if financial statements for one or more subsequent fiscal quarters shall have become available, the Borrower may elect, in its sole discretion, to re-determine all such ratios, tests or baskets set forth above in this Section 1.11(e) on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable test date for purposes of such ratios, tests or baskets, and (ii) except as contemplated in the foregoing clause (i), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable test date for such Subject Transaction and any actions or transactions related thereto (including acquisitions, Investments and the incurrence or issuance of Indebtedness, Liens, Disqualified Stock or Preferred Stock and the use of proceeds thereof, repayments and Restricted Payments).
(f)Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Borrower has elected to determine the permissibility of any transaction pursuant to Sections 1.11(e)(i)(x) or (y), Section 1.11(e)(ii)(x), Section 1.11(e)(iii)(x) or Section 1.11(e)(iv)(x) or (y) to the extent that the definitive documents in respect thereof have been executed, the Restricted Payment has been declared or notice with respect to the relevant Restricted Debt Payment has been delivered, as applicable, for purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including Section 6.10, the Financial Covenant Leverage Ratio, any Consolidated First Lien Leverage Ratio test, any Consolidated Secured Leverage Ratio test, any Consolidated Leverage Ratio test, any Consolidated Interest Coverage Ratio test, any Consolidated Fixed Charge Coverage Ratio test and/or the amount of Consolidated Net Income and/or EBITDA) after the date on which such definitive documents were executed, such Restricted Payment was declared or delivery of notice with respect to such Restricted Debt Payment has been delivered and until the date on which the relevant transaction is consummated, such definitive documents have terminated or expired or the relevant declaration or notice has been revoked, as applicable, such calculation shall give effect, on a pro forma basis, to any other Subject Transaction that the Borrower has elected to treat in accordance with Sections 1.11(e)(i)(x) or (y), Section 1.11(e)(ii)(x), Section 1.11(e)(iii)(x) and/or Section 1.11(e)(iv)(x) or (y), as applicable; it being understood that, in such event, any calculation of the Consolidated Interest Coverage Ratio shall, with respect to any Indebtedness relating to any such transaction that has not yet been incurred, assume the indicative interest rate margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, such other interest rate as the Borrower may determine in good faith.
(g)Notwithstanding anything to the contrary herein, with respect to any amount incurred (excluding, for the avoidance of doubt, Revolving Loans but including other revolving indebtedness) or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Section 6.10, the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio or the Consolidated Fixed Charge Coverage Ratio) (any such amount, including any amount expressed as a percentage of Consolidated Net Income and/or EBITDA, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, Section 6.10, the Financial Covenant Leverage Ratio, the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio or the Consolidated Fixed Charge Coverage Ratio) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that any Fixed Amount shall be disregarded in the substantially concurrent calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount, except that pro forma effect shall be given to any increase or decrease in EBITDA, Consolidated Net Income and/or any relevant other metric resulting from the entire transaction and thereafter, the incurrence of any such amount under the Fixed Amount shall be included in the calculation of future Incurrence-Based Amounts to the extent such amount incurred under the Fixed Amount is then outstanding.
(h)For purposes of the calculation of any Incurrence-Based Amount used in determining the availability of Credit Increases, Incremental Equivalent Debt or Indebtedness incurred or issued under Section 6.01(a) or Section 6.01(b)(iv), cash proceeds of such Indebtedness will not be netted in determining Consolidated Indebtedness as used therein.
(i)In connection with the implementation or assumption of any revolving commitment and/or any delayed draw commitment in reliance on any Incurrence-Based Amount, the Borrower may, in its

sole discretion, elect, by written notice to the Administrative Agent (a “Specified Commitment Notice”), to either (a) treat all or any portion of such revolving commitment and/or delayed draw commitment as having been fully drawn on the date of implementation or assumption (such commitment (or portion thereof), a “Specified Commitment”), in which case (i) the Borrower shall not be required to comply with any financial ratio or test in connection with any drawing thereunder after the date of incurrence or assumption and (ii) other than for purposes of (A) the Applicable Percentage, (B) the Commitment Fee Percentage, (C) the ECF Percentage, (D) [reserved] and/or (E) actual compliance with Section 6.10, the amount of such Specified Commitment shall be deemed to have been an actual incurrence of Indebtedness thereunder on the date of implementation or assumption for purposes of calculating any Incurrence-Based Amount or (b) test the permissibility of all or any portion of any drawing under such revolving commitment and/or delayed draw commitment on the date of such drawing (if any), in which case, such revolving commitment and/or delayed draw commitment (or portion thereof) shall only be treated as drawn for purposes of any Incurrence-Based Amount to the extent of any actual drawing thereunder that is outstanding at the applicable time of determination. It is understood and agreed that the Borrower may, at any time in its sole discretion, (x) deliver a Specified Commitment Notice with respect to any revolving commitment and/or delayed draw commitment and/or (y) withdraw any Specified Commitment Notice with respect to all or any portion of any revolving commitment and/or delayed draw commitment and instead elect to treat such revolving commitment and/or delayed draw commitment in accordance with clause (a) or (b) of the immediately preceding sentence.
(j)With respect to any pro forma calculation that is required to be made in connection with any acquisition or similar Investment in respect of which financial statements for the applicable target are not available for the same Test Period for which financial statements of the Borrower are available, the Borrower shall make the relevant calculation on the basis of the relevant available financial statements (even if for differing periods) or such other commercially reasonable basis as the Borrower may elect.
Section 1.12.Benchmark Replacement Setting.
(a)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 1.12), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.12 and/or any component definition used herein

(d)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Borrowing, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a SOFR Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Adjusted Term SOFR applicable to such SOFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 1.12, any SOFR Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute an ABR Loan on such day.
(f)The interest rate on a Loan denominated in US Dollar may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, this Section 1.12 provides a mechanism for determining an alternative rate of interest. Without limiting the express terms hereof, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) by any such information source or service. It is understood and agreed that this Section 1.12(f) shall not impair or otherwise limit the express provisions of this Agreement.
Section 1.13.[Reserved].
Section 1.14.Certain Matters.
(a)It is understood and agreed that (i) with respect to any Default or Event of Default, the words “exists,” “is continuing” or any similar expression with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived, (ii) if any Default or Event of Default occurs due to (A) the failure by the Borrower and/or any Restricted Subsidiary to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Person takes such action or (B) the taking of any action by the Borrower and/or any Restricted Subsidiary that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (1) the date on which such action would be permitted at such time to be taken under this Agreement and (2) the date on which such action is unwound or modified to the extent necessary so that the modified action is permitted by this Agreement or the other relevant Loan Document; and (iii) if any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or the taking of any action by any Loan Party or any Subsidiary of any Loan Party, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneously with, the cure of the Cured Default; provided that, in the case of clauses (ii)(B) and (iii) above, such deemed cure shall only apply to the extent that a Responsible Officer of the Borrower was not aware of the existence of (x) in the case of clause (ii)(B), any such Default or Event of Default so deemed to be cured at the time of the taking of the relevant action and (y) in the case of clause (iii), the Cured Default that caused the relevant subsequent Default or Event of Default to arise at the time of the making or deemed making of the relevant representation or warranty or the taking of the relevant action. Notwithstanding anything to the contrary in this Section 1.14(a), an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 1.14(a):
(i)if the taking of any action by any Loan Party or Subsidiary of a Loan Party that is not permitted during, and as a result of, the continuance of such Initial Default (including, without limitation, a Credit Increase hereunder at a time when the conditions thereto have not been met and the application of proceeds thereof) directly results in the cure of such Initial Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing;
(ii)in the case of an Event of Default under Sections 7.01(k) or (l) that directly results in material impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Loan Documents and that is incapable of being cured;
(iii)in the case of an Event of Default arising due to the failure to perform or observe Section 5.02 that directly results in a material adverse effect on the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party; or
(iv)in the case of an Initial Default for which (i) the Borrower failed to give notice to the Agent and the Lenders of such Initial Default in accordance with Section 5.05 of this Agreement and (ii) the Borrower had actual knowledge of such failure to give such notice during the continuance of such Initial Default.
(b)It is understood that any time period set forth in this Agreement to cure any Default or Event of Default may be extended or stayed by a court of competent jurisdiction to the extent the relevant Default or Event of Default is the subject of litigation.
(c)It is understood and agreed that the Borrower and/or any Restricted Subsidiary may incur Indebtedness permitted under any provision of Section 6.01 to refinance Indebtedness originally incurred under the same provision of Section 6.01 while the Indebtedness being refinanced remains outstanding so long as the proceeds of the applicable refinancing Indebtedness are promptly deposited with the trustee or other applicable representative of the holders of the Indebtedness being refinanced, which proceeds will be applied to satisfy and discharge the Indebtedness being refinanced in accordance with the documentation governing such Indebtedness.
(d)Any determination of the Weighted Average Life to Maturity of any Indebtedness shall be made by the Borrower in good faith at the time of the incurrence of such Indebtedness.
(e)Notwithstanding anything to the contrary herein, in any other Loan Document and/or in Exhibits E or F attached hereto, any intercreditor agreement in the form of Exhibits H-1 or H-2 attached hereto (without any material change thereto) shall be deemed to have become effective upon the execution of such intercreditor agreement by (i) the relevant Loan Parties and (ii) the holders of the Indebtedness (or a representative therefor) that is required to be (or the Liens securing which are required to be) subject thereto, and each Secured Party, by accepting the benefits hereof, hereby acknowledges that any such intercreditor agreement so executed shall constitute an Intercreditor Agreement in effect for all purposes under the Loan Documents until the termination thereof in accordance with its terms.

(f)[Reserved].
(g)Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if, after delivery of any Pricing Certificate, it is subsequently determined that the Consolidated First Lien Leverage Ratio and/or Consolidated Gross Leverage Ratio set forth in such compliance certificate is inaccurate for any reason and the result of such inaccuracy is that the Lenders received any amount of interest or any fee for any relevant period based on an Applicable Percentage or payment of principal based on the ECF Percentage that is greater than or less than the amount that would have applied if the Consolidated First Lien Leverage Ratio or Consolidated Gross Leverage Ratio, as applicable, set forth in such Pricing Certificate had been accurately reported, then, for all purposes under this Agreement, (i) in the case of the Applicable Percentage, the Applicable Percentage for each day during the relevant period shall be revised to be based upon the accurately determined Consolidated Gross Leverage Ratio and, in such event, any shortfall in the amount of any applicable interest payment shall be due and payable within five Business Days following the date on which the Borrower becomes aware of the relevant inaccuracy and (ii) in the case of the ECF Percentage or Required Net Cash Proceeds Percentage, any shortfall in the amount of any applicable principal payment shall be due and payable within five Business Days following the date on which the Borrower becomes aware of the relevant inaccuracy, in each case, together with interest thereon accruing at the Alternate Base Rate. In the event that (A) any inaccuracy in the calculation of the Consolidated First Lien Leverage Ratio and/or Consolidated Gross Leverage Ratio, as applicable resulted in a shortfall in the amount of any required interest or principal payment and (B) such inaccuracy resulted from a good faith mistake on the part of the Borrower in the preparation of such calculation, no Default or Event of Default shall arise under this Agreement with respect thereto unless the relevant amount has not been paid within the period described in the preceding sentence.
(h)It is understood and agreed for the avoidance of doubt that the carve-outs from the provisions of Article VI may include items or activities that are not restricted by the relevant provision and the inclusion of such item or activity shall not be construed to expand the scope of Article VI.
(i)With respect to determination of the permissibility of any transaction by the Borrower and/or any subsidiary under this Agreement, (i) the delivery by the Borrower of a third party valuation report from (A) a nationally recognized accounting, appraisal, investment banking or consulting firm or (B) another firm reasonably acceptable to the Administrative Agent, in each case, shall be conclusive with respect to the value of the assets covered thereby and (ii) any determination of whether an action is taken “in the ordinary course of business” or “in a manner consistent with past practice” (or, in either case, any similar expression) shall be made by the Borrower in good faith.
Section 1.15.Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between any term or provision of this Agreement (excluding the Exhibits hereto) and any term or provision of any Exhibit to this Agreement, the term or provision of this Agreement shall govern, and the Borrower shall be entitled to make such revisions to the relevant term or provision of the applicable Exhibit to ensure that such term or provision is consistent with the corresponding term or provision of this Agreement.
Section 1.16.Confidentiality, Privilege, Etc. Notwithstanding any obligation to provide information under any Loan Document or allow the Administrative Agent, the Lenders or any third party to access or inspect the books and records of the Borrower or its subsidiaries or otherwise as set forth in this Agreement or any other Loan Document, none of the Borrower nor any of its subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes a non-financial trade secret or non-financial proprietary information of any Person, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective Representatives) is prohibited by applicable law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product, (d) in respect of which the Borrower and/or any of its subsidiaries owes confidentiality obligations to any Person (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of the Loan Documents) and/or (e) that relates to any investigation by any Governmental Authority if (i) such information is identifiable to a particular individual and the Borrower determines in good faith that such information should remain confidential or (ii) the information requested is not factual in nature; provided, that in the event that such information has not been provided in reliance on clauses (c), (d) or (e) above, notice that information is being withheld on such basis must be provided to the Administrative Agent.

Section 1.17.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.
ARTICLE II

The Credits
Section 2.01.Commitments. Subject to the terms and conditions set forth herein:
(a)Each Initial Term Lender agrees severally, and not jointly, on the Closing Date, to make term loans to the Borrower (the “Initial Term Loans”) in US Dollars and in a like principal amount not to exceed its Initial Term Loan Commitment.
(b)Subject to the terms and conditions herein set forth, each Revolving Credit Lender with a Revolving Credit Commitment of a particular Class agrees, severally and not jointly, to make Revolving Loans of such Class to the Borrower in the Available Currency requested by the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Credit Maturity Date with respect to its Revolving Credit Commitment and the termination of such Lender’s Revolving Credit Commitment of such Class in accordance with the terms hereof, in an aggregate Principal Amount at any time outstanding that will not, after giving effect to the making of such Revolving Loans and the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.
(c)Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
Section 2.02.Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). For the avoidance of doubt, all Revolving Loans made and other Revolving Credit Exposure incurred under the Revolving Credit Facility will be made or incurred, as applicable, by all Revolving Credit Lenders in accordance with their Pro Rata Percentages until the Revolving Credit Maturity Date for the relevant Class of Revolving Credit Commitments (or, if earlier, the date of the termination of the relevant Class of Revolving Credit Commitments in accordance with the terms hereof); thereafter, all Revolving Loans made and other Revolving Credit Exposure incurred under the Revolving Credit Facility will be made by the remaining Revolving Credit Lenders in accordance with their Pro Rata Percentages (after giving effect to the termination of Revolving Credit Commitments of such Class on the applicable Revolving Credit Maturity Date or otherwise in accordance with the terms of this Agreement). Except for Loans deemed made pursuant to Section 2.02(g) and subject to Section 2.23, the Loans comprising any Borrowing shall be in an aggregate principal amount that is not less than (i) the Minimum Applicable Borrowing Amount for such Loans or (ii) the remaining available balance of the applicable Commitments.
(b)Subject to Sections 2.02(g), 2.08 and 2.16, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans. Each Lender may at its option make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten SOFR Borrowings (or such greater number as the Administrative Agent may agree in its sole discretion) outstanding hereunder at any time.
(c)Except with respect to Loans deemed made pursuant to Section 2.02(g) and, if applicable, Section 2.27, and subject to Sections 2.03 and 2.23, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in US Dollars to the applicable Payment Office of the Administrative Agent not later than 3:00 p.m., and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(d)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to the Loans comprising such Borrowing at the time and (ii) in the case of such Lender, (x) for the first such day, the Overnight Rate and (y) for each day thereafter, the Alternate Base Rate plus the Applicable Percentage for ABR Revolving Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and (x) the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and (y) if the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.
(e)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any SOFR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the Loans comprising such SOFR Borrowing.
(f)[Reserved].
(g)If the relevant Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.25(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds in US Dollars to the Administrative Agent not later than 3:00 p.m. on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon) on any day, not later than 10:00 a.m. on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement as determined above (it being understood that such amount shall be deemed to constitute a Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the relevant Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the relevant Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.25(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (g); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the relevant Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to the Revolving Loans of the relevant Class pursuant to Section 2.06(a) and (ii) in the case of such Lender, the Overnight Rate and for each day thereafter, the interest rate applicable to ABR Revolving Loans of the relevant Class.
Section 2.03.Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan, pursuant to Section 2.02(g) or, if applicable, pursuant to Section 2.26 or Section 2.27, in each case as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a SOFR Borrowing, not later than 1:00 p.m. 3 U.S. Government Securities Business Days before a proposed Borrowing, (b) [reserved] and (c) in the case of an ABR Borrowing, not later than 11:00 a.m. on the date of a proposed Borrowing. Each such telephonic request shall be irrevocable, shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written

Borrowing Request and shall specify the following information: (i) the relevant Class of such Borrowing and whether such Borrowing is to be a SOFR Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing (stated in the relevant Available Currency); and (v) if such Borrowing is to be a SOFR Borrowing, the Interest Period with respect thereto; provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02; it being understood and agreed that in order to request a Borrowing pursuant to this Section 2.03, the Borrower needs only to have delivered a written Borrowing Request. Except as otherwise provided in Section 2.10(b), if no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any SOFR Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
Section 2.04.Evidence of Debt; Repayment of Loans. (a) (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender, the principal amount of each Term Loan of such Lender as provided in Section 2.11, and (ii) the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, on the relevant Revolving Credit Maturity Date for any Class of Revolving Credit Commitments (and related Revolving Credit Exposure), the then unpaid principal amount of each Revolving Loan of such Class made by such Lender to the Borrower. The Borrower hereby unconditionally promises to pay to the applicable Swingline Lender, on the date upon which the Swingline Commitment of such Swingline Lender terminates, the then unpaid principal amount of each Swingline Loan made to the Borrower by such Swingline Lender.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)The Administrative Agent shall maintain accounts in which it will record (i) the Borrower, (ii) the principal amount of each Loan made hereunder, the Series, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its permitted registered assigns in form and substance reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns. If any Lender loses the original copy of its promissory note, it shall execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower. The obligation of each Lender to execute and deliver an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower shall survive the Termination Date.
Section 2.05.Fees. (a) The Borrower agrees to pay, with respect to each Class of Revolving Credit Commitments, to each Revolving Credit Lender of such Class, through the Administrative Agent, on the last day of March, June, September and December of each year (commencing with the first such date to occur after the first full fiscal quarter to elapse after the Closing Date) and on each date on which the Revolving Credit Commitment of such Class of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Percentage per annum for such Revolving Credit Commitment of such Class of such Lender on the daily amount of the relevant Unused Revolving Credit Commitment of such Class of such Lender during the preceding quarter (or other period ending with the date on which the Revolving Credit Commitment of such Class of such Lender shall be terminated); provided, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of such Class of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no Commitment Fee shall accrue on the Revolving Credit Commitment of such Class of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. For purposes of calculating the Commitment Fee only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.
(b)The Borrower agrees to pay to the Administrative Agent, for its own account, the “annual administrative fee” set forth in the Agency Fee Letter at the times and in the amounts specified therein (the “Administration Fee”).
(c)The Borrower agrees to pay, with respect to each Class of Revolving Credit Commitments (i) to each Revolving Credit Lender, through the Administrative Agent, on the fifteenth day following the last day of March, June, September and December of each year (commencing with the first such date to occur after the first full fiscal quarter to elapse after the Closing Date) and on the date on which the Revolving Credit Commitment of such Class of such Lender shall be terminated as provided herein, a fee (each, an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate Stated Amounts of all outstanding Letters of Credit during the preceding quarter (or shorter period ending with the date on which all Letters of Credit have been canceled or have expired and all of the Revolving Credit Commitments of such Class shall have been terminated) at a rate per annum equal to the Applicable Percentage for the relevant Revolving Credit Commitment of such Class of such Lender from time to time used to determine the interest rate on Term SOFR Revolving Credit Borrowings for such Lender, and (ii) to each Issuing Bank (A) with respect to each outstanding Letter of Credit a fronting fee that shall accrue at a rate of 0.125% per annum (or such lesser rate as shall be separately agreed upon between the Borrower and such Issuing Bank) on the Stated Amount of such Letter of Credit, payable quarterly in arrears on the fifteenth day following the last day of March, June, September and December of each year (commencing with the first such date to occur after the first full fiscal quarter to elapse after the Closing Date) and upon expiration of the applicable Letter of Credit or any earlier termination of all of the Revolving Credit Commitments of such Class and (B) within 30 days after demand therefor such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder (the fees in this clause (ii) being collectively the “Issuing Bank Fees”).
(d)At the time of the effectiveness of any Repricing Transaction with respect to Initial Term Loans that is consummated prior to the date which is six months after the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term Lender that holds Initial Term Loans (including each such Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 2.22), a fee in an amount equal to 1.00% of (i) in the case of a Repricing Transaction described in paragraph (a) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted) in connection with such Repricing Transaction and (ii) in the case of a Repricing Transaction described in paragraph (b) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding on such date that are subject to an Effective Yield reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.
(e)All Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days, and shall be paid, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders and the relevant Issuing Bank, except that the Issuing Bank Fees shall be paid directly to the relevant Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.06.Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan that is a US Dollar-Denominated Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time with respect to such Borrowing.

(b)Subject to the provisions of Section 2.07, the Loans comprising each SOFR Borrowing shall bear interest at a rate per annum equal to Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time with respect to such Borrowing.
(c)Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (or, when interest is based on Alternate Base Rate is determined by reference to the US Prime Rate, over a year of 365 or 366 days, as applicable) and shall be calculated from and including the date of the relevant Borrowing to, but excluding, the date of repayment thereof. Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted Term SOFR for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.07.Default Interest. If a Default or Event of Default is continuing as a result of a default by the Borrower in the payment when due of any principal of or interest on any Loan or reimbursement of any L/C Disbursement or payment of any Fee or other amount due hereunder, by acceleration or otherwise, then, upon the request of the Required Lenders, until such defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.0% per annum (or, if the overdue amount does not relate to any specific Class of Loans, at a rate per annum equal to the rate that would be applicable to an ABR Initial Revolving Loan plus 2.0% per annum (without regard to whether Initial Revolving Loans have been repaid in full)).
Section 2.08.Alternate Rate of Interest. Subject to Sections 1.12 and 1.13, in the event, and on each occasion, that on the day 2 Business Days prior to the commencement of any Interest Period for a SOFR Borrowing, the Administrative Agent shall have reasonably determined (A) with respect to any SOFR Loan, , that the rates at which deposits in US Dollars are being offered in the relevant interbank market will not adequately and fairly reflect the cost to any participating Lender of making or maintaining its SOFR Loan during such Interest Period, or that reasonable means do not exist for ascertaining Adjusted Term SOFR for such Interest Period. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the participating Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give promptly after such circumstances no longer exist), any request by the Borrower for (a) the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing, shall be ineffective and such Borrowing shall be converted to an ABR Borrowing and (b) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing, .
Section 2.09.Termination and Reduction of Commitments. (a) (i) (A) The Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date and (B) the Other Term Loan Commitments of any Class or Series shall automatically terminate upon the making of such Other Term Loans on the applicable Refinancing Closing Date provided in the relevant Refinancing Amendment.
(ii)On the Revolving Credit Maturity Date of any Class of Revolving Credit Commitments, such Class of Revolving Credit Commitments will terminate and the Revolving Credit Lenders with Revolving Credit Commitments of such Class will have no further obligation to make Revolving Loans, fund its portion of L/C Disbursements pursuant to Section 2.25(d) or purchase or fund participations in Swingline Loans pursuant to Section 2.23(e), in each case, solely in respect of such Class of Revolving Credit Commitments; provided, that (x) the foregoing will not release any such Revolving Credit Lender from any such obligation to fund Revolving Loans, its portion of L/C Disbursements or participations in Swingline Loans that were required to be performed on or prior to the Revolving Credit Maturity Date of such Class of Revolving Credit Commitments and (y) the foregoing will not release any such Revolving Credit Lender from any such obligation to fund its portion of L/C Disbursements or participations in Swingline Loans if on such Revolving Credit Maturity Date any Specified Default, or event, act or condition which with notice or lapse of time or both would constitute a Specified Default, exists until such Specified Default or event, act or condition ceases to exist. Unless clause (y) of the proviso to the immediately preceding sentence is applicable, upon the relevant Revolving Credit Maturity Date of such Class or Series, all outstanding Swingline Loans and L/C Exposure shall be deemed to be outstanding with respect to the remaining Revolving Credit Commitments (so long as after giving effect to such reallocation, the Revolving Credit Exposure of each remaining Revolving Credit Lender does not exceed such Lender’s remaining Revolving Credit Commitment). On and after the Revolving Credit Maturity Date of any Class of

Revolving Credit Commitments, the remaining Revolving Credit Lenders (and so long as clause (y) of the proviso to the second immediately preceding sentence is applicable, the Revolving Credit Lenders in the maturing Class) will be required, in accordance with their Pro Rata Percentages, to fund L/C Disbursements pursuant to Section 2.25(d) arising on or after such date and fund participations in Swingline Loans at the request of the Swingline Lender on and after such date, regardless of whether any Default existed on the Revolving Credit Maturity Date of the then-terminating Revolving Credit Commitments; provided, that the Revolving Credit Exposure of each remaining Revolving Credit Lender does not exceed such Lender’s Revolving Credit Commitment. In the event that a Specified Default, or event, act or condition which with notice or lapse of time or both would constitute a Specified Default, exists on a Revolving Credit Maturity Date of a Class of Revolving Credit Commitments, until such Specified Default or event, act or condition ceases to exist, for purposes of determining a Revolving Credit Lenders’ Pro Rata Percentage for purposes of its funding and/or purchase obligations under Section 2.23(e) or Section 2.25(d), such Lender’s Revolving Credit Commitment of the relevant Class shall be deemed to be the Revolving Credit Commitment of such Lender immediately prior to the termination thereof on such Revolving Credit Maturity Date.
(iii)The L/C Commitment of any Issuing Bank shall automatically terminate on the earlier to occur of (x) the date set forth in the definition of “L/C Commitment” for such Issuing Bank and (y) the date five days prior to the latest Revolving Credit Maturity Date, unless otherwise agreed by such Issuing Bank and the Borrower.
(b)Upon at least three Business Days’ prior written or fax notice to the Administrative Agent (or such later notice to which the Administrative Agent may agree), the Borrower may at any time (subject to Sections 2.09(c)) in whole permanently terminate, or from time to time in part permanently reduce, any Class of the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $250,000 and in a minimum amount of $1,000,000 (and $250,000 in the case of a Swingline Commitment) and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure then in effect (after giving effect to any repayment or prepayment effected simultaneously therewith). Any notice given by the Borrower pursuant to this Section 2.09(b) shall be irrevocable; provided, that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements or other transactions or events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)Each reduction of Revolving Credit Commitments pursuant to Section 2.09(b) shall be made ratably among all Classes of Revolving Credit Commitments in accordance with the Revolving Credit Commitments of all Revolving Credit Lenders; provided, however, that (i) Revolving Credit Commitments of a given Class selected by the Borrower may be reduced in connection with an exchange or conversion of such Revolving Credit Commitments with or into a new Class of Other Revolving Credit Commitments pursuant to a Refinancing Amendment as contemplated by Section 2.27, (ii) this Section 2.09(c) may be modified in connection with a Refinancing Amendment or an Incremental Amendment to provide less than ratable treatment with respect to any new Class of Other Revolving Credit Commitments as provided in Section 2.26 or 2.27, as the case may be, (iii) the Borrower may elect to reduce any newly created Class of Other Revolving Credit Commitments provided pursuant to a Refinancing Amendment substantially concurrently with the implementation of such Class of Other Revolving Credit Commitments pursuant to Section 2.27 (without any requirement to ratably reduce each other Class of Revolving Credit Commitments at such time), and (iv) the Borrower may elect to terminate any individual Class of Revolving Credit Commitments within six months of the Revolving Credit Maturity Date of such Class of Revolving Credit Commitments, so long as any Class of Revolving Credit Commitments with an identical Revolving Credit Maturity Date is terminated concurrently therewith. In the case of any reduction to the Revolving Credit Commitments under this Agreement, the Swingline Commitment shall not be reduced unless the Total Revolving Credit Commitments are reduced to an amount less than the Swingline Commitment then in effect (and then only to the extent of such deficit).
Section 2.10.Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent (a) not later than 12:00 p.m., on the date of conversion, to convert any SOFR Borrowing into an ABR Borrowing or (b) not later than 1:00 p.m., three U.S. Government Securities Business Days prior to conversion or continuation, to convert any ABR Borrowing into a SOFR Borrowing or to continue any SOFR Borrowing as a SOFR Borrowing for an additional Interest Period:

(i)subject to Section 2.16, each conversion and/or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(ii)if less than all the outstanding principal amount of any Borrowing shall be converted and/or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iii)each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such relevant Lender, the Type of such Loan resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any SOFR Loan (or portion thereof, in each case) being converted shall be paid by the Borrower at the time of conversion;
(iv)if any SOFR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.17; and
(v)for the avoidance of doubt, any such conversion and/or continuation shall not constitute the repayment or reborrowing of any particular loan and the original loan shall be considered to continue with full force and effect in the new form.
Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.16) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a SOFR Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a SOFR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a SOFR Borrowing, the Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any SOFR Borrowing of a given Type into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a SOFR Borrowing, of the same Type with an Interest Period of 1 month’s duration. This Section shall not apply to Swingline Loans.
Section 2.11.Repayment of Borrowings. (a) The Borrower shall repay to the Administrative Agent in US Dollars for the ratable account of (x) each Initial Term Lender, on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur at the end of the second full fiscal quarter ending after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date and (y) each Incremental Term Loan Lender and each Other Term Loan Lender, the amortization amounts and on the dates set forth in the relevant Incremental Amendment or Refinancing Amendment, as applicable; provided, further, that any payment under this Section 2.11(a)(x) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12(b) and 2.13(f) and increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.26.
(b)To the extent not previously paid, all Term Loans of a given Class shall be due and payable on the Term Loan Maturity Date for such Class of Term Loans, together with accrued and unpaid interest on the principal amount of such Term Loans to be paid to but excluding the date of payment.
(c)The Borrower shall repay to the Administrative Agent in US Dollars for the ratable account of the Revolving Credit Lenders with outstanding Revolving Loans under a given Class on the

Revolving Credit Maturity Date for such Class of Revolving Loans the aggregate principal amount of the Revolving Loans outstanding on such date.
(d)All repayments pursuant to this Section 2.11 shall be subject to Section 2.17, but shall otherwise be without premium or penalty.
Section 2.12.Optional Prepayment. (a) The Borrower shall have the right (subject to the provisions of Section 2.12(b)) at any time and from time to time to prepay any Borrowing, in whole or in part, upon (i) at least three U.S. Government Securities Business Days’ prior written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) in the case of SOFR Loans, or (ii) written or fax notice by the Borrower (or telephone notice promptly confirmed by written or fax notice) on the date of prepayment in the case of ABR Loans, in each case to the Administrative Agent before 12:00 p.m. on such date; provided, however, that (A) each partial prepayment shall be in an amount not less than the Minimum Applicable Borrowing Amount and (B) the Administrative Agent may agree to extend any deadline set forth in this clause (a).
(b)(i) Optional prepayments of Term Loans shall be applied (x) to one or more Classes of Term Loans as elected by the Borrower and (y) against the remaining scheduled installments of principal due in respect of the applicable prepaid Class of Term Loans under Section 2.11 in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.
(ii)Optional prepayments of Revolving Loans shall be applied ratably among one or more Classes of Revolving Loans as elected by the Borrower.
(c)Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements or other transactions or events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.05(d) and Section 2.17, as applicable, but otherwise without premium or penalty. All SOFR Loan prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
Section 2.13.Mandatory Prepayments. (a) (i) If on any Revaluation Date, the Aggregate Revolving Credit Exposure would exceed 105% of the Total Revolving Credit Commitment, then (A) the Borrower shall, on such Revaluation Date, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) owing by the Borrower in a Principal Amount such that, after giving effect to such repayment or prepayment, the Aggregate Revolving Credit Exposure does not exceed the Total Revolving Credit Commitment and (B) after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, the Borrower shall replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the relevant Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess; provided, that any repayment or prepayment of Revolving Credit Borrowings pursuant to this Section 2.13(a)(i) shall be applied pro rata among the then existing Classes of Revolving Credit Commitments, unless (x) such a repayment or prepayment is made on (1) the Maturity Date of a given Class of Revolving Credit Commitments or (2) the date of any termination of all or a portion of the Revolving Credit Commitments of a given Class pursuant to clause (iv) of the proviso in the first sentence of Section 2.09(c), in which case such repayments or prepayments shall be applied first to Revolving Credit Borrowings incurred under such maturing or terminating Class of Revolving Credit Commitments or (y) with respect to any Class of Other Revolving Credit Commitments, the Lenders in respect thereof shall have elected less than ratable treatment with respect to the termination of such Class of Commitments.
(ii)The Borrower shall, on the date of termination in full of the Revolving Credit Commitments of a given Class, repay or prepay all of its outstanding Revolving Loans of such Class.
(iii)If for any reason, at any time during the five Business Day period immediately preceding the Maturity Date for any Class of Revolving Credit Commitments, (x) the Allocable Revolving Share of the Revolving Credit Exposure attributable to L/C Exposure of Revolving Credit Lenders of such Class and Swingline Exposure of such Class exceeds (y) the amount of the remaining Total Revolving Credit Commitments minus the remaining Revolving Credit Lenders’ Allocable Revolving Share of the Aggregate Revolving Credit Exposure at such time, then the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Loans, Swingline Loans and/or Cash Collateralize the L/C Exposure in an aggregate amount necessary to eliminate such excess; provided, that the Borrower shall not be required to Cash Collateralize the L/C Exposure pursuant to this sentence unless after the prepayment in full of the Revolving Loans and Swingline Loans such excess has not been eliminated. For purposes of this Section 2.13(a)(iii), “Allocable Revolving Share” shall mean, at any time with respect to the Total Revolving Credit Commitments or the Revolving Credit Lenders of any Class, the percentage of the Revolving Credit Commitments represented at such time by the Total Revolving Credit Commitments of such Class.
(b)Not later than the tenth Business Day following the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds in respect of Prepayment Asset Sales in excess of the greater of (x) $70,000,000 and (y) 10.0% of EBITDA in the aggregate as of the last day of the most recently ended Test Period in any Fiscal Year (the “De Minimis Proceeds Threshold”), the Borrower shall apply an amount equal to the Required Net Cash Proceeds Percentage of the Net Cash Proceeds with respect thereto in excess of the De Minimis Proceeds Threshold to prepay its outstanding Term Loans in accordance with Section 2.13(f); provided, that, except as provided in the next sentence, if prior to such tenth Business Day, the Borrower notifies the Administrative Agent of its intention to (A) reinvest an amount equal to such Net Cash Proceeds in the business of the Borrower and its Restricted Subsidiaries or (B) prepay, repay, redeem, defease or repurchase any Pari Passu Lien Obligations (other than the Loans) of the Borrower and/or its Restricted Subsidiaries, in any such case required by the terms of the documentation governing such Pari Passu Lien Obligations to be prepaid, repaid, redeemed, defeased or repurchased with any portion of such Net Cash Proceeds (any such Pari Passu Lien Obligations, the “Specified Obligations”), then the Borrower shall not be required to prepay its Term Loans hereunder in respect of such Net Cash Proceeds as otherwise provided above to the extent that such Net Cash Proceeds are (x) promptly applied to prepay, repay, redeem, defease or repurchase, as applicable, on a ratable basis, the Specified Obligations and each applicable Class of Term Loans (with any such repayment of Term Loans to be applied on or prior to such tenth Business Day in accordance with the requirements of Section 2.13(f)) or (y) so reinvested within 12 months after the date of receipt of such Net Cash Proceeds (or within such 12 month period, the Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Cash Proceeds, and such Net Cash Proceeds are so reinvested within 180 days after such binding commitment is so entered into). Notwithstanding the foregoing:
(i)if any Net Cash Proceeds to be reinvested are not reinvested on or prior to the last day of the applicable reinvestment period, such Net Cash Proceeds shall be applied within five Business Days after the end of such reinvestment period to prepay the Borrower’s Term Loans as set forth above (without regard to the proviso in the immediately preceding sentence);
(ii)any reinvestment made by the Borrower or its applicable subsidiaries after the earlier to occur of (i) the date on which the definitive agreement for the applicable Prepayment Asset Sale was executed and (ii) the date on which the Borrower delivers notice to the Administrative Agent of a pending Prepayment Asset Sale (but prior to the date on which the Borrower and/or any subsidiary receives the net proceeds in respect of such Prepayment Asset Sale) may, at the election of the Borrower, be deemed to constitute a reinvestment in compliance with, and in satisfaction of the obligations under, clause (b) above and
(iii)it is understood that (1) only the amount in excess of the De Minimis Proceeds Threshold shall be required to be applied to make a prepayment in accordance with this Section 2.13(b) and (2) if the amount of any prepayment that would have been required pursuant to this Section 2.13(b) (without giving effect to the De Minimis Proceeds Threshold) for any Fiscal Year (which amount may be $0) is less than the De Minimis Proceeds Threshold for such Fiscal Year, an amount equal to (x) the De Minimis Proceeds Threshold for such Fiscal Year minus (y) the amount of the prepayment that would have been required but for the De Minimis Proceeds Threshold pursuant to this Section 2.13(b) for such Fiscal Year shall be applied to increase the De Minimis Proceeds Threshold in one or more succeeding Fiscal Years as the Borrower may from time to time elect.
(c)No later than the tenth Business Day following the delivery of the Section 5.04 Financials in respect of any fiscal year pursuant to Section 5.04(a) (commencing with the fiscal year ending September 30, 2025), the Borrower shall prepay its outstanding Term Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to the excess, if any (the “ECF Prepayment Amount”), of:

(i)the applicable ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period multiplied by Excess Cash Flow for such Excess Cash Flow Period minus:
(ii)the sum of:
(A)the aggregate principal amount of (1) Term Loans and Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Credit Commitments), in each case, that are secured by a Lien that is pari passu with the Lien securing the Initial Term Loans prepaid pursuant to Section 2.12, (2) other Pari Passu Lien Obligations optionally prepaid or redeemed and (3) the amount of any reduction in the outstanding amount of any Pari Passu Lien Obligations resulting from any assignment permitted or not restricted by this Agreement (including in connection with any Dutch auction) (limited to the amount actually paid in cash in respect of such assignment, purchase or Dutch auction), in each case, during such Excess Cash Flow Period or on or prior to the date such payment is required to be made (without duplication), in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness); plus
(B)the amount of any Capital Expenditure, Investment, Restricted Dividend Payment, Restricted Debt Payment, payment or reserve in respect of any tax liability, make-whole in connection with Indebtedness and/or rental, interest or other payment made or to be made in respect of any lease, concession or license of property (including any Capital Lease, financing lease and/or operating lease) (I) made during the relevant Excess Cash Flow Period or after such Excess Cash Flow Period but prior to the date that the applicable prepayment is due, (II) contractually committed or owed during such Excess Cash Flow Period (or after such Excess Cash Flow Period but prior to the date that the applicable prepayment is due) to be made during the immediately succeeding Excess Cash Flow Period or (III) in the case of Capital Expenditures, budgeted to be made during the Excess Cash Flow Period immediately succeeding such Excess Cash Flow Period, in each case, excluding any such amount that (x) is actually applied during such Excess Cash Flow Period and (y) reduced the amount required to be prepaid pursuant to this Section 2.13(c) with respect to any prior Excess Cash Flow Period; provided, that (X) in the case of clauses (B)(II) and (B)(III), to the extent the aggregate amount actually utilized to finance such committed or budgeted amount during the immediately succeeding Excess Cash Flow Period is less that the contractually committed or budgeted amount deducted therefor pursuant to clauses (B)(II) or (B)(III), as applicable, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow for the next succeeding Excess Cash Flow Period and (Y) this clause (B) shall not apply to the extent the relevant amount was financed with the proceeds of long-term funded Indebtedness (other than (A) revolving Indebtedness and (B) Indebtedness that has been repaid (other than with proceeds of long term funded Indebtedness (other than revolving Indebtedness))); provided, that:
(1)if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary of the Borrower) is also required to prepay, repay, redeem, defease or repurchase any Pari Passu Lien Obligations (such Indebtedness required to be so prepaid or offered to be so repurchased, “Other Applicable Indebtedness”) with any portion of the ECF Prepayment Amount, then the Borrower may apply such portion of the ECF Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and the relevant Other Applicable Indebtedness at such time; provided, that (X) the portion of such ECF Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of such ECF Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such ECF Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment, repayment, redemption, defeasance or repurchase of the Term Loans and to the prepayment of the relevant Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.13(c) shall be reduced accordingly and (Y) to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; it being understood and agreed that if any Term Lender or holder of such Other Applicable Indebtedness declines any prepayment contemplated by this clause (Y), the Borrower shall not be required to subsequently offer the amount of the relevant declined prepayment to any Term Lender or any holder of Other Applicable Indebtedness;
(2)no prepayment under this Section 2.13(c) shall be required unless the amount thereof exceeds the greater of (x) $35,000,000 and (y) 5.0% of EBITDA (the “De Minimis ECF Threshold”) as of the last day of the most recently ended Test Period; it being understood that (x) only the amount in excess of the De Minimis ECF Threshold shall be required to be applied to make a prepayment in accordance with Section 2.13(b) and (y) if the amount of any required prepayment pursuant to this Section 2.13(c) (without giving effect to the De Minimis ECF Threshold) for any Excess Cash Flow Period (which amount may be $0) is less than the De Minimis ECF Threshold for such Excess Cash Flow Period, an amount equal to (X) the De Minimis ECF Threshold for such Excess Cash Flow Period minus (Y) the amount of the required prepayment (without giving effect to the De Minimis ECF Threshold) pursuant to Section 2.13(b)(i) for such Excess Cash Flow Period shall be applied to increase the De Minimis ECF Threshold in any future Excess Cash Flow Period selected by the Borrower in its sole discretion; and
(3)to the extent the ECF Prepayment Amount for any Excess Cash Flow Period, after giving effect to all deductions and credits (including any deduction of the types described in clauses (A) and (B) above) applicable thereto, is a negative amount, such negative amount may be carried forward to reduce the required ECF Prepayment Amount with respect to any future Excess Cash Flow Period selected by the Borrower in its sole discretion.
(d)In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness (other than any cash proceeds from the issuance or incurrence of Indebtedness permitted pursuant to Section 6.01), the Borrower shall no later than the tenth Business Day next following the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay its outstanding Term Loans in accordance with Section 2.13(f).
(e)Notwithstanding anything in this Section 2.13 to the contrary:
(i)the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.13(b) or (c) above to the extent that the Borrower determines in good faith the relevant Excess Cash Flow is generated by any Foreign Subsidiary, the relevant Prepayment Asset Sale is consummated by any Foreign Subsidiary or are received by any Foreign Subsidiary, as the case may be, and the repatriation to the Borrower of any such amount would be, in the good faith determination of the Borrower, prohibited or delayed under any requirements of applicable law (including as a result of any minimum net worth or similar requirement) or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary,
(ii)the Borrower shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.13(b) or (c) to the extent that the relevant Excess Cash Flow is generated by any joint venture or the relevant Net Cash Proceeds are received by any joint venture, in each case, and the distribution to the Borrower of such Excess Cash Flow or Net Cash Proceeds would, in the good faith determination of the Borrower, be prohibited under the organizational documents governing such joint venture, and
(iii)if the Borrower determines in good faith that the repatriation (or other intercompany distribution) to the Borrower, directly or indirectly, from a Foreign Subsidiary as a distribution or dividend of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.13(b) or (c) above would result in the Borrower or any Restricted Subsidiary incurring a material (in the good faith determination of the Borrower) Tax liability (including any withholding Tax) (such amount, a “Restricted Amount”), the amount that the Borrower shall be required to mandatorily prepay pursuant to Section 2.13(b) or (c), as applicable, shall be reduced by the Restricted Amount.
(f)Subject to the last sentence of this Section 2.13(f) and the limitations with respect to mandatory prepayments on any Credit Increases or Other Term Loans that are junior in right of payment and/or of security to the Initial Term Loans as set forth in Section 2.26 or 2.27, as the case may be (it being understood that such Credit Increases or Other Term Loans shall be deemed not to be outstanding for purposes of this Section 2.13(f)), (A) all prepayments required by Section 2.13(c) shall be applied first, on a pro rata basis to each Class of Term Loans (other than Excluded Term Loans) then outstanding until paid in full and, second, on a pro rata basis to the Excluded Term Loans then outstanding until paid in full and (B) all prepayments and/or offers to prepay required by Sections 2.13(b), (c) and (d) shall be applied against the remaining scheduled installments of principal due in respect of the relevant Class of Term Loans being prepaid as directed by the Borrower (or, in the absence of such direction, in direct order of maturity). Notwithstanding the foregoing, each of the foregoing application provisions may be modified as expressly provided in Section 2.26 or 2.27 in connection with an Incremental Amendment or a Refinancing Amendment, as applicable, to provide less than ratable treatment to any Class of Loans and/or Commitments provided for therein.
(g)Any Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to Section 2.13(b), (c) and/or (d), to decline all (but not a portion) of its share of such prepayment (such declined amounts, the “Declined Proceeds”); provided, that (A) the Declined Proceeds may be retained by the Borrower and (B) for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.13(d) above to the extent that such prepayment is made with the Net Cash Proceeds of (w) Refinancing Indebtedness (including any Credit Agreement Refinancing Indebtedness) incurred to refinance all or a portion of the Term Loans, (x) Incremental Term Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.26, (y) Other Term Loans incurred to refinance all or any portion of the Term Loans in accordance with the requirements of Section 2.27 and/or (z) Incremental Equivalent Debt incurred to refinance all or a portion of the Loans. If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its share of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s share of the total amount of such mandatory prepayment of Term Loans.
Section 2.14.[Reserved].
Section 2.15.Reserve Requirements; Change in Circumstances.
(a)Notwithstanding any other provision of this Agreement, if any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank or shall impose on such Lender or such Issuing Bank or the applicable interbank market any other condition affecting this Agreement or SOFR Loans or any other Loans made by such Lender or any Letter of Credit or participation therein; or
(ii)subject any Lender or any Issuing Bank to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any SOFR Loan or any other Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Loans purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank or participations purchased pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as applicable, the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.
(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section 2.15 shall be available to each Lender and the respective Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided, that if, after the payment of any amounts by the Borrower under this Section 2.15, any Change in Law in respect of which a payment was made is thereafter determined to be invalid or inapplicable to the relevant Lender or Issuing Bank, then such Lender or Issuing Bank shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Change in Law.
(e)Notwithstanding anything in this Section 2.15 to the contrary, this Section 2.15 shall not apply to any Change in Law with respect to Taxes, which shall be governed exclusively by Section 2.21.
Section 2.16.Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any SOFR Loan, then, by written notice to the Borrower and to the Administrative Agent:
(i)such Lender may declare that SOFR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into SOFR Loans, whereupon any request for a SOFR Borrowing (or if US Dollars are the affected currency, convert an ABR Borrowing to a SOFR Borrowing or to continue a SOFR Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan;
(ii)such Lender may require that all outstanding SOFR Loans made by such Lender shall be converted to ABR Loans; and
(iii)if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists (which notice such Lender agrees to give promptly).
In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the SOFR Loans that would have been made by such Lender or the converted SOFR Loans of such Lender shall instead be applied to repay the Loans made by such Lender in lieu of, or resulting from the conversion of, such SOFR Loans.
(b)For purposes of this Section 2.16, a notice to the Borrower by any Lender shall be effective as to each affected SOFR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such SOFR Loan and in all other cases such notice shall be effective on the date of receipt by the Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain the affected SOFR Loans or give effect to its obligations as contemplated hereby with respect to the affected SOFR Loan.
Section 2.17.Indemnity. The Borrower shall indemnify each Lender against any actual documented loss or expense that such Lender sustains or incurs as a consequence of (i) such Lender receiving the principal amount of any SOFR Loan that is a Revolving Loan, prior to the end of the Interest Period in effect therefor, (ii) the conversion of any SOFR Loan that is a Revolving Loan to an ABR Loan, or the conversion of the Interest Period with respect to any SOFR Loan other than on the last day of the Interest Period in effect therefor or (iii) any SOFR Loan that is a Revolving Loan to be made by such Lender (including any SOFR Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder. Any request for reimbursement by a Lender pursuant to this Section 2.17 shall be accompanied by a reasonably detailed calculation of any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.17; it being understood that such Lender shall not charge amounts greater than amounts it is requesting from similarly situated borrowers.
Section 2.18.Pro Rata Treatment. Except as provided below in this Section 2.18 with respect to Swingline Loans and as required or contemplated under Sections 2.15, 2.16, 2.17, 2.21, 2.22, 2.26, 2.27 and/or 9.04(k), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of a Commitment Fee and an L/C Participation Fee and each reduction of the Revolving Credit Commitments, in each case, under a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the relevant Lenders of the applicable Class in accordance with their respective applicable Commitments of the relevant Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their respective applicable outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the relevant Lenders at any time (but subject to the last sentence of Section 2.05(a)), each outstanding Swingline Loan shall be deemed to have utilized the relevant Revolving Credit Commitments of such Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
Section 2.19.Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any relevant Loan or L/C Disbursement as a result of which the unpaid principal portion of its relevant Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the relevant Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other relevant Lender at face value, and shall promptly pay to such other relevant Lender the purchase price for, a participation in the relevant Loans and L/C Exposure of such other relevant Lender, so that the aggregate unpaid principal amount of the relevant Loans and L/C Exposure and participations in relevant Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all relevant Loans and L/C Exposure then outstanding as the principal amount of its relevant Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all relevant Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.19 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.19 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
Section 2.20.Payments. The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. on the date when due in (x) US Dollars in immediately available funds or (y) such other form of consideration as the relevant recipient may agree; provided, that in the case of this clause (y), such other form of consideration is offered as payment in lieu of immediately available funds to each other Lender then entitled to pro rata treatment pursuant to Section 2.18 with respect to such payment, in each case, without setoff (except as otherwise provided herein), defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the relevant Issuing Bank, (ii) principal of and interest on Swingline Loans, which shall be paid directly to the relevant Swingline Lender, except as otherwise provided in Section 2.23(e) and (iii) amounts payable under Section 2.15, 2.17, 2.21 or 2.22, which shall be paid directly to the Person entitled thereto) shall be made to the Administrative Agent at its office (the “Payment Office”) as the Administrative Agent may direct in writing to the Borrower from time to time. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
Section 2.21.Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments by applicable law, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)In addition, the Borrower shall timely pay, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)For the purposes of this Section 2.21, the term “applicable law” includes FATCA.
(d)The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, (other than any penalties attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent, such Lender or such Issuing Bank as determined in a final, non-appealable judgment by a court of competent jurisdiction) in each case, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the

Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).
(g)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Issuing Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Issuing Bank is subject to backup withholding or information reporting requirements. Each Foreign Lender shall (a) furnish to the Borrower and the Administrative Agent on or before the date it becomes a party to the Agreement either, as applicable, (i) 2 accurate and complete originally executed copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), including, for Foreign Lenders claiming the benefits of an income tax treaty, such forms establishing eligibility for the claimed treaty benefits, (ii) 2 accurate and complete originally executed copies of IRS Form W-8ECI (or successor form) or (iii) 2 accurate and complete originally executed copies of IRS Form W-8IMY (or successor form) together with any required attachments, certifying, in any case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder, (b) provide to the Borrower and the Administrative Agent a new Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) together with any required attachments upon (i) the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder, (ii) the occurrence of any event requiring a change in the most recent form previously delivered by it and (iii) from time to time if requested by the Borrower or the Administrative Agent and (c) provide to the Borrower and the Administrative Agent any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; provided, that any Foreign Lender that is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit E together with a Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY (together with any required attachments), as applicable. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.
(h)Any Lender or Issuing Bank that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall (unless such Lender or Issuing Bank may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)(1)) deliver to the Borrower (with a copy to the Administrative Agent), at the times specified in Section 2.21(g), two accurate and complete original signed copies of IRS Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.
(i)If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund (including any Tax credit elected in lieu of refund) of any Indemnified

Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that (i) the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall interfere with the right of a Lender or the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Administrative Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. Notwithstanding anything to the contrary in this paragraph (i), in no event will a Lender or the Administrative Agent be required to pay any amount to the Borrower pursuant to this paragraph (i) the payment of which would place such Lender or the Administrative Agent in a less favorable net after-Tax position than such Lender or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(j)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent, to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For the avoidance of doubt, the term “Lender” for purposes of this Section 2.21(j) shall include the Administrative Agent and any Issuing Bank.
(k)The obligations of the Borrower under this Section 2.21 shall survive payment of the Obligations, termination of the Letters of Credit and termination of this Agreement.
Section 2.22.Assignment of Commitments and Loans under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank requests compensation pursuant to Section 2.15, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.16, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.21, (iv) any Lender shall become a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of all Lenders, all affected Lenders in accordance with the terms of Section 9.08 or all the Lenders with respect to a certain Class of Loans or Commitments and such amendment, waiver or other modification is consented to by the Required Lenders (or a majority of the affected Lenders or the Lenders with respect to the relevant Class of Loans or Commitments) (any such Lender, a “Non-Consenting Lender”), the Borrower may, at its sole cost and expense, upon notice to such Lender or such Issuing Bank, as the case may be, and the Administrative Agent, either:
(x)    replace such Lender or Issuing Bank, as the case may be, by causing such Lender or Issuing Bank to (and such Lender or Issuing Bank shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest and fees pursuant to Section 9.04 (with the assignment fee to be waived in such instance) all of its relevant rights and obligations under this Agreement to one or more Persons (which Persons shall otherwise be subject to the approval rights set forth in Section 9.04(b)); provided, that (A) the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree, (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.21, such assignment will result in a reduction in such compensation or payments; or
(y)    terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (1) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by the Issuing Bank as of such termination date other than any Obligations pertaining to any Subject Letters of Credit.
Notwithstanding anything to the contrary contained above in this Section 2.22, unless an Issuing Bank is removed and replaced with a successor Issuing Bank at the time the Borrower exercises its rights under this Section 2.22 (in which case the provisions of Section 2.25(i), as applicable, shall apply), any Issuing Bank having undrawn Letters of Credit issued by it (the “Subject Letters of Credit”) whose Commitments and Obligations are to be repaid or terminated pursuant to the foregoing provisions of this Section 2.22 shall (x) remain a party hereto until the expiration or termination of the Subject Letters of Credit, (y) not issue (or be required to issue) any further Letters of Credit hereunder and (z) continue to have all rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents solely with respect to the Subject Letters of Credit until all of the Subject Letters of Credit have expired, been terminated or become subject to an L/C Backstop (including all rights of reimbursement pursuant to Sections 2.25(d), (e), (f) and (h) for any L/C Disbursement made by such Issuing Bank and all voting rights of an Issuing Bank (but such voting rights shall be limited to pertain solely to L/C Disbursements in respect of the Subject Letters of Credit, any Fee payable to the Issuing Bank in respect of the Subject Letters of Credit, and the rights or duties of the Issuing Bank in respect of the Subject Letters of Credit), but excluding any consent rights as an Issuing Bank under Section 9.04(b)).
Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.22.
(b)If (i) any Lender or any Issuing Bank requests compensation under Section 2.15 or Section 2.17, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.16 or (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.21, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) (x) to file any certificate or document reasonably requested by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.15 or enable it to withdraw its notice pursuant to Section 2.16 or would reduce amounts payable pursuant to Section 2.21, as the case may be, in the future.
Section 2.23.Swingline Loans. (a) Subject to the terms and conditions herein set forth, the Swingline Lender may (at its sole discretion) make loans to the Borrower in an Available Currency requested by the Borrower at any time and from time to time on or after the Closing Date and until the termination of its Swingline Commitment in an aggregate Principal Amount at any time outstanding that will not result in (x) the Principal Amount of all Swingline Loans exceeding $100,000,000 in the aggregate or (y) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment; provided, that notwithstanding the foregoing, no Swingline Lender shall be obligated to make any Swingline Loans at a time when a Revolving Credit Lender, as the case may be, is a Defaulting Lender, unless such Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loans, including by Cash

Collateralizing such Defaulting Lender’s Pro Rata Percentage of the outstanding amount of Swingline Loans, as the case may be (which Cash Collateralization may be made with the proceeds of a simultaneous borrowing of additional Swingline Loans incurred from Non-Defaulting Lenders and otherwise in compliance with the provisions of this Section 2.23). Each Swingline Loan shall be in a principal amount not less than the Minimum Applicable Borrowing Amount. Each Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder subject to the terms, conditions and limitations set forth herein.
(b)To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent (such approval not to be unreasonably withheld), shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall at its sole discretion make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the Borrower by means of a credit to an account designated by the Borrower for such purpose, by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligations hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.
(c)The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan made to it, in whole or in part, upon giving written or fax notice by the Borrower (or telephone notice promptly confirmed by written, or fax notice) to the Administrative Agent and the relevant Swingline Lender before 11:00 a.m. on the date of prepayment at such Swingline Lender’s address for notices specified in Section 9.01; provided, that any such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)Each Swingline Loan shall be an ABR Loan) and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a) or (b), as the case may be.
(e)The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m. on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount (and the relevant currency) of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent in US Dollars, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.23(e) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this Section 2.23(e) by wire transfer of immediately available funds in US Dollars, in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Lender in the relevant Available Currency (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.23(e) and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent and be distributed by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this Section 2.23(e) and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.23(e) shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.
(f)Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(g)Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.23(e) above.
Section 2.24.[Reserved].
Section 2.25.Letters of Credit. (a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit on a sight basis for its own account or for the account of any of its subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time on or after the Closing Date and prior to the earlier to occur of (i) the termination of its L/C Commitment and (ii) the date that is five Business Days prior to the latest Revolving Credit Maturity Date. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that violates the terms and conditions of this Agreement or if any Letter of Credit requested to be issued (or amended, as applicable) would have a stated expiry date after the latest Revolving Credit Maturity Date and the aggregate face amount of all Letters of Credit having stated expiry dates after such Revolving Credit Maturity Date would exceed the amount of the Revolving Credit Commitments that have maturities after such Revolving Credit Maturity Date, unless, with the consent of the relevant Issuing Bank, the Borrower provides an L/C Backstop in form and substance reasonably satisfactory to such Issuing Bank from a financial institution in respect of such overage on or prior to the date that is five (5) Business Days prior to the Revolving Credit Maturity Date; provided that, notwithstanding the foregoing, such Issuing Bank may require cash collateralization in lieu of an L/C Backstop in its sole discretion. Letters of Credit may be denominated in one or more Available Currencies. On the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents and for all purposes hereof will be deemed to have been issued on the Closing Date.
(b)In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall deliver a written notice (a “Letter of Credit Application”) to the relevant Issuing Bank and the Administrative Agent (unless waived by the relevant Issuing Bank, no later than three Business Days in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended and specifying (i) the date of issuance, amendment, renewal or extension, (ii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), (iii) the amount of such Letter of Credit, if applicable pursuant to Section 1.10, (iv) the Available Currency in which such Letter of Credit is requested to be denominated, (v) the name and address of the beneficiary thereof and (vi) such other information as the relevant Issuing Bank may request with respect to such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $35,000,000 and (ii) the

Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. Subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be; provided that, notwithstanding the foregoing, any Issuing Bank may, in such Issuing Bank’s sole discretion, agree to issue additional Letters of Credit pursuant to this Section 2.25(b) (and thereby increase the L/C Exposure) in an aggregate amount not to exceed, together with any other Letters of Credit issued pursuant to this proviso, $35,000,000. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the latest Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date (such date of expiration, the “Letter of Credit Expiration Date”) or an L/C Backstop exists with respect to such Letter of Credit; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit (an “Auto-Renewal Letter of Credit”) shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the latest Revolving Credit Maturity Date unless an L/C Backstop exists with respect to Letter of Credit) unless the relevant Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable Letter of Credit Expiration Date that such Letter of Credit will not be renewed. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that the relevant Issuing Bank shall not be under any obligation to permit any such renewal if (i) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.25(l) or otherwise) or (ii) one or more of the applicable conditions specified in Section 4.01 is not then satisfied.
(d)By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of a Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(g). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any change in the Revolving Credit Commitments or Pro Rata Percentages of the Revolving Credit Lenders pursuant to Section 2.22 or 9.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed L/C Disbursements relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.25(d) to reflect the new Pro Rata Percentages of each Revolving Credit Lender.
(e)If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on the immediately following Business Day; provided that the Borrower may, subject to satisfaction of the conditions specified in Section 4.01, request in accordance with Section 2.03 or 2.23 that such payment be financed with an ABR Revolving Credit Borrowing or Swingline Loan in an equivalent amount, and to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Credit Borrowing or Swingline Loan, as applicable. Notwithstanding the foregoing, each Revolving Credit Lender’s obligations specified in Section 2.25(e) shall continue to the extent that the Borrower has not reimbursed such L/C Disbursement or such reimbursement obligation has not been converted to a Revolving Loan.
(f)(i) The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, including any defense based on the failure of any draft or other document presented under a Letter of Credit to comply with the terms of such Letter of Credit or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.25(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Credit Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank, provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as determined by a final non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(ii)Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Related Party of such Issuing Bank nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for (x) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (y) any action taken or omitted in the absence of gross negligence or willful misconduct or (z) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.
(g)The relevant Issuing Bank shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.
(h)If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full in US Dollars on the same day that such L/C Disbursement is made, the unpaid amount thereof shall bear interest for the account of an Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(g), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.
(i)An Issuing Bank may be removed at any time by the Borrower by notice from the Borrower to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank (which Lender shall be reasonably acceptable to the Administrative Agent), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such removal, but shall not be required to issue additional Letters of Credit. Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with this clause (i).
(j)If the maturity of any of the Loans under the Credit Facilities has been accelerated and the Borrower shall have received notice from the Administrative Agent or the Required Lenders, the Borrower shall deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to (A) in the case of any Letter of Credit denominated in Dollars, 101% of the L/C Exposure in respect of such Letter of Credit as of such date or (B) in the case of any Letter of Credit denominated in a currency other than Dollars, 103% of the L/C Exposure in respect of such Letter of Credit as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall (i) first, automatically be applied by the Administrative Agent to reimburse the relevant Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) second, be held for the satisfaction of the reimbursement obligations of the Borrower for L/C Exposure at such time and (iii) third, subject to the consent of the Required Lenders, be applied to satisfy the Obligations. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the acceleration of the Loans under the Credit Facilities, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days to the extent any such acceleration has been rescinded.
(k)The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Revolving Credit Lenders to act as an issuing bank under the terms of this Agreement. Any Revolving Credit Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Credit Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
(l)An Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;

(ii)the issuance of such Letter of Credit would violate any applicable laws binding upon such Issuing Bank; or
(iii)any Revolving Credit Lender is a Defaulting Lender at such time, unless (A) the L/C Exposure relating to such Letter of Credit is reallocated as described in clause (m) below or (B) such Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Percentage of the L/C Exposure.
(iv)[reserved];
(v)each notice from the Borrower pursuant to this Section 2.26 shall set forth the requested amount and proposed terms of the relevant Credit Increases and
(vi)Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender with Loans and/or Commitments under the relevant Class or by any Additional Lender.
(m)If any L/C Exposure exists at the time any Lender becomes a Defaulting Lender, the L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders under the Revolving Credit Facility (the “Non-Defaulting Revolving Lenders”) in accordance with their respective Pro Rata Percentages but only to the extent that (A) the sum of the Revolving Credit Exposures of all non-Defaulting Lenders attributable to the Revolving Credit Commitments of any Class does not exceed the total of the Revolving Credit Commitments of all Non-Defaulting Revolving Lenders of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender that is attributable to its Revolving Credit Commitment of such Class does not exceed such non-Defaulting Lender’s Revolving Credit Commitment of such Class; it being understood and agreed that no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against any Defaulting Lender arising from such Lender’s having become a Defaulting Lender, including any claim of any non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(n)Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict or inconsistency between the terms hereof and the terms of any Letter of Credit Application, reimbursement agreement or similar agreement, the terms hereof shall control and no Issuing Bank shall have any greater rights and remedies than the rights and remedies set forth herein.
Section 2.26.Incremental Credit Extensions. (a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional Series of term loans under this Section 2.26 to be made available to the Borrower or an increase in the amount of the Initial Term Loans, any Incremental Term Loans or any Other Term Loans (any such new additional tranche or series or increase, an “Incremental Term Facility”, and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and (ii) one or more increases in the amount of the Revolving Credit Commitments under this Section 2.26 (each such increase, a “Revolving Commitment Increase”, with any Incremental Term Facility being collectively called a “Credit Increase”); provided, that:
(i)each Credit Increase shall be in an aggregate principal amount that is not less than $5,000,000 (or such lower amount that either (A) represents all remaining availability under the limit set forth in the next sentence or (B) is acceptable to the Administrative Agent);
(ii)the aggregate outstanding principal amount of the Credit Increases under this Section 2.26, together with the aggregate outstanding principal amount of all Permitted First Priority Incremental Equivalent Debt, Permitted Junior Priority Incremental Equivalent Debt and Permitted Unsecured Incremental Equivalent Debt, shall not exceed the Maximum Incremental Amount;
(iii)each Incremental Term Loan shall:
(A)rank pari passu or (except with respect to an increase to any existing Class of Term Loans permitted hereunder) junior in right of payment and of security with the Initial Term Loans and any other then existing Class of Term Loans that are pari passu in right of payment and security therewith (so long as, in the case of any such Incremental Term Loans ranking junior in right of payment or security, such Incremental Term Loans shall be subject to an applicable Intercreditor Agreement),
(B)other than with respect to the Inside Maturity Amount, any Customary Bridge Loan or any Customary Term A Loan, (1) not mature earlier than the Latest Maturity Date then in effect and (2) have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of any other outstanding Class of Term Loans (provided, that, for the purpose of calculating the Weighted Average Life to Maturity of any Incremental Term Loan ranking pari passu in right of security to any such Class of Term Loans, amortization of such Incremental Term Loan shall be disregarded if (and only if) it does not exceed 0.25% per fiscal quarter), and
(C)be treated in the same manner as each existing Class of Term Loans with which such Incremental Term Loan ranks pari passu in right of payment and of security for purposes of Section 2.13(f), unless the relevant Lender in respect of such Incremental Term Loan elects lesser treatment;
(D)except as otherwise permitted herein (including with respect to margin, MFN protection, pricing, maturity and fees), have representation and warranty, covenant and default terms that, if not substantially consistent with those applicable to any then-existing Term Loans, are (1) taken as a whole, not materially more favorable (as conclusively determined by the Borrower in good faith at the time the definitive documentation for such Incremental Term Loan is finalized) to the lenders or investors providing such Incremental Term Loan than the corresponding terms of the Loan Documents or (2) otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Incremental Term Loan (A) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (B) constitute then-current market terms for the applicable type of Indebtedness (as conclusively determined by the Borrower in good faith at the time the definitive documentation for such Incremental Term Loan is finalized), including any financial maintenance covenant applicable to any Customary Term A Loan (which shall constitute a “then-current market term” for Customary Term A Loans) or (C) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent), and
(E)bear interest and be subject to fees as agreed by the Borrower and the applicable Lenders; provided, in the case of any such Incremental Term Loan that constitutes MFN Indebtedness, the interest rate margin applicable thereto (excluding any credit spread or similar adjustment) will not be more than 0.50% per annum higher than the interest rate margin in respect of the Initial Term Loans unless the Applicable Percentage with respect to the Initial Term Loans is adjusted such that the interest rate margin applicable to any Initial Term Loans at such time is not more than 0.50% per annum less than the interest rate margin with respect to such Indebtedness; it being understood and agreed that whether, and to what extent, the MFN Provision applies shall be determined as of the date on which such Incremental Term Loan is implemented under this Agreement (this clause (E), the “MFN Provision”);
(iv)[reserved];
(v)each notice from the Borrower pursuant to this Section 2.26 shall set forth the requested amount and proposed terms of the relevant Credit Increases and
(vi)Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by an existing Lender with Loans and/or Commitments under the relevant Class or by any Additional Lender.

(b)(i) Commitments in respect of Credit Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment, as the case may be) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.
(ii)The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.26; it being understood that the Incremental Amendment with respect to any Incremental Term Facility may, without the consent of any Lender (other than any Lender providing such Incremental Term Loans) or the Administrative Agent, include such amendments to this Agreement as may be necessary, appropriate or advisable as reasonably determined by the Administrative Agent and the Borrower to (A) make the applicable Incremental Term Loans “fungible” with the relevant existing Class of Term Loans (including by modifying the amortization schedule and/or extending the time period during which any prepayment premium applies) and/or (B) in the case of any Credit Increase in the form of a Customary Term A Loan, provide that the financial covenant applicable to such Customary Term A Loan applies for the benefit of the lenders of such Customary Term A Loan but not any other Lender or group of Lenders hereunder.
(iii)The Borrower may use the proceeds of any Credit Increase for any purpose not prohibited by this Agreement (it being understood that Section 5.08 imposes limitations on the use of proceeds of certain Credit Increases as specified therein).
(iv)No Lender shall be obligated to provide any Credit Increases unless it so agrees in its sole discretion.
(v)On the date of the making of any Incremental Term Loans that will be added to any Class of Initial Term Loans, other Incremental Term Loans or Other Term Loans, and notwithstanding anything to the contrary set forth in Section 2.03 or Section 2.06, such Incremental Term Loans shall, at the election of the Borrower and the Administrative Agent, be added to (and constitute a part of) each borrowing of outstanding Initial Term Loans, other Incremental Term Loans or Other Term Loans, as applicable, of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender will participate proportionately in each then outstanding borrowing of Initial Term Loans, other Incremental Term Loans or Other Term Loans, as applicable, of the same type with the same Interest Period of the respective Class.
(vi)Upon each increase in the Revolving Credit Commitments of a given Class pursuant to a Revolving Commitment Increase as provided in this Section 2.26, each Revolving Credit Lender with a Revolving Credit Commitment of such affected Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of such Revolving Commitment Increase for such Class (each, a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans representing a utilization of such Class of Revolving Credit Commitments such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (I) participations hereunder in the relevant Letters of Credit and (II) participations hereunder in the relevant Swingline Loans held by each Revolving Credit Lender with a Revolving Credit Commitment of such affected Class (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments under such affected Class of all relevant Revolving Credit Lenders represented by such Revolving Credit Lender’s relevant Revolving Credit Commitment.
(vii)The existing Revolving Credit Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Credit Lenders of such Class, and such other Revolving Credit Lenders shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Credit Lenders of such Class participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment of such Class pursuant to this Section 2.26); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (vii).
(viii)[Reserved].
(c)No Credit Increase shall (i) be guaranteed by any Person which is not a Loan Party or (ii) be secured by any property or assets other than the Collateral.
(d)This Section 2.26 shall supersede any provisions in Sections 2.18, 2.19 and 9.08 to the contrary.
(e)Each Lender or Additional Lender providing a portion of any Credit Increase shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Credit Increase. On the effective date of such Credit Increase, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.
(f)As a condition precedent to the effectiveness of any Credit Increase or the making of any Incremental Term Loans, (A) upon its reasonable request, the Administrative Agent shall have received customary written opinions of counsel to the Borrower, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require and (B) the Administrative Agent shall have received, from each Additional Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Lender, and the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Credit Increase.
(g)Notwithstanding anything to the contrary in this Section 2.26 or in any other provision of any Loan Document, if the proceeds of any Credit Increase are intended to be applied to finance any permitted Investment that constitutes a third party acquisition (other than an intercompany Investment), and the Lenders or Additional Lenders providing such Credit Increase so agree, the availability thereof may, at the election of the Borrower, be subject to customary “SunGard” or “certain funds” conditionality.
Section 2.27.Refinancing Amendments. (a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (x) all or any portion of any Class of Term Loans then outstanding under this Agreement in the form of Other Term Loan Commitments and/or Other Term Loans and/or (y) all or any portion of the Revolving Loans (or Unused Revolving Credit Commitments) under a given Class under this Agreement, in the form of Other Revolving Credit Commitments and Other Revolving Loans, in each case pursuant to a Refinancing Amendment; provided, that:
(i)such Credit Agreement Refinancing Indebtedness will rank pari passu in right of payment and of security with, or at the option of the Borrower, may be junior in right of payment and/or security to the other Loans and Commitments of the Borrower hereunder (so long as, in the case of any such Credit Agreement Refinancing Indebtedness ranking junior in right of payment or security, such Credit Agreement Refinancing Indebtedness shall be subject to the Second Lien Intercreditor Agreement or another Intercreditor Agreement, as applicable),
(ii)such Credit Agreement Refinancing Indebtedness will have such pricing, fees and call protection terms as may be agreed by the Borrower and the Lenders thereof,
(iii)in the case of Credit Agreement Refinancing Indebtedness in the form of a Class of Other Term Loans, such Class of Other Term Loans shall be prepaid and repaid on a pro rata basis with all mandatory prepayments (but not amortization payments) of the other Classes of Term Loans, except that the applicable Lenders and Additional Lenders providing any Class of Other Term Loans may elect in any given Refinancing Amendment to receive less than ratable treatment with respect to such prepayments,

(iv)in the case of any Other Term Loans ranking junior in right of payment or security, limitations on mandatory prepayments of the type described in Section 2.26 which are applicable to Incremental Term Loans ranking junior in right of payment or security shall also apply to such Other Term Loans,
(v)in the case of any Other Revolving Credit Commitments (and related Revolving Credit Exposure) ranking junior in right of payment or security, appropriate adjustments shall be made to this Agreement (including, without limitation, Sections 2.09, 2.12, and 2.13) to reflect the junior status of such Other Revolving Credit Commitments (and related Revolving Credit Exposure) and to provide separate junior letter of credit and swingline subfacilities that do not share ratably in the L/C Exposure and/or the Swingline Exposure, as applicable, and
(vi)except as otherwise permitted herein (including with respect to margin, call protection, MFN terms, pricing, maturity and fees), the representation and warranty, covenant and default terms of such Credit Agreement Refinancing Indebtedness, if not substantially consistent with those applicable to any then-existing Term Loans or Revolving Loans (or Unused Revolving Credit Commitments), as applicable, must be, taken as a whole, not materially more favorable (as conclusively determined by the Borrower in good faith at the time the documentation with respect to such Credit Agreement Refinancing Indebtedness is finalized) to the lenders or investors providing such Credit Agreement Refinancing Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Credit Agreement Refinancing Indebtedness (A) which are applicable only after the then-existing Latest Maturity Date applicable to such Term Loans or Revolving Loans (or Unused Revolving Credit Commitments), as applicable, (B) include any covenants or provisions which are then-current market terms for the applicable type of Indebtedness (as conclusively determined by the Borrower in good faith at the time the documentation with respect to such Credit Agreement Refinancing Indebtedness is finalized), including any financial maintenance covenant applicable to any Customary Term A Loan (which shall constitute a “then-current market term” for Customary Term A Loans) or (C) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of such Term Loans or Revolving Loans (or Unused Revolving Credit Commitments) or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent); provided, however, that the Borrower may elect to structure any such Credit Agreement Refinancing Indebtedness ranking junior in right of security to the other Loans and Commitments of the Borrower hereunder under a separate credit facility, so long as such other credit facility otherwise complies with the provisions of this Section 2.27.
(b)The effectiveness of any Refinancing Amendment shall be subject to the satisfaction of such other conditions as may be agreed by the Borrower and the Lenders providing such Credit Agreement Refinancing Indebtedness and set forth in a Refinancing Amendment and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions of counsel to the Borrower, board resolutions and officers’ certificates and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Collateral Agent (including, to the extent reasonably necessary, mortgage amendments) in order to ensure that the Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(c)Any Other Term Loans and/or Other Revolving Credit Commitments (or any corresponding Revolving Credit Exposure) converted from or exchanged for (or the proceeds of which are used to refinance) any then-existing Term Loans or then-existing Revolving Credit Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any then-existing Class of Term Loans of the Borrower or any previously established Class or Series of Other Term Loans or Other Revolving Credit Commitments, as applicable.
(d)Each Class or Series of Credit Agreement Refinancing Indebtedness incurred under this Section 2.27 shall be in an aggregate principal amount that is not less than $20,000,000 (or such lesser amount to which the Administrative Agent may agree).
(e)Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swingline Loans, pursuant to any Other

Revolving Credit Commitment established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the then-existing Revolving Credit Commitments (it being understood that such Letters of Credit or Swingline Loans may have different pricing and maturity dates, but shall otherwise be treated as though they are a part of a single letter of credit or swingline facility, as applicable, with the then-existing Revolving Credit Commitments) or otherwise reasonably acceptable to the Administrative Agent and any applicable swingline lender or letter of credit issuer.
(f)The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment (each, a “Refinancing Closing Date”).
(g)On any Refinancing Closing Date on which Other Revolving Credit Commitments are implemented pursuant to a Refinancing Amendment, subject to the satisfaction of the foregoing terms and conditions, (i) the Revolving Loans of any existing Revolving Credit Lender who is providing such Other Revolving Credit Commitment on such date and whose related existing Revolving Credit Commitment is being reduced on such date pursuant to Section 2.09(c), in connection therewith shall be converted into Other Revolving Loans under such Lender’s new Other Revolving Credit Commitment being provided on such date in the same ratio as (x) the amount of such Lender’s applicable new Other Revolving Credit Commitment bears to (y) the aggregate amount of such Lender’s existing Revolving Credit Commitment prior to any reduction of such Lender’s existing Revolving Credit Commitment pursuant to Section 2.09(c), in connection therewith and (ii) if such new Other Revolving Credit Commitments are to be made a part of any then-existing Class of Other Revolving Credit Commitments, each of the Revolving Credit Lenders with Other Revolving Credit Commitments under such combined Class shall purchase from each of the other Lenders with Other Revolving Credit Commitments thereunder at the principal amount thereof, such interests in the Other Revolving Loans under such Class of Other Revolving Credit Commitments so converted or outstanding on such Refinancing Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Other Revolving Loans of such Class will be held by all Revolving Credit Lenders with such Class of Other Revolving Credit Commitments ratably in accordance with their respective Other Revolving Credit Commitments of such Class.
(h)Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27 (including, in the case of any Other Term Loan that constitutes a Customary Term A Loan, any amendment that provides that the financial covenant applicable to such Customary Term A Loan applies for the benefit of the lenders of such Customary Term A Loan but not any other Lender or group of Lenders hereunder) and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment, and this Section 2.27 shall supersede any provisions in Section 2.18, 2.19 or 9.08 to the contrary.
ARTICLE III

Representations and Warranties
The Borrower represents and warrants (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Closing Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders that:
Section 3.01.Organization; Powers. The Borrower and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization or formation, except where the failure to exist (other than in the case of the Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party.

Section 3.02.Authorization. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action, (b) will not violate any provision of (i) any applicable law, statute, rule or regulation or order of any Governmental Authority, (ii) the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party or (iii) any indenture, agreement or other instrument to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of them or any of their property is bound, (c) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under any indenture, agreement or other instrument or (d) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than Permitted Liens), except, with respect to clauses (b)(i), (b)(iii), (c) or (d) above to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.
Section 3.03.Enforceability. This Agreement and each other Loan Document (when delivered) have been duly executed and delivered by each Loan Party party thereto. This Agreement and each other Loan Document delivered on the Closing Date constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.
Section 3.04.Governmental Approvals. Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the Loan Documents, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (b) such as have been made or obtained and are in full force and effect.
Section 3.05.Financial Statements. The financial statements most recently provided pursuant to Section 5.04(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein, and subject, in the case of financial statements provided pursuant to Section 5.04(a), to the absence of footnotes and normal year-end adjustments.
Section 3.06.No Material Adverse Change. Since September 30, 2024, no event, change or condition has occurred that (individually or in the aggregate) has had a Material Adverse Effect that is continuing.
Section 3.07.Title to Properties. Each of the Borrower and its Restricted Subsidiaries has legal title in fee simple to, or valid leasehold interests in, all its material properties and assets other than (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes or (ii) where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such material properties and assets are free and clear of Liens, other than Permitted Liens.
Section 3.08.Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries of the Borrower, the jurisdiction of their formation or organization, as the case may be, and the percentage ownership interest of such subsidiary’s parent company therein, and such Schedule shall denote which subsidiaries as of the Closing Date are not Subsidiary Guarantors.
Section 3.09.Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)None of the Borrower or any of its Restricted Subsidiaries or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default would reasonably be expected to result in a Material Adverse Effect.
Section 3.10.Federal Reserve Regulations. (a) None of the Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
(b)No part of the proceeds of any Loan or any Letter of Credit will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation U or Regulation X issued by the Board.
Section 3.11.Investment Company Act. None of the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.12.Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all federal, state and other Tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all material assessment received by it, except (i) for the filing of such returns or the payment of such Taxes and assessments, in each case, that are not overdue by more than 30 days, or if more than 30 days overdue, (ii) the amount or validity of which are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or (iii) with respect to which the failure to so file, pay or make provisions could reasonably be expected to have a Material Adverse Effect.
Section 3.13.No Material Misstatements. As of the Closing Date, to the knowledge of the Borrower, the written information, reports, financial statements, exhibits and schedules furnished (as modified or supplemented by other information so furnished) by or on behalf of the Borrower to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic and/or industry specific nature and/or any third party report and/or memorandum (but not the written information (other than projections and other forward looking information and information of a general economic and/or industry specific nature) on which such third party report and/or memorandum was based, if such written information was made available to the Administrative Agent or any Lender)) on or prior to the Closing Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the Closing Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (after giving effect to all supplements and updates thereto from time to time).
Section 3.14.Employee Benefit Plans. No ERISA Event or Foreign Pension Event has occurred, or could reasonably be expected to occur, that, individually or in the aggregate with all other ERISA Events and Foreign Pension Events, would reasonably be expected to result in a Material Adverse Effect. Each Pension Plan and Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect.
Section 3.15.Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower and each of its Restricted Subsidiaries and each of their operations, businesses, and properties are and have been in compliance with all applicable Environmental Laws, and have obtained, and are in compliance with, all permits required of them under applicable Environmental Laws, (ii) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Restricted Subsidiaries under any Environmental Law, (iii) neither the Borrower nor any of its Restricted Subsidiaries has agreed to assume or accept responsibility, by contract, for any liability of any other Person under Environmental Laws and (iv) to the knowledge of the Borrower, there are no facts, circumstances or conditions relating to the past or present businesses, properties or operations of the Borrower, any of its Restricted Subsidiaries, or any of their respective legal predecessors (including the disposal, threatened Release or Release of any wastes, Hazardous Materials or other materials), or to any past or present assets of the Borrower or any of its Restricted

Subsidiaries, that have resulted in or could reasonably be expected to result in the Borrower or any Restricted Subsidiary incurring any claim or liability under any Environmental Law.
Section 3.16.Security Documents. All filings and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated and to the extent required by, the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the Collateral Agent, and the Security Documents create in favor of the Collateral Agent, for the benefit of the relevant Secured Parties, a valid, and together with such filings and other actions, perfected Lien in the relevant Collateral, securing the payment of the relevant Obligations, in each case, having the priority contemplated by and subject to the terms of the relevant Security Documents and the relevant Intercreditor Agreement and subject to Permitted Liens.
Notwithstanding anything herein (including this Section 3.16) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock of any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agent or any Lender with respect thereto, under foreign law.
Section 3.17.Location of Real Property. Schedule 3.17 lists completely and correctly (in all material respects) as of the Closing Date all real property owned by the Borrower and its Restricted Subsidiaries and the addresses thereof, to the extent reasonably available. Except as otherwise provided in Schedule 3.17, the Borrower and its Restricted Subsidiaries own in fee all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to result in a Material Adverse Effect.
Section 3.18.Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.
Section 3.19.[Reserved].
Section 3.20.[Reserved].
Section 3.21.Money Laundering and Anti-Terrorism; Anti-Corruption; Sanctions. (a) To the extent applicable, each Loan Party is in compliance in all material respects with the USA PATRIOT Act.
(b)The Borrower and its subsidiaries, and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, have conducted their businesses in all respects in compliance with applicable Anti-Corruption Laws and Sanctions.
(c)No part of the proceeds of the Loans or any Letter of Credit will be used by the Borrower or its subsidiaries, directly or, to the knowledge of the Borrower, indirectly, (i) in violation of Anti-Corruption Laws, in each case to the extent applicable to the Borrower and its subsidiaries or (ii) in violation of Sanctions.
(d)None of the Borrower, any of its subsidiaries, nor any director, officer or, to the knowledge of the Borrower, any agent or employee of the Borrower or any of its subsidiaries is a Person that is the target of any Sanctions or is located, resident or organized in a Sanctioned Country.
ARTICLE IV

Conditions of Lending
The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction (or waiver by the Arrangers and the applicable Issuing Bank in the case of conditions applicable to the Closing Date and in accordance with Section 9.08 thereafter) of the following conditions:
Section 4.01.All Credit Events after the Closing Date. On the date of the making of each Revolving Loan, including the making of a Swingline Loan, and on the date of each issuance, amendment,

extension or renewal of a Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum face amount of such Letter of Credit) (each such event being called a “Credit Event”; it being understood that the conversion into or continuation of a SOFR Loan does not constitute a Credit Event) in each case on and after the Closing Date:
(a)the Administrative Agent shall have received (i) in the case of any Loan, a notice of such Loan as required by Section 2.03 or (ii) in the case of the issuance, amendment, extension or renewal of a Letter of Credit that constitutes a Credit Event, the relevant Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.25(b) or, in the case of the Borrowing of a Swingline Loan, the relevant Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.23(b);
(b)the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and
(c)at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.
Each Credit Event after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower to the relevant Lenders and/or Issuing Banks on the date of such Credit Event as to the matters specified in paragraphs (b) and/or (c) of this Section 4.01, as applicable.
Section 4.02.First Credit Event. On the Closing Date:
(a)This Agreement shall have been duly executed and delivered by the Borrower.
(b)The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, (i) an opinion of Sullivan & Cromwell LLP, as counsel to the Loan Parties and (ii) Bryan Cave Leighton Paisner LLP, as Missouri counsel for the Loan Parties, in each case dated the Closing Date and addressed to each Issuing Bank, the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.
(c)The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary, Assistant Secretary or other senior officer of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date, (B) (1) that attached thereto is a true and complete copy of resolutions or written consent duly adopted by the Board of Directors (or equivalent body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and (2) that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that (except in connection with the Transactions) the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate or articles of incorporation or organization furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or other senior officer executing the certificate pursuant to clause (ii) above.
(d)The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, certifying compliance with the conditions precedent set forth in Sections 4.01(b) and (c), as applicable.

(e)The Administrative Agent shall have received (i) to the extent invoiced at least 3 Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower and (ii) all fees required to be paid by the Borrower (which may be netted from the proceeds of the Loans borrowed on the Closing Date), in each case, hereunder, under the Engagement Letter, under the Agency Fee Letter or under any other Loan Document.
(f)The Security Documents required to be executed and delivered on the Closing Date shall have been duly executed and delivered by each Loan Party that is to be a party thereto and shall be in full force and effect, together with:
(i)certificates and instruments representing the Pledged Collateral (as defined in the Security Documents) referred to therein accompanied by undated stock powers executed in blank in the case of Capital Stock and instruments endorsed in blank in the case of indebtedness,
(ii)proper financing statements in form appropriate for filing under the UCC of the respective jurisdiction of organization of each Loan Party covering the Collateral described in the Security Documents, and
(iii)an Intellectual Property Security Agreement for each United States copyright, patent and trademark registration and application that is owned by, and each United States copyright that is exclusively licensed to, a Loan Party and constitutes Collateral, duly executed by each applicable Loan Party.
(g)[Reserved].
(h)The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, certifying that the Borrower and its Restricted Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent as of the Closing Date.
(i)The Lenders shall have received from the Loan Parties at least three (3) Business Days prior to the Closing Date, all documentation and other information reasonably requested in writing no later than ten (10) Business Days prior to the Closing Date, required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
(j)[Reserved].
For purposes of determining whether the conditions specified in this Section 4.02 have been satisfied on the Closing Date, by funding the Loans hereunder or issuing a Letter of Credit on the Closing Date, the Administrative Agent, each Lender and each Issuing Bank, as applicable, shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, such Lender or such Issuing Bank, as the case may be.
ARTICLE V

Affirmative Covenants
The Borrower covenants and agrees with each Lender that until the Termination Date the Borrower will, and will cause each of the Restricted Subsidiaries to:
Section 5.01.Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.04 or Section 6.05.
(b)Other than as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary or desirable to the conduct of its business, (ii) comply in all material respects with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws, ERISA, FCPA, Sanctions and the USA PATRIOT Act), whether now in effect or hereafter enacted, (iii) maintain and preserve all property necessary or desirable to the conduct of such business and keep such property in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, and (iv) from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary or desirable to the conduct of its business.
Section 5.02.Insurance. (a) Keep its material insurable properties adequately insured in all material respects at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with Persons in the same or similar businesses operating in the same or similar locations, as determined in the good faith judgment of the Borrower.
(b)Subject, if applicable, to Section 5.11, and except as the Administrative Agent may otherwise agree, use commercially reasonable efforts to cause (i) all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and (ii) each such policy to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium unless not less than 10 days’ prior written notice thereof is given by the insurer to the Collateral Agent or (y) for any other reason unless not less than 30 days’ prior written notice thereof is given by the insurer to the Collateral Agent.
Section 5.03.Taxes. Pay and discharge when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 30 days; provided, however, that such payment and discharge shall not be required with respect to any such Tax (i) so long as the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.
Section 5.04.Financial Statements, Reports, Etc. Furnish to the Administrative Agent (who will distribute to each Lender):
(a)after the Closing Date, within 90 days after the end of each fiscal year ending after the Closing Date (or such later date to which the Administrative Agent may agree), its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (or another independent public accountant reasonably satisfactory to the Administrative Agent) and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (which opinion shall not be subject to (x) a “going concern” qualification, except as resulting from, in the good faith determination of the Borrower, (1) the impending maturity of any Indebtedness and/or the termination of any revolving credit commitment, (2) the breach or anticipated breach of any financial covenant, and (3) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary; it being understood that notwithstanding the foregoing, any such report may be subject to a “going concern” explanatory paragraph or like statement or (y) a qualification as to the scope of the relevant audit);
(b)commencing with the fiscal quarter ended March 31, 2025, within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Borrower’s consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by a Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the

Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of Section 5.04 Financials, a certificate of a Financial Officer of the Borrower setting forth (x) to the extent Section 6.10 then applies, computations in reasonable detail of the Financial Covenant Leverage Ratio and the Consolidated Interest Coverage Ratio as of the last day of the fiscal quarter or year, as the case may be, covered by such Section 5.04 Financials and indicating whether or not the Borrower is in compliance with Section 6.10 and (y) in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow; provided, that such calculation shall not be required under this clause (y) to the extent no prepayment would be required under Section 2.13(c) with respect to the Fiscal Year to which such financial statements relate;
(d)[reserved];
(e)simultaneously with the delivery of the Section 5.04 Financials, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements (but only to the extent such Unrestricted Subsidiaries would not be considered “minor” under Rule 3-10 of Regulation S-X under the Securities Act);
(f)[reserved];
(g)after the request by any Lender (through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and
(h)promptly, from time to time, such other information (financial or otherwise) as the Administrative Agent or the Required Lenders (acting through the Administrative Agent) may reasonably request from time to time regarding the financial condition or business of the Borrower and its Restricted Subsidiaries.
Information required to be delivered pursuant to this Section 5.04 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Borrower. Information required to be delivered pursuant to this Section 5.04 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
Notwithstanding the foregoing, if (i) the Borrower’s financial statements are consolidated with any parent company’s financial statements or (ii) any parent company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, then the requirement to deliver consolidated financial statements of the Borrower and its consolidated subsidiaries (and the related opinion from independent public accountants) pursuant to Section 5.04(a) and (b) may be satisfied by delivering (A) consolidated financial statements of such parent company (and, in the case of Section 5.04(a), the related opinion with respect to such parent company from independent public accountants) and (B) if either (1) such parent company (or any other parent company that is a subsidiary of such parent company) has any material third party Indebtedness and/or material operations (as conclusively determined by the Borrower in good faith and other than any operations that are attributable solely to such parent company’s ownership of the Borrower and its subsidiaries) or (2) there are material differences (in the good faith determination of the Borrower) between the financial statements of such parent company and its consolidated subsidiaries, on the one hand, and the Borrower and its consolidated subsidiaries, on the other hand (other than any such differences relating to shareholders’ equity), a schedule showing, in reasonable detail, consolidating adjustments, if any, attributable solely to such parent company and any of their Subsidiaries that are not the Borrower or any of its Restricted Subsidiaries.

Section 5.05.Notices. Promptly upon any Responsible Officer of the Borrower or any Restricted Subsidiary becoming aware thereof, furnish to the Administrative Agent notice of the following:
(a)the occurrence of any Event of Default or Default; and
(b)the occurrence of any ERISA Event or Foreign Pension Event that, individually or in the aggregate with all other ERISA Events and Foreign Pension Events, has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 5.06.Information Regarding Collateral. Furnish to the Administrative Agent notice of any change on or prior to the date that is 90 days following the occurrence of such change (or such later date as may be acceptable to the Administrative Agent in any given case) (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s organizational form (to the extent such change would require a filing or other action to maintain perfection on the Loan Party’s Collateral).
Section 5.07.Maintaining Records; Access to Properties and Inspections. (a) Keep, in all material respects, proper books of record and account in which entries that permit the preparation of financial statements in conformity with GAAP are made.
(b)Permit any representatives designated by the Administrative Agent to visit and inspect during normal business hours the financial records and the properties of the Borrower or the Restricted Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such financial records, and permit any such representatives to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided, that the Administrative Agent shall give the Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the expense of the Borrower and its Restricted Subsidiaries; provided, further, that when an Event of Default exists, the Administrative Agent and their respective designees may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.
Section 5.08.Use of Proceeds. The proceeds of the Initial Term Loans made on the Closing Date shall be used (a) to finance all or a portion of the Transactions and the payment of Transaction Expenses and/or (b) for any other purpose not prohibited by this Agreement. The proceeds of the Revolving Loans and Swingline Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The Letters of Credit shall be used solely to support obligations of the Borrower and its subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The proceeds of any Other Term Loans will not be used for any purpose other than the repayment of principal and accrued and unpaid interest, fees and premium on other Loans of the Borrower outstanding on the date of incurrence of such Other Term Loans and payment of and fees, expenses and other amounts incurred in connection with such Other Term Loans. The Borrower will not, directly or, to its knowledge, indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Person for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person that is the target of Sanctions or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or in any other manner that would result in a violation of any Sanctions by the Borrower, any of its subsidiaries or, to the knowledge of the Borrower, any Agent, Issuing Bank (or its designee party to the applicable Letter of Credit), Arranger or Lender.
Section 5.09.Further Assurances. (a) From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of perfecting the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.

(b)[Reserved].
(c)With respect to any Restricted Subsidiary that is a Domestic Subsidiary and a Wholly-Owned Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date (which for purposes of this paragraph (c) shall include any existing Restricted Subsidiary that is a Wholly-Owned Subsidiary of the type described above that ceases to be an Excluded Subsidiary), on or before the date on which Section 5.04 Financials are required to be delivered for the fiscal quarter in which the relevant event occurred (or such longer period as the Administrative Agent may reasonably agree), cause such Restricted Subsidiary to (A) become a party to (or acknowledged, as applicable) the Guarantee and Collateral Agreement, each Intercreditor Agreement then in effect (if applicable) and the Intercompany Subordination Agreement, to the extent applicable and (B) deliver to the Administrative Agent (1) if such Restricted Subsidiary owns registrations of or applications for United States copyrights, patents or trademarks, an Intellectual Property Security Agreement, (2) Uniform Commercial Code financing statements in appropriate form for filing and/or (3) each item of “Pledged Collateral” that such Restricted Subsidiary would be required to deliver pursuant to Section 3.04 of the Guarantee and Collateral Agreement.
(d)[Reserved].
(e)Within 90 days following the date of the acquisition by any Loan Party of any Material Real Estate Asset (or such longer period as may be reasonably acceptable to the Administrative Agent in any given case) (i) execute and deliver a Mortgage in favor of the Collateral Agent, for the benefit of the relevant Secured Parties, covering such real property and (ii) with respect to each such Mortgage, if reasonably requested by the Administrative Agent, (x) an opinion of counsel in each State in which any such Mortgage is to be recorded with respect to the enforceability of such Mortgage in form and substance reasonably satisfactory to the Collateral Agent, (y) a lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent, (z) such surveys, abstracts, appraisals, and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage; provided that no such Mortgage shall be accepted by the Collateral Agent until each Lender has confirmed to the Administrative Agent in writing that it has completed its flood diligence with respect to such Material Real Estate Asset (not to be unreasonably withheld or delayed); provided further, if any Lender has not informed the Administrative Agent of any outstanding flood diligence requirements by the date that is 5 Business Days after the date on which the Administrative Agent made available to the Lenders the flood hazard determinations for any Material Real Estate Asset not located in a Special Flood Hazard Area, such Lender will be deemed to have completed their flood insurance due diligence.
(f)Notwithstanding anything to the contrary in this Section 5.09 or any other Security Document:
(i)the Collateral Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent;
(ii)Liens required to be granted pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents;
(iii)the Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in, or obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any guaranty by any Restricted Subsidiary, and each Lender hereby consents to any such extension of time;
(iv)no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, third party consent or any amendment to any lease or license;
(v)any joinder agreement, any Security Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become (or otherwise becomes) a Loan Party pursuant to Section 5.09(c) above (including any joinder agreement) may include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document;
(vi)unless the Borrower otherwise agrees, in no event will (A) the Collateral include any Excluded Property (as defined in the Guarantee and Collateral Agreement) or (B) any Excluded Subsidiary be required to become a Subsidiary Guarantor;
(vii)it is understood and agreed for the avoidance of doubt that the Borrower may elect to join any Domestic Subsidiary that is not required to be or become a Subsidiary Guarantor solely because such Restricted Subsidiary is an Immaterial Subsidiary without (A) the consent of the Administrative Agent or (B) delivery of an opinion of counsel;
(viii)no Loan Party shall be required, and the Administrative Agent shall not be authorized, to perfect any security interest or mortgage by means other than (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of any Loan Party’s jurisdiction of organization, (B) filings of Intellectual Property Security Agreements with the United States Copyright Office and/or the United States Patent and Trademark Office with respect to United States registered copyrights, patents and/or trademarks (or applications therefor) and/or exclusively licensed United States registered copyrights, (C) delivery to the Administrative Agent, for its possession (subject to the terms of any applicable Intercreditor Agreement), of any Collateral consisting of pledged Capital Stock held by any Loan Party in the Borrower or any Restricted Subsidiary that is a wholly-owned Subsidiary and/or any material debt instrument issued to the Borrower or another Loan Party, in each case, to the extent required by the Guarantee and Collateral Agreement or (D) filings of Mortgages and other documents related thereto as described in Section 5.09(e);
(ix)the Collateral shall exclude (A) all real property interests other than Material Real Estate Assets and (B) any Material Real Estate Asset that is or becomes located in a Special Flood Hazard Area as evidenced by a standard flood hazard determination delivered to the Administrative Agent (whether already subject to a Mortgage or to be mortgaged as of the relevant date of determination); provided that (1) no Loan Party shall be required to procure title insurance, title searches or any survey or environmental assessment (other than existing surveys and environmental assessments) with respect to any Material Real Estate Asset held as of the Closing Date and (2) if any mortgage tax or similar tax or charge is or will be owed on the entire amount of the Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable Requirements of Law, the amount of such mortgage tax or similar tax or charge shall be calculated based on the lesser of (I) the amount of the Obligations allocated to the applicable Material Real Estate Asset and (II) the fair market value of the applicable Material Real Estate Asset at the time the Mortgage is entered into and determined in a manner reasonably acceptable to the Collateral Agent and the Borrower, which, in the case of this clause (II) will result in a limitation of the Secured Obligations secured by the Mortgage to such amount.
(g)Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower may, in its sole discretion, elect to cause any Restricted Subsidiary and/or parent company (any such Person, a “Discretionary Guarantor”) that is not otherwise required to be a Subsidiary Guarantor to provide a Loan Guarantee by causing such Person to execute the documentation required by Section 5.09(c) above, and any such Person shall constitute a Loan Party and a Guarantor for all purposes hereunder; it being understood and agreed that such Person shall grant a security interest in such categories of assets pursuant to such documentation as the Borrower and the Administrative Agent may reasonably agree; provided, that (i) in the case of any Discretionary Guarantor that is a Foreign Subsidiary, the jurisdiction of such person is reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have received, at least two Business Days prior to such person becoming a Guarantor, all documentation and other information in respect of such person required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act and the Beneficial Ownership Regulation).
Section 5.10.Designation of Subsidiaries. (a) The Borrower may designate any subsidiary (including any existing subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Capital Stock of the Borrower or a Restricted Subsidiary (other than solely any Unrestricted Subsidiary of the subsidiary to be so designated); provided, that (i) such designation complies with the last sentence of this Section 5.10 and (ii) no Event of Default shall have occurred and be continuing at the time of such designation. Furthermore, no subsidiary may be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” for purposes of any Material Debt Documentation that has an “unrestricted subsidiary” concept. Notwithstanding the foregoing, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if such Restricted Subsidiary owns or exclusively in-licenses Material Intellectual Property at the time of such designation.
(b)The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary.
The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time for purposes of Section 6.01 or 6.02, as the case may be.
Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment”. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time (whether pursuant to any applicable provision of Section 6.03 or as a Permitted Investment) and if such subsidiary otherwise meets the definition of an “Unrestricted Subsidiary”. Unrestricted Subsidiaries will not be subject to any of the mandatory prepayments, representations and warranties, covenants or events of default set forth in the Loan Documents.
Section 5.11.Post-Closing Obligations. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, the Borrower and its Restricted Subsidiaries acknowledge and agree that the Borrower and its Restricted Subsidiaries shall be required to take the actions specified in Schedule 5.11 within the time periods set forth in Schedule 5.11 (or such later date as the Administrative Agent may agree in its reasonable discretion). The provisions of Schedule 5.11 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.
All conditions precedent and representations contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Loan Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.11 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 5.11 have been taken (or were required to be taken).
Section 5.12.Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain public corporate credit facility ratings with respect to the Initial Term Loans and public corporate family ratings from each of S&P and Moody’s; provided, that in no event shall the Borrower be required to maintain any specific rating with any such agency.
Section 5.13.Transactions with Affiliates. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower (an “Affiliate Transaction”) involving payments in excess of the greater of (x) $35,000,000 and (y) 5.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, unless the terms of such Affiliate Transaction are not materially less favorable to the Borrower or that Restricted Subsidiary, as the case may be, taken as a whole, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Borrower (as conclusively determined in good faith by the Borrower).
Notwithstanding the foregoing limitation, the Borrower or any Restricted Subsidiary may enter into the following:
(i)any transaction or series of transactions between the Borrower and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;
(ii)any Restricted Payment permitted to be made pursuant to Section 6.03 or any Permitted Investment;
(iii)any reasonable or customary employment, consulting, service, severance, termination agreement, employee benefit plan, compensation arrangement, indemnification arrangement, or any similar arrangement entered into by the Borrower or a Restricted Subsidiary with a current or former director, officer or employee of the Borrower or a Restricted Subsidiary and payments related thereto; or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Borrower, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees of the Borrower or a Restricted Subsidiary approved by the Board of Directors of the Borrower;
(iv)(x) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business and (y) loans and advances to employees made in the ordinary course of business in compliance with applicable laws;
(v)any issuance of shares of Capital Stock (other than Disqualified Stock) of the Borrower;
(vi)any agreement as in effect on the Closing Date or any amendment, modification, supplement, extension or renewal thereto (so long as such amendment, modification, supplement, extension or renewal is not materially adverse to the interests of the Lenders (as conclusively determined in good faith by the Borrower)) or any transaction contemplated thereby;
(vii)any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Borrower or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Lenders (as conclusively determined in good faith by the Borrower), than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;
(viii)transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Borrower and its Restricted Subsidiaries and otherwise in compliance with the terms of this Agreement;
(ix)transactions in which the Borrower or any Restricted Subsidiary delivers to the Administrative Agent a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Borrower or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate;
(x)the Auto Care Transactions and the Battery Transactions and the payment of all fees and expenses related to the Transactions, the Auto Care Transactions and the Battery Transactions;

(xi)any service, purchase, lease, supply or similar agreement entered into in the ordinary course of business (including, without limitation, pursuant to any joint venture agreement) between the Borrower or any Restricted Subsidiary and any Affiliate (other than an Unrestricted Subsidiary) that is a customer, client, supplier, purchaser or seller of goods or services;
(xii)pledges of equity interests of Unrestricted Subsidiaries to secure Indebtedness of such Unrestricted Subsidiaries;
(xiii)transactions entered into as part of a Permitted Receivables Financing on customary terms (as conclusively determined by the Borrower’s Board of Directors); and
(xiv) any licenses, covenants not to sue, releases or other similar rights or immunities granted with respect to Intellectual Property in the ordinary course of business or which, in the business judgment of the Borrower or the applicable Restricted Subsidiary, do not materially interfere with the business of the Borrower and Restricted Subsidiaries as a whole.
ARTICLE VI

Negative Covenants
The Borrower covenants and agrees that, until the Termination Date, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to:
Section 6.01.Limitation on Indebtedness.
(a)Incur, directly or indirectly, any Indebtedness unless, after giving effect to the application of the proceeds thereof, either:
(i)if such Indebtedness is secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Initial Term Loans, the Consolidated First Lien Leverage Ratio (determined on a pro forma basis without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (A) 3.00:1.00 and (B) to the extent such Indebtedness is incurred in connection with an acquisition or other Investment, the Consolidated First Lien Leverage Ratio as of the last day of the most recently ended Test Period,
(ii)if such Indebtedness is secured by Liens on the Collateral that rank junior in priority to the Liens on the Collateral securing the Initial Term Loans, the Consolidated Secured Leverage Ratio (determined on a pro forma basis without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (A) 3.75:1.00 and (B) to the extent such Indebtedness is incurred in connection with an acquisition or other Investment, the Consolidated Secured Leverage Ratio as of the last day of the most recently ended Test Period, or
(iii)if such Indebtedness is unsecured or secured by assets that do not constitute Collateral, at the election of the Borrower, either (A) the Consolidated Leverage Ratio (determined on a pro forma basis without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than the greater of (I) 6.00:1.00 and (II) to the extent such Indebtedness is incurred in connection with an acquisition or other Investment, the Consolidated Leverage Ratio as of the last day of the most recently ended Test Period or (B) the Consolidated Fixed Charge Coverage Ratio is greater than or equal to the lesser of (I) 2.00:1.00 and (II) to the extent such Indebtedness is incurred in connection with an acquisition or other Investment, the Consolidated Fixed Charge Coverage Ratio as of the last day of the most recently ended Test Period;

provided that the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to this clause (a) by Restricted Subsidiaries that are not Guarantors may not exceed the Shared Non-Loan Party Cap at such time; provided, further, that such Indebtedness shall be subject to the Required Debt Terms, or
(b)    The limitations set forth in paragraph (a) will not apply to the following items:
(i)    the Indebtedness under the Loan Documents of the Borrower or any of its Restricted Subsidiaries (including letters of credit, bank guarantees and bankers’ acceptances thereunder and any Indebtedness incurred pursuant to Section 2.26 and/or 2.27);
(ii)    Indebtedness represented by the Senior Notes;
(iii)    Indebtedness of the Borrower owing to and held by any Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Indebtedness (except to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Indebtedness by the issuer thereof, and (2) if a Guarantor is the obligor on that Indebtedness and the Indebtedness is owed to a Restricted Subsidiary that is not the Guarantor, the Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations;
(iv)    Indebtedness of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Borrower or otherwise became a Restricted Subsidiary or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary of the Borrower or was otherwise acquired by the Borrower; provided that at the time that Person was acquired by the Borrower or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Indebtedness, on a pro forma basis, the Borrower would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (a) of this Section 6.01;
(v)    Indebtedness under Hedge Agreements entered into by the Borrower or a Restricted Subsidiary not for speculative purposes;
(vi)    [reserved];
(vii)    [reserved];
(viii)    Indebtedness in connection with one or more standby letters of credit or performance or surety bonds or completion guarantees issued by the Borrower or a Restricted Subsidiary not in connection with the borrowing of money;
(ix)    Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower or such Restricted Subsidiary in connection with such disposition;
(x)    Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness referenced in clauses (i) or (ii) above) and, to the extent the individual outstanding principal amount thereof exceeds $10,000,000, set forth in all material respects on Schedule 6.01;

(xi)    Indebtedness of the Borrower or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the sum of (A) the greater of (x) $245,000,000 or (y) 35.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, (B) [reserved] and (C) in the case of any Refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing;
(xii)    Indebtedness of the Borrower or a Restricted Subsidiary Incurred in respect of Capitalized Lease Obligations, Synthetic Lease Obligations and Purchase Money Indebtedness or in connection with a Sale and Leaseback Transaction, provided that the principal amount of any Indebtedness Incurred pursuant to this clause outstanding at any one time may not exceed the greater of (x) $175,000,000 or (y) 25.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis;
(xiii)    Indebtedness of the Borrower or any Guarantor consisting of Guarantees of Indebtedness of the Borrower or any Restricted Subsidiary Incurred under any other clause of this Section 6.01;
(xiv)    Indebtedness of Foreign Subsidiaries (i) Incurred to provide consideration for, or to provide all or any portion of the funds or credit support utilized to consummate, an acquisition or Investment permitted under this Indenture, provided that at the time that Person was acquired by the Borrower or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Indebtedness, on a pro forma basis, the Borrower would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (a) of this Section 6.01; or (ii) in an aggregate principal amount outstanding at any one time not to exceed the Shared Non-Loan Party Cap, determined on a pro forma basis, plus, in the case of any Refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing;
(xv)    [reserved];
(xvi)    Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property or casualty or liability insurance, self-insurance obligations, performance, bid surety, appeal and similar bonds and completion or performance of guarantees (not for borrowed money), and any letters of credit functioning as or supporting any of the foregoing;
(xvii)    (a) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or (b) Indebtedness owed on a short-term basis of no longer than 30 days to banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Subsidiaries;
(xviii)    shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (xviii);
(xix)    [reserved];

(xx)    Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (a) of this Section 6.01 and clauses (i), (iv), (x) and (xiv)(i) above, this clause (xx) or clause (xxiv) below;
(xxi)    the Separation Obligations;
(xxii)    Indebtedness under any Permitted Receivables Financing Incurred after the Closing Date in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $245,000,000 and (y) 35.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, plus, in the case of any Refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing;
(xxiii)    Indebtedness incurred in connection with the assumption of any (a) Assumed Liabilities (as defined in the Battery Acquisition Agreement) and (b) Assumed Liabilities (as defined in the Auto Care Acquisition Agreement);
(xxiv)    [reserved];
(xxv)    Indebtedness under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services;
(xxvi)    Indebtedness consisting of (A) the financing of insurance premiums and (B) take-or-pay obligations contained in supply arrangements;
(xxvii)    Indebtedness Incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $245,000,000 and (y) 35.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, plus, in the case of any Refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing;
(xxviii)    Guarantees by the Borrower or any Restricted Subsidiary of any lease or sublease permitted by this Indenture of real property entered into by the Borrower or any Restricted Subsidiary;
(xxix)    Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $245,000,000 and (y) 35.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, plus, in the case of any Refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing; provided that the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to this clause (xxix) by Restricted Subsidiaries that are not Guarantors may not exceed the Shared Non-Loan Party Cap at such time; and
(xxx)    any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Permitted First Priority Incremental

Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt and any Permitted Unsecured Incremental Equivalent Debt.
For purposes of determining compliance with any restriction on the Incurrence of Indebtedness in dollars where Indebtedness is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar equivalent determined on the date of such determination. The principal amount of any Permitted Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar equivalent of the Indebtedness Refinanced determined on the date such Indebtedness being Refinanced was initially Incurred. Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 6.01.
In connection with the Incurrence of (x) revolving loan Indebtedness under this Section 6.01 or (y) any commitment relating to the Incurrence of Indebtedness under this Section 6.01 and the granting of any Lien to secure such Indebtedness, the Borrower or applicable Restricted Subsidiary may designate such Incurrence and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred and granted on such Deemed Date, including, without limitation, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio and EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence, the granting of any Lien therefor and related transactions in connection therewith).
Section 6.02.Liens. Create, incur, assume or suffer to exist any Lien to secure Indebtedness or any Permitted Receivables Financing (except Permitted Liens) on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.
Section 6.03.Restricted Payments. Make any Restricted Payment, if at the time of, and after giving effect to, the proposed Restricted Payment,
(a)a Default or Event of Default shall have occurred and be continuing,
(b)the Borrower could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 6.01, or
(c)the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made pursuant to this clause (c) after the Closing Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:
(i)    50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2021 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment and for which reports are required to be provided under Section 5.04 (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit; provided, that at no time shall this clause (i) equal an amount that is less than zero as a result of such reduction), plus
(ii)    Capital Stock sale proceeds received after January 1, 2021, plus
(iii)    the sum of:

(A)the aggregate Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from the issuance or sale after January 1, 2021 of convertible or exchangeable Indebtedness that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Borrower, and
(B)the aggregate amount by which the principal amount of Indebtedness of the Borrower or any Restricted Subsidiary is reduced on or after January 1, 2021 upon the conversion or exchange of any Indebtedness issued or sold on or prior to January 1, 2021 that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Borrower, excluding, in the case of clause (A) or (B):
(x)    any Indebtedness issued or sold to the Borrower or a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any Subsidiary for the benefit of their employees, and
(y)    the aggregate amount of any cash or other Property distributed by the Borrower or any Restricted Subsidiary upon any such conversion or exchange, plus
(iv)    100% of the aggregate amount received by the Borrower or any of its Restricted Subsidiaries in cash and the Fair Market Value of other property received by means of:
(A)the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of, or other returns on Investment from, Investments made by the Borrower and its Restricted Subsidiaries and repurchases and redemptions of such Investments from the Borrower and its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments made by the Borrower or its Restricted Subsidiaries, in each case, after January 1, 2021, and
(B)the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (provided that such designation occurs after January 1, 2021) or the sale (other than to the Borrower or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (after January 1, 2021) to the extent such designation or sale is permitted by this Agreement;
plus
(v)without duplication, any cash dividends or cash distributions or other assets received directly or indirectly by the Borrower or a Restricted Subsidiary after January 1, 2021 from an Unrestricted Subsidiary, to the extent such dividends or distributions were not otherwise included in Consolidated Net Income (other than to the extent such distribution represents a return of capital and the Investment in such Unrestricted Subsidiary was made by the Restricted Subsidiary pursuant to clause (j) of the second paragraph of this covenant or to the extent such Investment constituted a Permitted Investment);
plus
(vi)the amount of any Declined Proceeds;
plus
(vii)the greater of (x) $70,000,000 and (y) 10.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis.
Notwithstanding the foregoing limitation, the Borrower and any Restricted Subsidiary may:
(a)declare or pay dividends on its Capital Stock or make distributions, or consummate any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, on said date of declaration or redemption notice, such dividends, distributions or redemption, as the case may be, could have been paid or made in compliance with this Agreement;
(b)purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Borrower or Junior Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any Subsidiary for the benefit of their employees); provided, however, that the Capital Stock sale proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c) above;
(c)purchase, repurchase, redeem, legally defease, acquire or retire for value any Junior Obligations or Disqualified Stock in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Indebtedness (in the case of Junior Obligations only) or Disqualified Stock;
(d)pay scheduled dividends (not constituting a return on capital) on, or mandatorily redeem, Disqualified Stock;
(e)in the case of any Restricted Subsidiary of the Borrower, make Restricted Payments to shareholders of that Restricted Subsidiary, so long as the Borrower or a Restricted Subsidiary receives Restricted Payments on a pro rata basis or on a basis that results in the receipt by the Borrower or a Restricted Subsidiary of Restricted Payments of greater value than it would receive on a pro rata basis;
(f)make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into Capital Stock of the Borrower;
(g)make repurchases of shares of Capital Stock (other than Disqualified Stock) of the Borrower deemed to occur (i) upon the exercise of options, warrants or other rights to acquire Capital Stock of the Borrower (other than Disqualified Stock) if such shares of Capital Stock (other than Disqualified Stock) of the Borrower represent a portion of the exercise price of such options, warrants or other rights and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;
(h)repurchase shares of, or options to purchase shares of, common stock of the Borrower from current or former officers, directors or employees of the Borrower or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such individuals acquire shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $30,000,000 in any calendar year (with unused amounts in any calendar year carried over to succeeding calendar years);
(i)purchase, defease or otherwise acquire or retire for value any Junior Obligations upon an Asset Sale by the Borrower or a Restricted Subsidiary, to the extent there are Declined Proceeds as a result of the application of Section 2.14(b);
(j)make other Restricted Payments of the type described in clauses (a) and (b) of the definition of “Restricted Payments” made pursuant to this clause (j) not to exceed the greater of (x) $105,000,000 and (y) 15.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis in any fiscal year of the Borrower;
(k)make Restricted Payments in respect of common stock, preferred stock or other equity interests (or securities convertible or exchangeable for common stock, preferred stock or other equity interests incurred in compliance with this Agreement) of up to the greater of (x) $175,000,000 and (y) 25.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, in any fiscal year of the Borrower so long as at the time of, and after giving effect to such Restricted Payment no Specified Default shall have occurred and be continuing or will result therefrom;
(l)make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Borrower or a Restricted Subsidiary made by exchange for or out of the proceeds of, the substantially concurrent sale of Disqualified Stock of the Borrower or such Restricted

Subsidiary, as the case may be, so long as such Refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 6.01 and constitutes Refinancing Indebtedness;
(m)so long as no Specified Default has occurred and is continuing or will result therefrom, make other Restricted Payments if, immediately after giving effect to such Restricted Payments (including the Incurrence of any Indebtedness to finance such payment), the Consolidated Secured Leverage Ratio would not be greater than 3.00 to 1.00, determined on a pro forma basis;
(n)make any payments made in connection with the Auto Care Transactions, any payments made in connection with the Battery Transactions, any payments made in connection with the Spin-off Transactions, and any payments made in connection with the Spin-off Interim Ordinary Course Transactions or the Spin-off Internal Reorganization;
(o)make payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Borrower;
(p)the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries, except to the extent all or substantially all of the assets of the applicable Unrestricted Subsidiary are cash or Cash Equivalents; and
(q)make other Restricted Payments of the type described in clause (c) of the definition of “Restricted Payments” made pursuant to this clause (q) not to exceed the greater of (x) $105,000,000 and (y) 15.0% of the Borrower’s aggregate amount of EBITDA for the most recent four consecutive fiscal quarters, determined on a pro forma basis, in any fiscal year of the Borrower.
Notwithstanding the foregoing, neither the Borrower nor any Restricted Subsidiary shall consummate any Investment that constitutes an IP Separation Transaction.
Section 6.04.Fundamental Changes. (a) The Borrower may not consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower is the surviving corporation), and the Borrower may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:
(i)(A) the Borrower is the surviving Person or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Borrower) or (B) the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, the “Successor Company”);
(ii)the Successor Company, if other than the Borrower, expressly assumes all the Obligations of the Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent; and
(iii)each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case clause (i)(B) of Section 6.04(c) shall apply, shall have reaffirmed its Obligations under the applicable Loan Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent;
    It being understood that any Successor Company will succeed to, and be substituted for the Borrower under the Loan Documents.
(b)Subject to the other provisions of Section 6.04(a),
(i)a Restricted Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to (A) the Borrower or any other Restricted

Subsidiary or (B) any other Person so long as the transaction does not violate Section 6.05 or is consummated to effectuate any transaction permitted by Section 6.03 and/or Section 6.05 and
(ii)the Borrower may merge with an Affiliate of the Borrower solely for the purpose of reorganizing the Borrower in a different State of the United States, so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.
(c)No Subsidiary Guarantor will, and the Borrower will not permit any Subsidiary Guarantor to, consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower or a Subsidiary Guarantor is the surviving corporation), to any Person unless:
(i)(A)    a Subsidiary Guarantor is the surviving Person; or
(B)(1) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than a Subsidiary Guarantor) is organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or Person, the “Successor Subsidiary Person”) and (2) the Successor Subsidiary Person, if other than such Subsidiary Guarantor, expressly assumes all the Obligations of such Subsidiary Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent; or
(ii)the transaction does not violate Section 6.05 or is consummated to effectuate any transaction permitted by Section 6.03 and/or Section 6.05;
In the case of clause (i)(B) above, the Successor Subsidiary Person will succeed to, and be substituted for, such Subsidiary Guarantor under the applicable Loan Documents.
Notwithstanding anything to the contrary in this Section 6.04, (i) any Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another Restricted Subsidiary or the Borrower, (ii) any Restricted Subsidiary may dissolve or liquidate its affairs (or consummate an analogous transaction) if (x) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) if the relevant dissolving or liquidating Restricted Subsidiary is a Loan Party, the assets of such Restricted Subsidiary are transferred to another Loan Party or such transfer is otherwise treated as an Investment and permitted by Section 6.03 and (iii) any Subsidiary Guarantor may merge into, amalgamate with or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Borrower without the necessity of complying with any requirement to provide the documentation described in Section 6.04(a)(iii).
Section 6.05.Asset Sales. Cause or make an Asset Sale, unless:
(a)the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (as conclusively determined in good faith by the Borrower at the time of the execution of the definitive agreement with respect to such Asset Sale) of the assets sold or otherwise disposed of;
(b)except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (conclusively determined in good faith by the Borrower at the time of the execution of the definitive agreement with respect to such Asset Sale); provided, that the amount of:
(i)any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations or that are owed to the Borrower or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

(ii)any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and
(iii)any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of $70,000,000 and 10.0% of EBITDA of the Borrower as of the end of the most recently ended Test Period at the time of the execution of the definitive agreement with respect to the relevant Asset Sale, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time of the execution of the definitive agreement with respect to the relevant Asset Sale without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.
To the extent any Collateral is disposed of pursuant to a Permitted Asset Sale or as permitted by this Section 6.05 or pursuant to any disposition that does not constitute an Asset Sale but is otherwise not prohibited under this Agreement, in each case, to any Person other than a Loan Party, such Collateral shall be disposed of free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
Notwithstanding the foregoing, neither the Borrower nor any Restricted Subsidiary shall consummate any Asset Sale that constitutes an IP Separation Transaction.
Section 6.06.[Reserved]
Section 6.07.Limitations on Restrictions on Distributions from Restricted Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any such Restricted Subsidiary to:
(a)pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to the Borrower or any Guarantor (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock),
(b)make any loans or advances to the Borrower or any Guarantor (it being understood that the subordination of loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances) (provided, that the foregoing shall not apply to restrictions and conditions imposed by any documentation governing any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt or any Permitted Unsecured Incremental Equivalent Debt), or
(c)sell, lease or transfer any of its Property to the Borrower or any Guarantor (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above).
The foregoing limitations will not apply to restrictions:
(i)in effect on the Closing Date, including, but not limited to the Existing Notes Indentures;
(ii)with respect to a Person that becomes a Restricted Subsidiary (including any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with this Agreement) or merges, consolidates or amalgamates with or into the Borrower or a Restricted

Subsidiary on or after the Closing Date, in each case, if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was merged, consolidated or amalgamated with or into the Borrower or such Restricted Subsidiary;
(iii)that result from any amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) above, in clause (vi), (vii) or (x) below or this clause (iii), provided that the restriction contained in such amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing (1) in the good faith judgment of the Borrower, will not materially impair the Borrower’s ability to make payments in respect of the Obligations when due, (2) applies only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness or (3) is either not materially more restrictive taken as a whole (as conclusively determined in good faith by the Borrower), than those contained in the agreements or instruments referred to in clauses (i), (ii), (vi), (vii) or (x) or this clause (iii), as applicable, or with respect to this clause (iii), generally represents market terms (as conclusively determined in good faith by the Borrower) at the time of Incurrence;
(iv)resulting from the Incurrence of any Indebtedness permitted to be Incurred under Section 6.01, provided that the restriction contained in such Indebtedness (1) in the good faith judgment of the Borrower, will not materially impair the Borrower’s ability to make payments in respect of the Obligations when due, (2) applies only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness or (3) is either not materially more restrictive taken as a whole (as conclusively determined in good faith by the Borrower) than those contained in the Senior Notes, or with respect to this clause (3), generally represents market terms (as conclusively determined in good faith by the Borrower) at the time of Incurrence;
(v)existing by reason of applicable law, rule, regulation or order;
(vi)with respect to clause (c) above only, relating to Indebtedness that is permitted to be Incurred and secured without also securing the Obligations pursuant to Section 6.01 and Section 6.02 that limit the right of the debtor to dispose of the Property securing that Indebtedness;
(vii)encumbering Property at the time the Property was acquired by the Borrower or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition;
(viii)resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of the agreements or rights thereunder;
(ix)which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale;
(x)existing pursuant to any Indebtedness Incurred by a Foreign Subsidiary, which restrictions are customary for a financing of such type, and which are otherwise permitted under this Agreement, provided, however, that the Borrower’s Board of Directors determines in good faith that such restrictions are not reasonably likely to impair the Borrower’s ability to make principal and interest payments on the Obligations;
(xi)existing by reason of this Agreement, the Obligations and the other Loan Documents;
(xii)contained in joint venture agreements, limited liability company agreements, organizational documents and other similar agreements;
(xiii)on cash or other deposits or net worth imposed by customers or suppliers;

(xiv)with respect to clause (c) of the first paragraph of this covenant only, arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any Restricted Subsidiary thereof in any manner material to the Borrower or any Restricted Subsidiary thereof;
(xv)contained in Hedging Obligations;
(xvi)constituting customary restrictions with respect to a Securitization Subsidiary, pursuant to the terms of a Permitted Receivables Financing;
(xvii)in the case of any Restricted Subsidiary that is not a Wholly Owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement;
(xviii)resulting from customary provisions, which restrict assignment of the agreements or rights thereunder, in connection with Intellectual Property licenses, covenants not to sue, releases or other similar rights or immunities; and
(xix)restrictions and conditions imposed by any documentation governing any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Permitted First Priority Incremental Equivalent Debt, any Permitted Junior Priority Incremental Equivalent Debt and any Permitted Unsecured Incremental Equivalent Debt.
Section 6.08.Business of the Borrower and its Restricted Subsidiaries. Engage in any material line of business other than Similar Businesses.
Section 6.09.Modification of Certain Documentation. Amend, modify or change (other than in connection with the incurrence of permitted Refinancing Indebtedness) the lien or payment subordination provisions of any documentation governing Junior Lien Indebtedness or Subordinated Indebtedness in a manner that is materially adverse to the Lenders (as conclusively determined by the Borrower in good faith).
Section 6.10.Financial Covenants. Without the written consent of the Required Revolving Lenders, the Borrower shall not permit the (x) Financial Covenant Leverage Ratio as of the end of any fiscal quarter to exceed 3.25:1.00 or (y) Consolidated Interest Coverage Ratio as of the end of any fiscal quarter to be lower than 2.00:1.00. The Financial Covenant Leverage Ratio and Consolidated Interest Coverage Ratio shall each be calculated as of the last day of each fiscal quarter based upon (i) for Indebtedness, as of the last day of each such fiscal quarter and (ii) for EBITDA and Consolidated Interest Expense, the actual amount for the four-quarter period ending on such day.
Section 6.11.Accounting Changes. Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary to reflect such change in fiscal year.
ARTICLE VII

Events of Default
Section 7.01.Events of Default. In case of the happening of any of the following events (“Events of Default”):
(a)any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any document required to be furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; it being understood and agreed that if the relevant representation and warranty is capable of being cured (including by the delivery of a restated certification or calculation or restated financial statements), no Event of Default may arise under this Section 7.01(a) with respect to such representation and warranty unless such representation and warranty remains incorrect in any material respect for a period of 30 days following the delivery of a written notice by the Administrative Agent of the relevant inaccuracy to the Borrower;
(b)default shall be made in (i) the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise or (ii) when and as required to be paid herein, any amount required to be prepaid and/or Cash Collateralized pursuant to Section 2.13(a)(iii);
(c)default shall be made in the payment of any reimbursement with respect to any L/C Disbursement, interest on any Loan or L/C Disbursement or any Fee or other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(d)default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), Section 5.05(a) (provided that, subject to Section 1.14(a), any Event of Default arising from a failure to deliver any notice of Default or Event of Default shall automatically be deemed to have been cured (and no longer continuing) immediately upon the earlier to occur of (x) the delivery of notice of the relevant Default or Event of Default and (y) the cessation of the existence of the underlying Default or Event of Default) or in Article VI;
(e)default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;
(f)(i) the Borrower or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness of the Borrower or any Restricted Subsidiary that, in the aggregate, constitutes Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period), which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Indebtedness at its maturity or (ii) any other event or condition occurs that results in any Indebtedness of the Borrower or any Restricted Subsidiary that, in the aggregate, constitutes Material Indebtedness (other than for the avoidance of doubt, with respect to such Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant documentation which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary) becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace period) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that:
(A)this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is otherwise permitted hereunder,
(B)any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article VII;
(C)is understood and agreed that the occurrence of any event described in this clause (f) that would, prior to the expiration of any applicable grace period, permit the holder or holders of the relevant Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, will not result in a Default or Event of Default under this Agreement prior to the expiration of such grace period; and

(D)any conversion of, or trigger of conversion rights with respect to, any convertible debt security (whether or not such conversion is to be settled in cash or Capital Stock or any combination thereof) shall not constitute an Event of Default unless such conversion results from an event of default thereunder or a “change of control”, “fundamental change” or similar occurrence thereunder.
(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower and/or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower and/or any Significant Subsidiary, under Title 11 of the United States Code or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership, arrangement, restructuring or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for the Borrower and/or any Significant Subsidiary for a substantial part of the property or assets of the Borrower and/or any Significant Subsidiary or (iii) the winding up or liquidation of the Borrower and/or any Significant Subsidiary; and, in each case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)the Borrower and/or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership, arrangement, restructuring or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, monitor or similar official for the Borrower and/or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it or consent to any order requested in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) admit in writing its general inability or fail generally to pay its debts as they become due;
(i)one or more judgments for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by insurance as to which an insurance company has not denied coverage and/or an indemnity or similar arrangement from a third party (including any escrow arrangement) and the third party has not validly denied its indemnity obligations) shall be rendered against the Borrower and/or any Significant Subsidiary (other than an Immaterial Subsidiary) and the same shall not have been paid, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; provided, that it is understood and agreed that the occurrence of any event described in this clause (i) will not result in a Default or Event of Default under this Agreement prior to the expiration of such 60 consecutive day period;
(j)an ERISA Event or Foreign Pension Event occurs with respect to a Pension Plan, Multiemployer Plan or Foreign Plan, as applicable, which individually or in the aggregate with all other ERISA Events and/or Foreign Pension Events, has resulted in or would reasonably be expected to result in a Material Adverse Effect;
(k)any Loan Document or any material provision of any Security Document, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents), or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document, or any Loan Party denies in writing that it has any or further liability thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);
(l)any Lien in respect of a material portion of the Collateral, taken as a whole, purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid, perfected Lien having the priority contemplated thereby (except as otherwise expressly provided in this Agreement or such Security Document), except to the extent that any lack of validity, perfection or priority results from the Collateral Agent (i) no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (ii) as a result of a Uniform Commercial Code filing having lapsed because Uniform Commercial Code continuation statements were not filed in a timely matter; or
(m)there shall have occurred a Change of Control;

then, and in every such event (A) (other than (x) an event with respect to the Borrower described in paragraph (g) or (h) above, (y) as a result of any Event of Default arising under Section 7.01(d) (as a result of any breach of Section 6.10) and/or (z) any Event of Default arising under Section 7.01(a) as a result of a breach of any representation or warranty made as a condition to any Credit Event or any deemed Credit Event), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require the Borrower to Cash Collateralize the L/C Exposures then outstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Exposures as aforesaid shall automatically become effective, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (II) during the continuance of any Event of Default arising under (1) Section 7.01(d) (with respect to any breach of Section 6.10) and/or (2) Section 7.01(a) (as a result of a breach of any representation or warranty made as a condition to any Credit Event or any deemed Credit Event) (A) upon the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Administrative Agent shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Credit Commitments, (ii) declare the Revolving Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require that the Borrower Cash Collateralize the L/C Exposure then outstanding and (B) on or after the date on which the rights under clause (A) immediately above are exercised, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith any remaining Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Notwithstanding anything to the contrary contained herein or in any other Loan Document:
(A)neither the Administrative Agent nor any Lender shall be permitted to deliver a notice of default or exercise any right or remedy provided under any Loan Document or at law or equity, including any remedy provided under the UCC, with respect to any event, action or circumstance disclosed pursuant to a filing with the SEC, posted on the Platform or otherwise reported to the Lenders or the Administrative Agent (including through any notice of Default or Event of Default) more than two years after the date of such disclosure, posting or other report; provided that such two year limitation shall not apply (x) if the Administrative Agent has commenced any remedial action in respect of any such event, action or circumstance that resulted in a Default or Event of Default and did not deliver a notice of Default or Event of Default to the Administrative Agent in respect thereof or (y) in respect of any Event of Default pursuant to Sections 7.01(b), (c), (g) and (h); and
(B)neither (1) a breach or default by any Loan Party under Section 6.10 nor (2) any Event of Default arising from the material inaccuracy of any representation or warranty made as a condition to any Credit Event or any deemed Credit Event will constitute an Event of Default with respect to any Term Loan unless and until the Required Revolving Lenders have accelerated the Revolving Loans, terminated the commitments under the Revolving Credit Facility and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Credit Facility and have not rescinded such demand or acceleration.
ARTICLE VIII

The Administrative Agent and the Collateral Agent
Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively, as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the Security Documents and any Intercreditor Agreement.
The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents and which such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08); provided, that neither Agent shall be required to take any discretionary action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, (c) each Agent shall be fully justified in failing or refusing to take any discretionary action under any Loan Document unless it shall first receive such advice or concurrence of the relevant Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the relevant Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action and (d) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the subsidiaries thereof that is communicated to or obtained by the bank serving as the Administrative Agent and/or the Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable to any Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.
For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying in writing the relevant Lenders, each Issuing Bank (if applicable) and the Borrower. If any Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or removal of the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Section 7.01), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000.
If no successor agent is appointed prior to the effective date of resignation of the relevant Agent specified by such Agent in its notice (which shall not be less than 30 days after receipt of such notice), the resigning Agent may appoint, after consulting with the relevant Lenders and obtaining the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing), a successor agent from among the Required Lenders. If no successor agent has accepted appointment as the successor agent by the date which is 30 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders (or one or more Lenders designated by them) shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as an Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
Solely in the circumstance where (a) the Borrower has incurred one or more Classes of Other Revolving Credit Commitments and/or Incremental Revolving Credit Commitments, as applicable, and (b) JPMorgan or any of its Affiliates then acting as the Swingline Lender and/or the Issuing Bank has not agreed in writing to continue to serve in the capacity of Swingline Lender and/or Issuing Bank for such Class(es) of Other Revolving Credit Commitments or Incremental Revolving Credit Commitments with a stated Maturity Date later than the latest Revolving Credit Maturity Date with respect to its Revolving Credit Commitments, then upon the written request of the Borrower (which must be approved (such approval not to be unreasonably withheld or delayed) by the Required Lenders), JPMorgan or any of its Affiliates shall resign as Agents, with such resignation becoming effective immediately upon the appointment of (and acceptance by) a Person reasonably satisfactory to the Borrower and the Required Lenders as successor Agents. Upon any such appointment and acceptance by successor Agents as provided in the foregoing sentence, the provisions of the third, fourth and fifth sentence of the immediately preceding paragraph shall apply to the resigning Agents.
None of the Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.
Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arrangers, the Documentation Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers, the Documentation Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of such Lenders and each such Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Sections 2.05 and 9.05) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.
Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any relevant Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any relevant Lender to authorize such Agent to vote in respect of the claim of any such Lender in any such proceeding.
Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VIII included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to such Issuing Bank.
It is understood and agreed that:
(a)Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable Requirements of Law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Article VIII shall be conclusive, absent manifest error.
(b)Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware that any Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Borrower hereby agrees that in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such erroneous Payment (or portion thereof) for any reason, (x) the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount (it being understood and agreed that aggregate Obligations of the Loan Parties shall not be increased as a result of the application of this clause (c)) and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligation owed by the Borrower, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from (or on behalf of) the Borrower or any other Loan Party.
(d)Each party’s obligations under clauses (a) through (c) above shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE IX

Miscellaneous
Section 9.01.Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or, subject to the terms of the immediately succeeding paragraph, electronic mail, as follows:
(a)if to the Borrower, to them at:
Energizer Holdings, Inc.
8235 Forsyth Boulevard, Suite 100
St. Louis, MO 63105 USA
Attn: General Counsel
Email: KateA.Dugan@energizer.com
and (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn: Neal McKnight
Courtland Morrice
Email: mcknightn@sullcrom.com;
    morricec@sullcrom.com
(b)if to JPMorgan as Administrative Agent or as an Issuing Bank or a Swingline Lender, to:
JPMorgan Chase Bank, N.A.
4041 Ogletown Stanton Road, Floor 2
Newark, Delaware 19713
and (which shall not constitute notice):
Sanders Witkow

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Email: sanders.witkow@davispolk.com
and
(c)if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or electronic mail or on the date 3 Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
Section 9.02.Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and each other Loan Party herein or any other Loan Document shall be considered to have been relied upon by the Agents, the Lenders and the Issuing Banks, shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by each Issuing Bank and shall continue in force and effect until the Termination Date, regardless of any investigation made by the Agents, the Lenders or such Issuing Bank or on their behalf, and notwithstanding that any Agent, any Lender or any Issuing Bank may have had notice or actual knowledge of any Default at the time of any Credit Event. The provisions of Sections 2.15, 2.17, 2.21 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank, but in each case subject to the express limitations set forth in this Agreement.
Section 9.03.Binding Effect. This Agreement shall become effective upon the occurrence of the Closing Date.
Section 9.04.Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, any Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.
(b)Each Lender may assign to one or more Eligible Assignees (in each case, other than to Disqualified Institutions) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans of any Class at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided, that (x) no such consent shall be required to any such assignment of (1) Term Loans made to a Term Lender or an Affiliate or Related Fund of a Term Lender (in each case, other than to Disqualified Institutions) (each, a “Term Qualifying Eligible Assignee”) or (2) Revolving Loans and/or Revolving Credit Commitments made to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender so long as such Affiliate has similar creditworthiness and Letter of Credit capabilities as the assigning Revolving Credit Lender (in each case, other than to Disqualified Institutions) (each, a “Revolving Qualifying Eligible Assignee” and, together with each Term Qualifying Eligible Assignee, the “Qualifying Eligible Assignees”), (y) the consent of the Borrower shall not be required during the continuance of any Specified Default and (z) the Borrower shall be deemed to have consented to an assignment of all or a portion of the Term Loans unless it shall have objected to the relevant proposed assignment by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof, (ii) in the case of any assignment of a Revolving Credit Commitment of any Class, each Issuing Bank must give its prior written consent (which consent shall not be unreasonably withheld or delayed), (iii) in the case of any assignment, other than assignments of Term Loans to any Qualifying Eligible Assignee, (x) the amount of the Revolving Credit Commitment of the assigning Lender of a given Class (or, in the case of an assignment of Loans after such Revolving Credit Commitment of any Class has expired or been terminated, the aggregate Principal Amount of the Loans of the assigning Lenders of such Class) subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount (or, Principal Amount, as applicable) of such Lender’s Revolving Credit Commitment (or Loans) of such Class) and shall be in an amount (or, Principal Amount, as applicable) of any Class that is an integral multiple of $1,000,000 (or the entire remaining amount (or, Principal Amount, as applicable) of such Lender’s Revolving Credit Commitment (or Loans) of the applicable Class) and (y) the amount of the Term Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender’s Term Loans of any Class) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Term Loans of any Class); provided, however, that simultaneous assignments of Term Loans to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; provided, that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Related Funds) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required under Section 2.21(e) or (f), as applicable. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.21 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes or Commitments on a non-pro rata basis.
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment of the applicable Class, and the outstanding balances of its Term Loans of the applicable Class and Revolving Loans of the applicable Class, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any subsidiary or the performance or observance by the Borrower or any subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Section 5.04 Financial Statements (or prior to the delivery thereof, the financial statements referred to in Section 3.05), any Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the

Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto, (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender, (viii) such assignee agrees to be bound by any Intercreditor Agreement, (ix) such assignee confirms that such assignee shall not be entitled to receive any greater payment under Sections 2.15, 2.17 or 2.21 than such assigning Lender would have been entitled to receive as of the date of such assignment with respect to the interest being assigned, except to the extent that the entitlement to any greater payment results from any Change in Law after the date of such assignment and (x) such assignee confirms that it is not a Disqualified Institution or an Affiliate of a Disqualified Institution, provided, that in connection therewith, upon the request of any Lender or at the request of any potential assignee, the Administrative Agent shall make available to such Lender the list of Disqualified Institutions at the relevant time and such Lender may provide the list to any potential assignee for the purpose of verifying whether such Person is a Disqualified Institution.
(d)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the relevant Commitment (by Class) of, and principal amount of the relevant Loans (by Class) (and related interest amount and fees with respect to such Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent, each Issuing Bank, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.
(e)Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, the Borrower and the Issuing Banks to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms required by Section 2.21(e) and/or (f), as applicable, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)Each Lender may without the consent of the Borrower, any Swingline Lender, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons (other than to Disqualified Institutions, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.04(k), as if the limitation applied to such participations), the Borrower or any of its Affiliates) in all or a portion of its rights and obligations under this Agreement (including all or a portion of any Class of its Commitment and any Class of the Loans owing to it and its participations in the L/C Exposure and/or Swingline Loans); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.17 and 2.21 (subject to the requirements and limitations of such Sections) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and in the case of Section 2.21, only to the extent the taxes do not result from a failure by such participant to provide any form of information that it would have been required to provide under such Section if it were a Lender), (iv) to the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, so long as such participant agrees to be subject to Section 2.19 as though it were a Lender, (v) the Borrower, the Administrative Agent, each Issuing Bank, each Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers described in clauses (i), (ii) and (iii) of Section 9.08(b) as it pertains to the Class of Loans or Commitments in which such participant has an interest) and (vi) [reserved]. Each Lender selling a participation to a participant shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such participation, specifying such participant’s name, address and entitlement to payments of principal and interest with respect to such participation (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. In addition, each such Lender shall provide the Administrative Agent and the Borrower with the applicable forms, certificates and statements described in Section 2.21(e) and/or (f) hereof, as applicable, as if such participant was a Lender hereunder.
(g)If any assignment or participation under this Section 9.04 is made to any Disqualified Institution and/or any Affiliate of any Disqualified Institution (other than any Bona Fide Debt Fund) and/or any other Person to whom the Borrower’s consent is required but not obtained, in each case, without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loan and/or participation in any Letter of Credit and/or Swingline Loan held by such Disqualified Person, purchase such Loan and/or participation by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Loans and/or participations and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans and/or participations in Letters of Credit and Swingline Loans, as applicable, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall not be liable to the relevant Disqualified Person under Section 2.17 if any SOFR Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph) and (IV) in no event shall such Disqualified Person be entitled to receive amounts to which it would otherwise be entitled under Section 2.07. Further, whether or not the Borrower has taken any action described in the preceding sentence, (A) no Disqualified Person identified by the Borrower to the Administrative Agent shall be permitted to (x) receive information (including financial statements) provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Disqualified Person shall have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class, all Lenders or all affected Lenders, as the case may be, have taken any action, and (y) each Disqualified Person shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons (1) in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Loan Party and/or (2) for purposes of any matter requiring the consent of each Lender or each affected Lender and (C) no Disqualified Person shall be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.04(g) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person. Nothing in this Section 9.04(g) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity.
(h)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time assign all or any portion of its rights under this Agreement to any Person other than a Disqualified Institution, including without limitation any pledge or assignment to secure obligations to any Federal Reserve bank or other central bank having jurisdiction over such Lender, to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided, that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto. Each party hereto hereby agrees that no such assignment by a Lender shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder.
(i)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle other than any Disqualified Institution (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder, (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(j)The Borrower shall not assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
(k)Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch auctions open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases and/or privately negotiated transactions, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided, that:
(i)any Term Loans acquired by the Borrower or any of its subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided, that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and the principal repayment installments with respect to the Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity);
(ii)any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any such Term Loans shall be retired and cancelled immediately upon such contribution); provided, that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and the principal repayment installments with respect to the Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity);
(iii)the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Acceptance;
(iv)[reserved];

(v)in connection with any assignment effected pursuant to a Dutch auction and/or open market purchase conducted by the Borrower or any of its Restricted Subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Loans to fund such assignment and (B) no Default or Event of Default exists at the time of acceptance of bids for the Dutch auction or the confirmation of such open market purchase, as applicable; and
(vi)by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:
(A)the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders; provided, that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and
(B)such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II);
(vii)no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Borrower and/or any subsidiary and/or their respective securities in connection with any assignment permitted by this Section 9.04(k).
Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases and/or privately negotiated transactions without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (k); provided, that the Term Loans and unused commitments and other Loans of all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Term Loans so contributed shall be retired and cancelled immediately upon thereof); provided, that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and the principal repayment installments with respect to such Term Loans pursuant to Section 2.11(a) shall be reduced by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled as directed by the Borrower (or, in the absence of such direction, in direct order of maturity).
Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law is commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided, that in connection with any matter that proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates, (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans and participations therein and not in respect of any other claim or status that such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.
Section 9.05.Expenses; Indemnity. (a) The Borrower agrees to pay (i) if the Closing Date occurs, all reasonable and documented out-of-pocket expenses (but limited, as to legal fees and expenses, to those of Davis Polk & Wardwell LLP, counsel for the Agents, the Arrangers and the Documentation Agents taken as a whole, and, if reasonably necessary, of one local counsel in any relevant material jurisdiction) incurred by the Arrangers, the Documentation Agents and the Agents, in connection with the preparation and administration of this Agreement and the other Loan Documents or, except as may be otherwise agreed in writing, in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated, but solely to the extent the preparation of the relevant amendment, modification or waiver has been requested by the Borrower) and (ii) all reasonable and documented out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if reasonably necessary, of one local counsel to all such Persons taken as a whole in any relevant material jurisdiction) incurred by the Agents, any Issuing Bank, any Swingline Lender or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder.

(b)The Borrower agrees to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Swingline Lender and each Related Party of any of the foregoing Persons and their successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (but limited, as to legal fees and expenses, to the reasonable and documented fees and out-of-pocket disbursements and other charges of one primary counsel to the Indemnitees, taken as a whole, and, if reasonably necessary, of one local counsel in any relevant material jurisdiction; provided, that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable and documented fees and out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant material jurisdiction), and liabilities of such Indemnitee arising out of or in connection with (A) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (B) the use of the proceeds of the Loans or issuance of Letters of Credit, (C) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (D) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned, leased or operated by the Borrower or any of the subsidiaries, or any liability under or relating to any Environmental Laws concerning the Borrower or the subsidiaries; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or its Related Parties) or material breach of its (or its Related Parties’) obligations hereunder or under the other Loan Documents, (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by the Borrower or any subsidiary after such property is transferred to any Indemnitee or its successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer or (z) resulted from any dispute solely among Indemnitees and not involving the Borrower, or its Affiliates. The Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Borrower with an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent any of the foregoing items in clauses (x) through (z) occurs. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters, which shall be governed exclusively by Section 2.21.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to any Arrangers, the Documentation Agents, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or any other Indemnitee related thereto under paragraph (a) or (b) of this Section 9.05 (and without limiting its obligation to do so), each Lender (other than, in the case of the Issuing Banks and the Swingline Lenders, any Term Lender) severally agrees to pay to such Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or such related Indemnitee, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against an Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Swingline Lender or a related Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based on its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans, Unused Revolving Credit Commitments and Other Term Loan Commitments at the time.
(d)To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, any Indemnitee or any of their respective Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that such waiver of special, indirect, consequential or punitive damages shall not otherwise limit the indemnification obligations of the Loan Parties under this Section 9.05 to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder.
(e)The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.
Section 9.06.Right of Setoff; Payments Set Aside. (a) If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have. Each Lender and each Issuing Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or Issuing Bank; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
(b)To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender or Issuing Bank, or any Agent or any Lender or Issuing Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender or Issuing Bank in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each relevant Lender or Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any relevant Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

Section 9.07.Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
Section 9.08.Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have under applicable law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)Subject to Section 2.26, clauses (b)(i) through (viii) below and the remaining provisions of this Section 9.08, and except for those actions expressly permitted to be taken by the Agents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification; provided, however, that no such agreement shall:
(i)reduce the principal amount of, or extend or waive the final scheduled maturity date or date for the payment of any interest on, any Loan held by any Lender or any date for reimbursement of an L/C Disbursement owing to any Lender, forgive any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement held by any Lender, without the prior written consent of such Lender (but not the Required Lenders) (it being understood that any change to (A) the component definitions used in the definition of “Consolidated First Lien Leverage Ratio” and affecting the determination of interest and any waiver of default interest and/or (B) the MFN Provision (including any component definition thereof) shall only require the consent of the Borrower and the Required Lenders),
(ii)increase or extend the Commitment of, or decrease or extend the date for payment of any Fees owing to, any Lender without the prior written consent of such Lender (but not the Required Lenders) (it being understood that any change to the component definitions used in the definition of “Consolidated First Lien Leverage Ratio” and affecting the determination of any Fee shall only require the consent of the Borrower and the Required Lenders and waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments (or any Commitment) or of a mandatory prepayment of any Loans shall only require the consent of the Borrower and the Required Lenders),
(iii)(A) except as contemplated under Sections 2.15, 2.16, 2.17, 2.21, 2.22, 2.26, 2.27 and/or 9.04(k) and/or as otherwise provided in this Agreement, amend or modify the pro rata sharing of payments required by Section 2.18 or the pro rata sharing provisions applicable under Section 2.19, in each case, without the prior written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), or (B) the provisions of Section 9.04(j) (it being understood that any change to Section 6.04 shall only require approval of the Required Lenders) or the provisions of this Section 9.08 (except as set forth below) or release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted by Section 9.17(a) or the Guarantee and Collateral Agreement), without the prior written consent of each Lender,

(iv)(A) reduce the percentage contained in the definition of the term “Required Lenders”, without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the Closing Date and this Section 9.08 may be amended to reflect such extension of credit) or (B) reduce the percentage contained in the definition of the term “Required Revolving Lenders”, without the prior written consent of each Revolving Credit Lender (it being understood that with the consent of the Required Revolving Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Revolving Lenders on substantially the same basis as the Commitments and extensions of credit thereunder on the Closing Date and this Section 9.08 may be amended to reflect such extension of credit); provided that any amendment described in this clause (B) shall not require the consent of the Required Lenders,
(v)without the consent of the Required Revolving Lenders, (A) (x) amend or otherwise modify Section 6.10 (or, solely for the purposes of determining compliance with Section 6.10, the definition of “Financial Covenant Leverage Ratio” or “Consolidated Interest Coverage Ratio” or, in each case, any component definition thereof), (y) waive or consent to any Default or Event of Default resulting from a breach of Section 6.10 or (z) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 6.10 or (B) (x) waive, amend or modify any condition precedent set forth in Section 4.01 hereof as it pertains to any Revolving Loan or Letter of Credit, (y) waive or consent to any Default or Event of Default resulting from the inaccuracy of any representation and/or warranty made as condition precedent to any Borrowing of any Revolving Loan and/or the issuance of any Letter of Credit or (z) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of the inaccuracy of any representation and/or warranty made as condition precedent to any Borrowing of any Revolving Loan and/or the issuance of any Letter of Credit; provided, however, that the amendments, modifications, waivers and consents described in this clause (v) shall not require the consent of any Lenders other than the Required Revolving Lenders,
(vi)amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, any Issuing Bank or any Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or such Swingline Lender (but not the Required Lenders), as the case may be,
(vii)amend, waive or otherwise modify Section 9.04(i) without the consent of each Granting Lender (but not the Required Lenders) all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification or
(viii)other than in connection with (A) a debtor-in-possession financing or the use of cash collateral in any insolvency proceeding or (B) the implementation of any capital lease and/or purchase money financing and/or any “asset-based” revolving credit facility or similar financing, subordinate (x) the Liens on all or substantially all of the Collateral securing any of the Loans to the Liens securing any other Indebtedness for borrowed money or (y) any Loans in contractual right of payment to any senior Indebtedness, in either the case of subclause (x) or (y), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Loans that are adversely affected thereby held by such Lender) of the senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the senior Indebtedness and to the extent such adversely affected Lender decides to participate in the senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the senior Indebtedness afforded to the providers of the senior Indebtedness (or any of their Affiliates) in connection with providing the senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than three Business Days; provided, however, that (1) if any such adversely affected Lender does not accept an offer to provide its pro rata share of such senior Indebtedness within the time specified for acceptance of such offer being made, such adversely affected Lender shall be deemed to have declined such offer and (2)

any subordination expressly permitted by the Loan Documents shall not be restricted by subclauses (x) and (y) above.
Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) no amendment, waiver or consent relating to clauses (b)(i) or (b)(ii) may be effected and the principal amount of any Loan of any Defaulting Lender may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or than it is to, other affected Lenders shall require the consent of such Defaulting Lender.
(c)Notwithstanding the foregoing, (i) in addition to any credit extensions and related Incremental Amendments or Refinancing Amendments effectuated without the consent of Lenders in accordance with Section 2.26 or Section 2.27, as applicable, this Agreement (including this Section 9.08 and Section 2.18) may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (A) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the relevant Term Loans and relevant Revolving Loans and the accrued interest and Fees in respect thereof and (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new credit facilities and/or (ii) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Loan or Commitment hereunder, any Incremental Equivalent Debt, and/or any Refinancing Amendments, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent (it being understood that, where applicable, any such amendment may be effectuated as part of an Incremental Amendment and/or a Refinancing Amendment).
(d)Notwithstanding the foregoing, any amendment, modification or waiver of, or consent with respect to Section 2.13(f) relating to the application of any mandatory prepayment that results in a Class of Term Lenders being allocated a lesser repayment than such Class would otherwise have been entitled to in the absence of such amendment, modification or waiver, shall require the consent of the Required Lenders for such affected Class (except in the case where additional extensions of term loans are being afforded substantially the same treatment afforded to the relevant Term Loans pursuant to this Agreement on the Closing Date).
(e)In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all or a portion of the outstanding Term Loans of a given Class (any such Term Loans, the “Refinanced Term Loans”) with a replacement term loan tranche hereunder which shall be Loans of a new Class hereunder (“Replacement Term Loans”); provided, that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus any applicable Excess Permitted Refinancing Amount), (ii) [reserved], (iii) other than with respect to the Inside Maturity Amount, any Customary Bridge Loan and/or any Customary Term A Loan, the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing, (iv) the borrower of such Replacement Term Loans shall be the Borrower or the same as the borrower of such Refinanced Term Loans and (v) except as otherwise permitted herein (including with respect to margin, MFN protection, pricing, call protection, maturity and fees), the representation and warranty, covenant and default terms of such Replacement Term Loans, if not substantially consistent with those applicable to any then-existing Term Loans, must be, taken as a whole, not materially more favorable (as conclusively determined by the Borrower in good faith at the time the definitive documentation for such Replacement Term Loans is finalized) to the lenders or investors providing such Indebtedness than the corresponding terms of the Loan Documents or otherwise reasonably satisfactory to the Administrative Agent (it being agreed that any terms contained in such Replacement Term

Loans (i) which are applicable only after the then-existing Latest Maturity Date applicable to the Term Loans, (ii) any covenants or provisions which are then-current market terms for the applicable type of Indebtedness (as determined conclusively by the Borrower in good faith at the time the definitive documentation for such Replacement Term Loans is finalized), including any financial maintenance covenant applicable to any Customary Term A Loan (which shall constitute a “then-current market term” for Customary Term A Loans) or (iii) that are more favorable to the lenders or the agent of such Indebtedness than the corresponding terms of the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or the Administrative Agent, as applicable, pursuant to an amendment to this Agreement effectuated in reliance on Section 9.08(c)(ii) shall be deemed satisfactory to the Administrative Agent); provided, further, that in respect of this clause (e), any Non-Debt Fund Affiliate and Debt Fund Affiliate shall be permitted (without Administrative Agent consent) to provide any Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 9.04 as if such Replacement Term Loans were Term Loans.
(f)Notwithstanding anything to the contrary contained in this Section 9.08:
(i)if following the Closing Date, the Administrative Agent and the Borrower shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within two Business Days following receipt of notice thereof (it being understood that the Administrative Agent has no obligation to agree to any such amendment);
(ii)the Borrower and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive this Agreement and/or any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents;
(iii)the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary or advisable in the reasonable opinion of the Borrower and the Administrative Agent to (A) effect the provisions of Sections 2.26, 2.27 and/or 9.08(e), or any other provision of this Agreement or any other Loan Document specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (B) in connection with the establishment of a tranche of Customary Term A Loans under this Agreement pursuant to any Incremental Amendment and/or any Refinancing Amendment, incorporate a “financial maintenance covenant” that only applies for the benefit of the lenders in respect of such facility (but not any other Lender); it being understood that the Borrower and the Administrative Agent are hereby authorized under this clause (iii)(B) to amend such provisions of this Agreement (including, without limitation, Section 6.10, Section 7.01 and this Section 9.08) as may be necessary to establish such financial maintenance covenant and ensure that only the Lenders in respect of such Customary Term A Loans have rights with respect thereto; it being understood and agreed that any Term Loan that constitutes a Customary Term A Loan may include one or more financial covenants that do not apply for the benefit of any Lender that does not hold such Customary Term A Loan;
(iv)it is understood and agreed that any Incremental Amendment may provide that with respect to any Class of Loans and/or Commitments that is structured as a “delayed draw” or similar facility, (i) any condition precedent to the funding of any Loan thereunder and/or (ii) any Event of Default (including with respect to the exercise of any remedy in respect thereof) arising as a result of any inaccuracy of any representation and/or warranty (including any certification) made in connection with the satisfaction of any such condition precedent, in each case, may be waived, amended or modified solely with the consent of a majority of the holders of such Loans and/or Commitments (or such other percentage of such holders as may be required in the amendment implementing such Class of Loans and/or Commitments (and without the consent of the Required Lenders or any other Lenders));

(v)for the avoidance of doubt, any “MFN” provision, may be amended solely with the consent of the Borrower and the Required Lenders; and
(vi)the Required Lenders, without the consent of any other Lender, may (A) rescind any acceleration of the Loans and/or any other Obligation pursuant to Article VII hereof and/or (B) agree that the Administrative Agent and the Lenders will forbear from exercising any remedy provided under any Loan Document with respect to any Event of Default.
(g)Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 9.08 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments.
(h)(i) This Agreement may be amended in the manner prescribed in Section 1.12 and Section 2.06 and other provision of this Agreement may be amended in a manner reasonably determined by the Borrower and the Administrative Agent to be necessary to give effect to or otherwise to implement any such change required by Section 1.12 or Section 2.06(i), as applicable and (ii) this Agreement may be amended in the manner prescribed in Section 1.13 and other provision of this Agreement may be amended in a manner reasonably determined by the Borrower and the Administrative Agent to be necessary to give effect to or otherwise to implement any such change required by Section 1.13.
(i)It is understood that:
(i)notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders or Required Revolving Lenders, as applicable, have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank or (y) any Lender that is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender as of the Closing Date; provided, that in the case of clauses (x) and (y) an Affiliate of a Regulated Bank or a Revolving Credit Lender shall only be excluded by virtue of this parenthetical to the extent that (1) all of the equity of such Affiliate is directly or indirectly owned by either (I) such Regulated Bank or Revolving Credit Lender, as applicable or (II) a parent entity that also directly or indirectly owns all of the equity of such Regulated Bank or Revolving Credit Lender, as applicable, and (2) such Affiliate is a securities broker or dealer registered with the SEC under section 15 of the Securities Exchange Act of 1934) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall, unless the Borrower otherwise elects (in its sole discretion), have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders;
(ii)for purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes the Borrower and/or any other Loan Party or any instrument issued or guaranteed by the Borrower and/or any other Loan Party shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and/or any other Loan Party and any instrument issued or guaranteed by the Borrower and/or any other Loan Party, collectively, represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit

Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (1) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (2) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (3) the Borrower and/or any other Loan Party is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivative transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of the Borrower and/or any other Loan Party other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and/or any other Loan Party and any instrument issued or guaranteed by the Borrower and/or any other Loan Party, collectively, represent less than 5% of the components of such index; and
(iii)in connection with any such determination, (A) each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation) and (B) the Administrative Agent shall have no duty to ascertain whether any Lender is a Net Short Lender.
Section 9.09.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.
Section 9.10.Entire Agreement. This Agreement, the Engagement Letter (to the extent provided in Section 2.05(b)) and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Indemnitees, the Arrangers, the Documentation Agents, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 9.11.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12.Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
Section 9.14.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.15.Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom), in any action or proceeding (whether in tort, law or equity) arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment rendered in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding (whether in tort, law or equity) may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding (whether in tort, law or equity) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that each of the Administrative Agent and Collateral Agent retains the right to bring proceedings (whether in tort, law or equity) against any Loan Party in the courts of any other jurisdiction solely in connection with the exercise of its rights under any Security Document.
(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.16.Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information, the Loan Documents and the terms and substance thereof, except that the Information and the Loan Documents may be disclosed (a) to its and its Affiliates’

trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that such Agent, such Issuing Bank or such Lender that discloses any Information or any Loan Document pursuant to this clause (c) shall provide the Borrower with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16 (or as otherwise may be acceptable to the Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective party (or its advisors) to any swap or derivative transaction relating to the Borrower, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of the Loan Documents and/or any such Information relating to the Loan Parties received by it from such Person), (h) to any credit insurer (it being understood that, prior to any such disclosure, such credit insurer shall agree to be bound by the provisions of this Section 9.16 with respect to the Loan Documents and/or any such Information relating to the Loan Parties received by it from such Person), (i) for the limited purpose of a “tombstone” advertisement, (j) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16, (k) to any other party hereto, (l) to the extent the Information or Loan Documents become available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Borrower that is not known to be subject to a confidentiality obligation to the Borrower, (m) to the extent the Information is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 9.16, (n) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement or (o) to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Issuing Bank or Lender in connection with the administration of this Agreement and the other Loan Documents. For the avoidance of doubt, nothing in this Section 9.16 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this Section 9.16 to any Governmental Authority, regulatory organization or self-regulatory organization to the extent any such prohibition on disclosure set forth in this Section 9.16 shall be prohibited by the laws or regulations applicable to such Governmental Authority, regulatory organization or self-regulatory organization. For the purposes of this Section, “Information” shall mean all information received from the Borrower or its subsidiaries (or their respective agents or representatives) and related to the Borrower or its subsidiaries or business, other than any such information that is publicly available to any Agent, any Issuing Bank or any Lender, other than by reason of disclosure by any Agent, any Issuing Bank or any Lender in breach of this Section 9.16.
Section 9.17.Release of Guarantees and Collateral. (a) The Lenders irrevocably authorize the Agents to, and the Agents agree:
(i)to release any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent under any Loan Document (v) if such property ceases to constitute, or never constituted, Collateral in accordance with the terms of the Loan Documents, (w) upon the Termination Date (and, concurrently therewith, to release all the Loan Parties from their obligations under the Loan Documents (other than those that specifically survive the Termination Date)), (x) that is sold (or disposed of) or to be sold (or disposed of) as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document (including, for the avoidance of doubt, any disposition that constitutes a Permitted Asset Sale or is permitted by Section 6.05 or any disposition that does not constitute an Asset Sale but is otherwise not prohibited under this Agreement) to any Person other than a Loan Party (it being understood that the Lien on the assets of any transferee Loan Party shall only secure such Loan Party’s Obligations), (y) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (z) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guarantee and Collateral Agreement pursuant to clause (iii) below;

(ii)at the request of the Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by paragraphs (a), (d), (e), (f), (h), (i), (l), (p), (q), (r), (s), (t), (w), (y), (z) and (dd) of the definition of Permitted Liens;
(iii)to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided, that (A) no such release shall occur if, after giving effect to such release, any other Indebtedness of the Borrower and/or any Restricted Subsidiary would no longer be permitted under an applicable provision of Section 6.01 by virtue of the fact that such Indebtedness is guaranteed by a Restricted Subsidiary that is not a Loan Party and (B) the release of any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in paragraph (a)(ii)(A) of the definition thereof shall not be permitted unless, at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type, (1) (I) no Event of Default exists or would occur as a result thereof and (II) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.03 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Borrower’s Capital Stock therein as reasonably estimated by the Borrower and such Investment is permitted pursuant to Section 6.03 at such time and (2) the relevant disposition of the Capital Stock of such Subsidiary Guarantor constitutes a good faith disposition to a bona fide unaffiliated third party (as conclusively determined by the Borrower in good faith) for fair market value and for a bona fide business purpose; it being understood and agreed that this proviso shall not limit the release of any Subsidiary Guarantor that (X) otherwise qualifies as an Excluded Subsidiary for reasons other than the exception set forth in clause (a)(ii) of the definition of “Excluded Subsidiary” or (Y) ceases to constitute a Restricted Subsidiary of the Borrower; and
(iv)to enter into (x) each Intercreditor Agreement described in the definition thereof and (y) the intercreditor arrangements contemplated by Sections 2.26 and 2.27.
(b)Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents or enter into intercreditor agreements, in each case pursuant to this Section 9.17. In each case as specified in this Section 9.17, the relevant Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Loan Party from its obligations under the Loan Documents, in each case, in accordance with the terms of the Loan Documents or to enter into intercreditor arrangements, in each case, and this Section 9.17.
Section 9.18.USA PATRIOT Act Notice; Beneficial Ownership Regulation. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act and/or the Beneficial Ownership Regulation.
Section 9.19.Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any Hedging Obligation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, in contract, tort or otherwise, with respect to any Collateral or any other property of any such Loan Party, or otherwise under or with respect to any Loan Document or any Obligation, without the prior written consent of the Administrative Agent.
Section 9.20.Other Liens on Collateral; Terms of Intercreditor Agreement; Etc.

(a)PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
(b)EACH SECURED PARTY AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH SECURED PARTY, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S).
(c)THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH SECURED PARTY IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY SECURED PARTY AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.
(d)THE PROVISIONS OF THIS SECTION 9.20 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO THE FIRST LIEN INTERCREDITOR AGREEMENT, THE SECOND LIEN INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT REFERRED TO IN SECTION 9.17(A)(IV).
Section 9.21.Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in US Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the US Dollar Equivalent thereof, determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Loan Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)For purposes of determining the US Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 9.22.Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.23.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and the Documentation Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfy the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and the Documentation Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Arrangers or the Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
Section 9.24.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for derivative transactions or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the US or any other state of the US):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the US or a state of the US. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the US or a state of the US. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.24, the following terms have the following meanings:
“BHC ACT Affiliate” shall mean an “affiliate” (as defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).
“Covered Entity” shall mean any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

Section 9.25.Amendment and Restatement. This Agreement amends, restates and supersedes the Existing Credit Agreement in its entirety, but does not constitute a novation of the Existing Credit Agreement or any document entered into in connection therewith.
[The remainder of this page is intentionally left blank]

Exhibit B

Amended and Restated Guarantee and Collateral Agreement

[See attached]

EXECUTION VERSION

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
dated as of
March 19, 2025
among
ENERGIZER HOLDINGS, INC., as Borrower
the Subsidiaries of ENERGIZER HOLDINGS, INC.
from time to time party hereto

and
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

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(continued)
Page

Schedules
Schedule I    Guarantors
Schedule II    Equity Interests; Pledged Debt Securities
Schedule III    Intellectual Property
Schedule IV    UCC Information
Schedule V    Commercial Tort Claims and Chattel Paper
Exhibits
Exhibit A    Form of Supplement

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#

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated as of March 19, 2025 (this “Agreement”), among ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party hereto and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”).
PRELIMINARY STATEMENTS
Reference is made to the Second Amended and Restated Credit Agreement dated as of March 19, 2025 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and the Collateral Agent.
This Agreement amends and restates that certain Guarantee and Collateral Agreement, dated as of January 2, 2019 (as amended, restated, supplemented, replaced or otherwise modified from time to time prior to the date hereof, the “Existing Collateral Agreement”), by and among the Borrower, the Guarantors party thereto and the Collateral Agent.
The Lenders and each Issuing Bank (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrower, in each case pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Hedge Creditors have agreed (or may in the future agree) to enter into Hedging Obligations with one or more Loan Parties. The Bank Products Creditors have agreed (or may in the future agree) to enter into Bank Products Obligations with one or more Loan Parties. The obligations of the Lenders and each Issuing Bank to extend credit to the Borrower, the agreement of the Hedge Creditors to enter into and maintain Hedging Obligations and the agreements of each Bank Products Creditor to enter into or maintain Bank Products Obligations with one or more Loan Parties, are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor. Each Subsidiary Guarantor is a subsidiary of the Borrower, and each Grantor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and from the entering into and/or maintaining of such Hedging Obligations and/or Bank Products Obligations and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit, the Hedge Creditors to enter into and maintain such Hedging Obligations and the Bank Products Creditors to enter into and maintain Bank Products Obligations. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise; the term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.
(a)The rules of construction specified in Section 1.02, Section 1.05, Section 1.06 and Section 1.07 of the Credit Agreement also apply to this Agreement.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
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“Administrative Agent” shall have the meaning assigned to such term in the preliminary statements.
“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(e).
“Agreement” shall have the meaning assigned to such term in the preamble.
“Bank Products Agreement” shall mean any agreement pursuant to which a bank or other financial institution agrees to provide commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services, "supply chain" or similar financing in respect of trade payables of the Borrower or its Restricted Subsidiaries and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management, trade payables management and/or Deposit Accounts.
“Bank Products Creditor” shall mean (i) each Lender or any Affiliate thereof (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) party to a Bank Products Agreement with any Grantor and/or any other Person designated by the Borrower in a written notice to the Collateral Agent as a “Bank Products Creditor” and (ii) the respective successors and assigns of each such Person referred to in clause (i) above; provided, that such Person executes and delivers to the Collateral Agent a letter agreement in form and substance reasonably acceptable to the Collateral Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents, (ii) agrees to be bound by the provisions of Article VIII, Sections 9.05, 9.07, 9.11 and 9.15 of the Credit Agreement as if it were a Lender and (iii) such letter agreement and the inclusion of such Bank Products Obligations as Obligations has been consented to by the Borrower.
“Bank Products Obligations” shall mean the due and punctual payment and performance of all obligations owed to any Bank Products Creditor arising under any Bank Products Agreement.
“Bankruptcy Default” shall mean an Event of Default of the type described in Sections 7.01(g)(i) and (h) of the Credit Agreement.
“Borrower” shall have the meaning assigned to such term in the preamble.
“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties into which shall be deposited cash collateral in respect of Letters of Credit and the Proceeds realized upon any collection, sale, foreclosure or other realization of the Collateral.
“Claiming Guarantor” shall have the meaning assigned to such term in Section 5.02(b).
“Claiming Subsidiary Guarantor” shall have the meaning assigned to such term in Section 5.02(a).
“Collateral” shall have the meaning assigned to such term in Section 3.01.
“Collateral Agent” shall have the meaning assigned to such term in the preamble.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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“Contributing Guarantor” shall have the meaning assigned to such term in Section 5.02(b).
“Contributing Subsidiary Guarantor” shall have the meaning assigned to such term in Section 5.02(a).
“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III and (c) all causes of action arising prior to or after the date hereof for infringement of any Copyright or unfair competition regarding the same.
“Credit Agreement” shall have the meaning assigned to such term in the preliminary statements.
“Direct Borrower Obligation” shall mean any Obligation (as defined herein but without regard to the proviso appearing in the definition thereof) of the Borrower in its capacity as a borrower under the Credit Agreement, a counterparty obligor with respect to a Hedging Obligation owing to a Hedge Creditor or a counterparty obligor with respect to a Bank Products Obligation owing to a Bank Products Creditor.
“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.
“Equity Interest” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Excluded Property” shall mean:
(a)All cash and cash equivalents (except to the extent that the same constitute Proceeds of Collateral;
(b)any Deposit Accounts, Securities Accounts and Commodities Accounts (excluding the Cash Collateral Account);
(c)all vehicles and other assets subject to certificates of title, the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;
(d)any assets that require perfection exclusively through control agreements under the applicable UCC;
(e)any General Intangibles or other rights arising under contracts, Instruments, licenses, license agreements or other documents or other assets, to the extent (and only to the extent) that the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained or (ii) give any other party to such contract, Instrument, license, license agreement or other document the right to terminate its obligations thereunder, provided, however, that (1) any portion of any such General Intangible or other right shall cease to constitute Excluded Property pursuant to this clause (e) at the time and to the extent that the grant of a security interest

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therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (e) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC;
(f)any Letter-of-Credit Rights (except to the extent perfection can be accomplished through the filing of UCC-1 financing statements);
(g)any asset (including Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under any law (including any rule and/or regulation of any Governmental Authority) (after giving effect to applicable anti-assignment provisions of the UCC or other applicable law) or (ii) require any governmental or regulatory consent, approval, license or authorization, in each case, to the extent such consent, approval, license or authorization has not been obtained (it being understood and agreed that no Grantor shall have any obligation to procure any such consent, approval, license or authorization) (after giving effect to applicable anti-assignment provisions of the UCC or other applicable law); it being understood that the term “Excluded Property” shall not include proceeds or receivables arising out of any asset described in clauses (g)(i) or (g)(ii) to the extent that the assignment of such proceeds or receivables is effective under the UCC or other applicable law notwithstanding the relevant requirement or prohibition or (iii) be reasonably likely to result in adverse tax consequences (other than de minimis tax consequences), including as a result of the application of Section 956 of the Code or any similar law, as determined by the Borrower in good faith;
(h)any property as to which the Collateral Agent and the Borrower reasonably determine (as specified in writing by such Persons) that the costs of obtaining a security interest (or perfecting the same) outweighs the benefit to the Secured Parties of the security afforded thereby;
(i)any property owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) prohibits the creation of any other Lien on such Equipment;
(j)any interest in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties unless such consent is obtained (it being understood that no Grantor shall be required to obtain any such consent);
(k)applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use,” “Amendment to Allege Use” or equivalent filing has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;
(l)all Equity Interests of (i) any Unrestricted Subsidiary, (ii) any Securitization Subsidiary, (iii) any Foreign Subsidiary with respect to which a pledge of such Foreign Subsidiary’s Equity Interests is prohibited by applicable law or contractual obligations, (iv) any Foreign Subsidiary or Subsidiary described in clause (g) of the definition of “Excluded Subsidiary” (as defined in the Credit Agreement) (a “Disregarded Domestic Subsidiary”) other than (i) 65% of the issued and outstanding Voting Equity Interests and (ii) all of the issued and outstanding Equity Interests that are not Voting Equity Interests, in each case of each first-tier Foreign Subsidiary or Disregarded Domestic Subsidiary and (v) any not-for-profit subsidiary;
(m)Customer Funds;
(n)margin stock; and
(o)any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Property.
Furthermore, no term used in the definition of Collateral (or any component definition thereof) shall be deemed to include any Excluded Property.

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“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Existing Collateral Agreement” shall have the meaning assigned to such term in the preliminary statements.
“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.
“Grantors” shall mean the Borrower and the Guarantors.
“Guarantors” shall mean any of the following: (a) the Borrower (with respect to the Other Obligations), (b) the Subsidiaries identified on Schedule I hereto as Guarantors and (c) each other subsidiary that becomes a party to this Agreement as a Guarantor after the Closing Date.
“Hedge Creditor” shall mean, with respect to the Hedging Obligations of a Loan Party, a counterparty that is (a) the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or at the time such Hedging Obligation is entered into and/or (b) any other Person designated by the Borrower to the Collateral Agent; provided, that such Person executes and delivers to the Collateral Agent a letter agreement in form and substance reasonably acceptable to the Collateral Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article VIII, Sections 9.05, 9.07, 9.11 and 9.15 of the Credit Agreement as if it were a Lender.
“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including all (a) inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, software and databases and all other proprietary information, including but not limited to Domain Names, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, (b) income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future infringements, misappropriations and other violations thereof and (c) rights to sue for past, present and future infringements, misappropriations and other violations thereof.
“Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Property) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.
“Lenders” shall have the meaning assigned to such term in the preliminary statements.
“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to intellectual property to which any Grantor is a party.

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“Loan Document Obligations” shall mean (a) the “Obligations” as defined in the Credit Agreement and (b) all the obligations of each Loan Party (other than the Borrower) under or pursuant to this Agreement and each of the other Loan Documents, in each case, whether outstanding on the date hereof or incurred or arising from time to time after the date of this Agreement.
“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” shall mean (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all Hedging Obligations of each Loan Party owing to a Hedge Creditor and (c) the due and punctual payment and performance of all Bank Products Obligations of each Loan Party owing to a Bank Products Creditor, in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement; provided that, for purposes of Article II of this Agreement, the term “Obligations” as it applies to the Borrower in its capacity as a Guarantor therein shall exclude any Direct Borrower Obligations; provided further that, the Obligations shall exclude all Excluded Swap Obligations.
“Other Obligations” shall mean any and all Obligations other than Direct Borrower Obligations.
“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.
“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor office or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.
“Pledged Debt Securities” shall mean, to the extent the same do not constitute Excluded Property, (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.
“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

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“Pledged Stock” shall mean (a) to the extent the same do not constitute Excluded Property, (i) the Equity Interests owned by any Grantor (including all such Equity Interests listed on Schedule II) and (ii) any other Equity Interest obtained in the future by such Grantor and (b) the certificates, if any, representing all such Equity Interests.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.
“Secured Parties” shall mean, (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Banks, (e) each Hedge Creditor, (f) each Bank Products Creditor and (g) the permitted successors and assigns of each of the foregoing.
“Security Interest” shall have the meaning assigned to such term in Section 3.01(a).
“Subsidiary Guarantor” shall mean any of the following: (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.
“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.
“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.
ARTICLE II

Guarantee

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SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees to the Collateral Agent, acting as agent for the Secured Parties, for the ratable benefit of the Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
The maximum liability of each Guarantor hereunder shall be limited to the greatest amount which may be guaranteed by such Guarantor and is enforceable under applicable federal, state and other laws relating to the insolvency of debtors, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.05. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability the first sentence of this Section 2.01, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in the preceding sentence or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement and (iii) the limitation set forth in the preceding sentence may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.
Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under the preceding paragraph without impairing the guarantee contained in this Article II or affecting the rights and remedies of any Secured Party hereunder.
SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.
SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 6.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms hereof) or any other agreement, including with respect to the release of any other Guarantor under this Agreement and so long as any such amendment, modification or waiver of any Loan Document is made in accordance with Section 9.08 of the Credit Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than
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the occurrence of the Termination Date). Each Guarantor expressly authorizes the Collateral Agent, in accordance with the Credit Agreement and applicable law, to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the occurrence of the Termination Date. The Collateral Agent and the other Secured Parties may, in accordance with the Credit Agreement and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, notwithstanding the occurrence of the Termination Date.
SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.
SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its guaranteed Obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07 or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the occurrence of the Termination Date. Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE III

Security Interests in Personal Property

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SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges and assigns, to the Collateral Agent, acting as agent for the Secured Parties, its successors and permitted assigns in such capacity, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, acting as agent for the Secured Parties, its successors and permitted assigns in such capacity, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
(i)all Accounts;
(ii)the Cash Collateral Account and all cash, securities, Instruments and other property deposited or required to be deposited therein;
(iii)all Commercial Tort Claims identified on Schedule V (as such Schedule may be supplemented from time to time in accordance with the terms hereof);
(iv)all Chattel Paper;
(v)all Documents;
(vi)all Equipment;
(vii)all General Intangibles;
(viii)all Goods;
(ix)all Instruments;
(x)all Inventory;
(xi)all Investment Property;
(xii)all Intellectual Property;
(xiii)all Pledged Collateral;
(xiv)all books and records pertaining to the Collateral;
(xv)all Supporting Obligations; and
(xvi)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
Notwithstanding the foregoing, the Security Interest shall not extend to, and the “Collateral” (and any component definition thereof) shall not include, any Excluded Property. Further, no Grantor shall be required to take any action with respect to the grant or perfection of any Security Interest in contravention of Section 5.09 of the Credit Agreement.

(b)Each Grantor hereby authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and the organizational identification number issued to such Grantor if required for the filing of financing statements in any relevant jurisdiction and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the
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real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon written request. The Collateral Agent agrees, upon request by the Borrower and at its expense, to furnish copies of such filings to the Borrower. Without limiting the foregoing, each Grantor hereby ratifies any financing statement filed prior to the date hereof in connection with the Existing Collateral Agreement, and acknowledges, confirms and agrees that any financing statements covering all or any part of the Collateral previously filed in favor of the Collateral Agent under the Existing Collateral Agreement are and shall continue to be in full force and effect with respect to the Collateral under this Agreement.
(c)The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Collateral Agent agrees, upon request by the Borrower and at its expense, to furnish copies of such filings to the Borrower.
(d)The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership, neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.
(e)Notwithstanding anything to the contrary herein, no action shall be required to create or perfect a security interest in the Collateral to the extent such creation or perfection would require (i) any filing other than a filing in the United States of America, any state thereof and the District of Columbia, (ii) other actions under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia or (iii) that any control agreements be obtained in respect thereof.
SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:
(a)Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.
(b) Each Grantor represents and warrants that, to the extent the Collateral consists of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered copyrights (and Copyrights for which United States applications are pending) that are material to the conduct of its business, a fully executed agreement in the form hereof or, alternatively, an Intellectual Property Security Agreement containing a description of all such Collateral has been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all such Collateral in which a security interest may be perfected by filing, recording or registration of any such document in the United States (or any political subdivision thereof) in accordance with Section 3.06(e).
(c)The Security Interest constitutes (i) a legal and valid security interest in all Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (iii) subject to the filings described in Section 3.02(b),

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a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.
(d)Schedule II correctly sets forth as of the Closing Date the percentage of the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests and Instruments required to be pledged or delivered to the Administrative Agent, as applicable, hereunder.
(e)The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof that are Subsidiaries of the Borrower and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, and to the knowledge of the Borrower, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.
(f)Schedule IV correctly sets forth as of the Closing Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) if required for the filing of a financing statement in any relevant jurisdiction, the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the federal taxpayer identification number, if any, of each Grantor.
(g)Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in Collateral to the extent such creation or perfection would require (i) any filing other than a filing in the United States of America, any state thereof and the District of Columbia, (ii) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia or (iii) that any control agreements be obtained in respect thereof.
(h)As of the Closing Date, no Grantor holds (i) any Commercial Tort Claims or (ii) any interest in any Chattel Paper, in each case, in an amount in excess of $25,000,000 individually, except as described in Schedule V.
(i)Each Grantor represents and warrants that the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the Closing Date, that such Grantor owns and that are material to the conduct of its business as of the Closing Date.
SECTION 3.03. Covenants.
(a)Subject to Section 3.02(g) and the limitations otherwise set forth herein and in the Credit Agreement, each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien which does not constitute a Permitted Lien.
(b)Subject to Section 3.02(h) and the limitations otherwise set forth herein and in the Credit Agreement, each Grantor agrees, upon written request by the Collateral Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents, and take all such actions as the Collateral Agent may from time to time reasonably deem necessary and request, to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith, in each case, in accordance with the requirements of this Agreement; provided that in no event shall any control agreements be required.

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(c)At its option, but only following five (5) Business Days’ written notice to each Grantor of its intent to do so, the Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral which do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 30 days after demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.
(d)Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.
(e)Notwithstanding any other provision of this Agreement, no Grantor shall be required to endorse, assign or deliver Pledged Securities (or deliver any instruments of assignment or transfer with respect thereto) evidencing ownership in any Immaterial Subsidiary or otherwise take any action to perfect any Security Interest in Pledged Collateral in any Immaterial Subsidiary other than the filings described in Section 3.01(b).
SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:
(a)Instruments. If any Grantor shall at any time hold or acquire any Instruments in excess of $25,000,000 individually, such Grantor shall, on or before the date on which financial statements are required to be delivered pursuant to Section 5.04(a) or (b) of the Credit Agreement for the fiscal quarter in which the relevant event occurred (or such longer period as the Collateral Agent may reasonably agree), endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.
(b)Investment Property. Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Pledged Securities, such Grantor shall, on or before the date on which financial statements are required to be delivered pursuant to Section 5.04(a) or (b) of the Credit Agreement for the fiscal quarter in which the relevant event occurred (or such longer period as the Collateral Agent may reasonably agree), endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the Collateral Agent in accordance with the terms of the Credit Agreement and endorsed to the Collateral Agent or endorsed in blank.
(c)Reserved.
(d)Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in excess of $25,000,000 individually, the Grantor shall, on or before the date on which financial statements are required to be delivered pursuant to Section 5.04(a) or (b) of the Credit Agreement for the fiscal quarter in which the relevant event occurred (or such longer period as the Collateral Agent may reasonably agree), notify the Collateral Agent thereof and deliver a written supplement to Schedule V, including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in
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the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
SECTION 3.05. Voting Rights; Dividends and Interest, Etc. Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the Collateral Agent shall have given the Grantors two (2) Business Days’ prior written notice of its intent to exercise its rights under this Agreement:
(a)Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents and applicable law.
(b)The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.
(c)Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, shall be and become part of the Pledged Collateral, and to the extent such noncash dividends, interest, principal or other distributions would constitute Pledged Collateral pursuant to clauses (a) or (b) of the definition of Pledged Collateral and is received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent) on or before the date on which financial statements are required to be delivered pursuant to Section 5.04(a) or (b) of the Credit Agreement for the fiscal quarter in which the relevant event occurred (or such longer period as the Collateral Agent may reasonably agree).
SECTION 3.06. Additional Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not, and will use commercially reasonable efforts to not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public.
(b)Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark in full force, free from any claim of abandonment or invalidity for non-use.
(c)Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws.
(d)Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
(e)Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property or United States federal registrations and pending applications for Patents, Trademarks

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and Copyrights after the Closing Date (collectively, “After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement. If any After-Acquired Intellectual Property is acquired by a Grantor, such Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable U.S. federally registered (or applications for U.S. federally registered) Patents, Trademarks and Copyrights owned by it on or before the date on which financial statements are required to be delivered pursuant to Section 5.04(a) or (b) of the Credit Agreement for the fiscal quarter in which the relevant event occurred (or such longer period as the Collateral Agent may reasonably agree), to the extent that such After-Acquired Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.
ARTICLE IV

Remedies
SECTION 4.01. Pledged Collateral. (a) Upon the occurrence and during the continuance of an Event of Default and with two (2) Business Days’ prior written notice to the Borrower, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion), to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default and with two (2) Business Days’ prior written notice to the relevant Grantor, the Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
(b)Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Borrower with two (2) Business Days’ prior written notice of the suspension of their rights under Section 3.05(c), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 3.05(c) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05(c) shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 3.05(c) and that remain in such account.
(c)Upon the occurrence and during the continuance of an Event of Default and with two (2) Business Days’ prior written notice to the Borrower, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 3.05(a), and the obligations of the Collateral Agent under Section 3.05(b), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights. To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 3.05(a), and the Collateral Agent shall again have the obligations under Section 3.05(b).
(d)Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

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SECTION 4.02. Uniform Commercial Code and Other Remedies. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), (b) to withdraw any and all cash or other Collateral from the Cash Collateral Account and to apply such cash and other Collateral to the payment of any and all Obligations in the manner provided in Section 4.03, (c) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (d) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem advisable, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent shall give each applicable Grantor ten (10) Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or
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any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.
Each Grantor irrevocably (until the Termination Date) makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.
SECTION 4.03. Application of Proceeds. (a)     Subject to Section 4.03(b) below, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent and the Collateral Agent in their capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and fees and indemnities payable to the Hedge Creditors and the Bank Products Creditors, ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Disbursements, ratably among the Lenders and Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Disbursements, amounts due in respect of Bank Products Obligations and the breakage or termination value under Hedging Obligations, and to cash collateralize that portion of L/C Exposure comprised of the aggregate Stated Amounts of Letters of Credit pursuant to cash collateral arrangements reasonably satisfactory to the Collateral Agent, ratably among the Lenders, Issuing Banks, Hedge Creditors and the Bank Products Creditors in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective

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aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, to the Borrower or as otherwise required by law.
(b)Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the Other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
(c)Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
SECTION 4.04. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable (until the Termination Date), nonexclusive license, subject in all respects to, and solely to the extent permitted by, the terms of any applicable then-existing licenses (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now or hereafter owned or licensed by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.
SECTION 4.05. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

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ARTICLE V

Indemnity, Subrogation and Subordination
SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that (x) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, in respect of its guarantee of a Direct Borrower Obligation, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (y) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, in respect of a guarantee of a Direct Borrower Obligation, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 5.02. Contribution and Subrogation. (a) Each Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Direct Borrower Obligation, or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy any guarantee of a Direct Borrower Obligation owed to any Secured Party, and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 6.15, the date of the supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this Section 5.02(a) shall be subrogated to the rights of such Claiming Subsidiary Guarantor under Section 5.01 to the extent of such payment.
(b)Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Other Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Other Obligation owed to any Secured Party, the Contributing Guarantor shall indemnify such other Guarantor (the “Claiming Guarantor”) in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 6.15, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02(b) shall be subrogated to the rights of such Claiming Guarantor to the extent of such payment.
SECTION 5.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Loan Document Obligations until the Termination Date; provided, that, if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.03. No failure on the part of any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.
ARTICLE VI

Miscellaneous
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SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
SECTION 6.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or Issuing Bank or on their behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date.
SECTION 6.03. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void), except as contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, restated, amended and restated, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.
SECTION 6.05. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05(a) of the Credit Agreement.
(b)Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees, as, and to the extent, set forth in Section 9.05(b) of the Credit Agreement.
(c)Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.05 shall survive the Termination Date.
SECTION 6.06. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default and after two (2) Business Days’ prior written notice to such Grantor, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable (until the Termination Date) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and after two (2) Business Days’ prior written notice to such Grantor, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of
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competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or the Cash Collateral Account, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith. The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.
SECTION 6.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.08. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. Except as otherwise provided herein, no notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO AND EACH OTHER SECURED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.
SECTION 6.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid

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provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 6.11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 6.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 6.13. Jurisdiction; Consent to Service of Process. (a) Each of the Grantors and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Collateral Agent retains the right to bring proceedings against any Grantor in the courts of any other jurisdiction solely in connection with the exercise of its rights in respect of the Collateral under this Agreement.
(b)Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of the Collateral Agent or the Grantors to serve process in any other manner permitted by law.
SECTION 6.14. Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate on the Termination Date (other than to the extent any funds are on deposit in the Cash Collateral Account in respect of any L/C Backstop, in which case, the Security Interest in such Cash Collateral Account shall continue until released by the relevant Issuing Bank).
(b)A Guarantor shall automatically be released from its obligations hereunder, and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released, as and when provided in Section 9.17(a)(iii) of the Credit Agreement. The Security Interest in any Collateral shall be automatically released as and when provided in Section 9.17(a)(i) of the Credit Agreement.
(c)In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.14 shall be without recourse to or representation or warranty by the Collateral Agent (other than any representation and warranty that the Collateral Agent has the authority to execute and deliver such documents) or any Secured Party. Without limiting the provisions of Section 6.05, the Borrower shall reimburse the Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses, including the

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fees, charges and expenses of one primary counsel and, if reasonably necessary, one local counsel in any relevant material jurisdiction, incurred by it in connection with any action contemplated by this Section 6.14.
(d)At any time that the respective Grantor desires that the Collateral Agent take any action described in preceding paragraph (d) above, it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 6.14.
SECTION 6.15. Additional Subsidiaries. Pursuant to Section 5.09 of the Credit Agreement, each wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary) that was not in existence or not a subsidiary on the Closing Date is required to enter into this Agreement as a Subsidiary Guarantor and a Grantor within such periods set forth in the Credit Agreement. Upon execution and delivery by the Collateral Agent and such subsidiary of a supplement in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder or the Collateral Agent. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
SECTION 6.16. Security Interest and Obligations Absolute. Subject to Section 6.14 hereof, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Section 9.08 of the Credit Agreement), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
SECTION 6.17. Reaffirmation. Upon the execution and delivery of this Agreement by the Borrower and each Grantor and Guarantor party hereto and the Collateral Agent, this Agreement shall supersede all provisions of the Existing Collateral Agreement as of the date hereof. The Borrower and each other Grantor party hereto hereby agrees that, notwithstanding the execution and delivery of this Agreement, the liens and security interests in assets and property of the Grantors hereunder created and provided for under the Existing Collateral Agreement continue in effect under and pursuant to the terms of this Agreement for the benefit of all of the Secured Obligations, as defined herein, and each of the instruments and documents executed and delivered pursuant to the terms of the Existing Collateral Agreement with respect to assets and property of the Grantors hereunder (including, without limitation, all currently filed UCC financing statements and IP Security Agreements, as defined herein, in favor of the Collateral Agent for the benefit of the Secured Parties) shall continue in full force and effect securing the Secured Obligations, as defined herein, and all references therein to the Existing Collateral Agreement or any other instrument or document executed and delivered in connection therewith shall be deemed a reference to this Agreement. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Existing Collateral Agreement as to the indebtedness and obligations which would otherwise be secured thereby prior to giving effect to this Agreement.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ENERGIZER HOLDINGS, INC.
ENERGIZER INVESTMENT COMPANY
ENERGIZER BRANDS, LLC
ENERGIZER, LLC
ENERGIZER MANUFACTURING, INC.
ENERGIZER INTERNATIONAL, INC.
ENERGIZER INTERNATIONAL SUB, LLC
ENERGIZER AUTO BRANDS, INC.
ENERGIZER AUTO, INC.
ENERGIZER AUTO MANUFACTURING, INC. ENERGIZER AUTO SALES, INC.
ENERGIZER BRANDS III LLC, each as a Grantor and Guarantor
By:___/s/ John J. Drabik_______________________
Name:    John J. Drabik
Title    Executive Vice President and Chief            Financial Officer of the Borrower and             Vice President of each Guarantor
[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Collateral Agent
By: /s/ Rohan Bhatia
Name: Rohan Bhatia
Title: Vice President

[Signature Page to Amended and Restated Guarantee and Collateral Agreement]

Exhibit C*

Amended and Restated Intellectual Property Security Agreements

[Omitted.]